AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER ___, 2007

REGISTRATION STATEMENT NO. 333-143449

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
REGISTRATION STATEMENT ON FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SKYSTAR BIO-PHARMACEUTICAL COMPANY
(Name of Small Business Issuer in Its Charter)

Nevada	2834	33-0901534
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employee Identification No.)

Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South,
Gaoxin District, Xian Province, P.R. China

(8629) 8819-3188
(Address and telephone number of principal executive
offices and principal place of business)

COPY TO:

Ryan S. Hong, Esq.
Francis Chen, Esq.
RICHARDSON & PATEL LLP
10900 Wilshire Boulevard, Suite 500
Los Angeles, California 90024
(310) 208-1182

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE
EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (3)		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock, $.001 par value per share, underlying our Convertible Debentures	2,287,944	(1)	$1.15	(2)	$2,631,135.60	(2)	$80.78
Total	2,287,944				$2,631,135.60	(2)	$80.78

(1) Represents 2,035,944 shares of common stock underlying the 8% convertible debentures (“Convertible Debentures”) our private placement completed on February 28, 2007, and 252,000 shares of common stock underlying the accrued interest of the Convertible Debentures through their maturity date.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average of the high ($1.20) and low ($1.10) prices of the common stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on September 7, 2007.

(3) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Act”), this Registration Statement also covers such indeterminate number of additional shares of common stock as may be issuable solely upon conversion of the Convertible Debentures solely to prevent dilution resulting from stock splits, stock dividends or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

SUBJECT TO COMPLETION, DATED SEPTEMBER ___, 2007

PROSPECTUS
SKYSTAR BIO-PHARMACEUTICAL COMPANY

2,287,944 shares of Common Stock

This prospectus covers the resale by selling stockholders named on page 20 of up to 2,287,944 shares of our common stock, no par value, which include:

●	2,035,944 shares of common stock underlying the Convertible Debentures, issued in conjunction with our private placement completed on February 28, 2007

●	252,000 shares of common stock underlying the accrued interest of the Convertible Debentures of certain Selling Stockholders through their maturity date

This offering is not being underwritten. These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any of the proceeds from the sale of these shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled "Description of Securities."

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering will be determined by the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, at negotiated prices or prices determined, from time to time by the selling stockholders. See "Plan of Distribution."

Our common stock is currently listed on the Over the Counter Bulletin Board under the symbol “SKBI.” On September 7, 2007, the closing price of the shares was $1.20 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2007.

TABLE OF CONTENTS

Prospectus Summary	5
Risk Factors	6
Use of Proceeds	20
Selling Stockholders	20
Plan of Distribution	22
Legal Proceedings	24
Officers and Directors	24
Security Ownership of Certain Beneficial Owners and Management	26
Description of Securities	27
Legal Matters	34
Experts	34
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	34
Description of Business	35
Selected Consolidated Financial Data	42
Management’s Discussion and Analysis of Financial Condition and Results of Operations	43
Description of Property	48
Certain Relationships and Related Transactions	50
Market For Common Equity and Related Stockholder Matters	51
Dividend Policy	52
Executive Compensation	52
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	53
Where You Can Find More Information	54
Financial Statements	54

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under “Prospectus Summary”, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. This prospectus may contain market data related to our business, which may have been included in articles published by independent industry sources. Although we believe these sources are reliable, we have not independently verified this market data. This market data includes projections that are based on a number of assumptions. If any one or more of these assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as other pubic reports which may be filed with the United States Securities and Exchange Commission (the "SEC"). You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law. Neither the Private Securities Litigation Reform Act of 1995 nor Section 27A of the Securities Act of 1933 provides any protection for statements made in this prospectus.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled "Risk Factors" and our consolidated financial statements and the related notes. In this prospectus, we refer to SKYSTAR BIO-PHARMACEUTICAL COMPANY as “Skystar”, "our company," "we," "us" and "our."

OUR COMPANY

SKYSTAR BIO-PHARMACEUTICAL COMPANY (“Skystar”) is engaged in research, development, production, marketing and sales of bio-pharmaceutical and veterinary products. Our business divisions include a bio-pharmaceutical products division, a veterinary drugs division, a fodder or feed additive division, and a microorganism preparation division.

Currently, we have four product lines:

1.	Our Bio-pharmaceutical veterinary vaccine line currently includes over 10 different products;

2.	Our Veterinary Medicine line for poultry and livestock currently includes over 40 products;

3.	Our Feed Additives line currently includes over 10 products; and

4.	Our Micro-organism products line currently includes over 10 products.

Among our prominent products is DLV chicken vaccine for prevention of avian coccidiosis disease. DLV chicken vaccine is safe, effective and easy to administer, and may save costs by as much as 60% as compared to using chemical medicines. With ongoing research and development, management expects that we will continue to introduce new products to the market.

Skystar owns all of the capital stock of Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd., a Cayman Island company (“Skystar Cayman”). Since incorporation, Skystar Cayman has not conducted any substantive operations of its own and conducts its primary business operations through its variable interest entity (“VIE”), Xian Tianxing Bio-Pharmaceutical Co., Ltd. (“Xian Tianxing”). The People’s Republic of China (“PRC”) law currently has limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, we operate our bio-pharmaceutical business in China through Xian Tianxing. Xian Tianxing holds the licenses and approvals necessary to operate our bio-pharmaceutical business in China. We have contractual arrangements with Xian Tianxing and its shareholders pursuant to which we provide technology consulting and other general business operation services to Xian Tianxing. Through these contractual arrangements, we also have the ability to substantially influence Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval. As a result of these contractual arrangements, which enable us to control Xian Tianxing, we are considered the primary beneficiary of Xian Tianxing. Accordingly, we consolidate Xian Tianxing’s results, assets and liabilities in our financial statements.

In fiscal 2006, our revenues were $9,796,324 and our net income was $1,175,142. In fiscal 2005, our revenues were $5,939,416 and our net income was $1,467,518.

RECENT FINANCING

On February 28, 2007, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated February 26, 2007, with several institutional and accredited investors (the “Purchasers”) pursuant to which Skystar sold to the Purchasers $4.075 million in aggregate principal amount of 8% convertible debentures due February 28, 2009 (the “Convertible Debentures”), and warrants to purchase 4,075,000 shares of our common stock (the “Warrants”), in a private placement pursuant to Regulation D under the Securities Act of 1933 (the “Transaction”). Pursuant to a Registration Rights Agreement dated February 26, 2007 that Skystar executed with the Purchasers on February 28, 2007, Skystar agreed to register all shares of common stock underlying the conversion of the Convertible Debentures and the anticipated accrued interest through the maturity date of the Convertible Debentures in a resale registration statement (the “Registration Statement”). The Transaction closed on February 28, 2007.

Gross proceeds from the sale were $4.075 million, of which $285,250 was paid to Pacific Ridge Capital (“Placement Agent”) who served as placement agent for the transaction and $52,500 were paid to counsel for the Purchasers in connection with the transaction. The Company also issued to the Placement Agent and its designees warrants to purchase an aggregate of 570,500 shares with an exercise price of $1.00 per share and an expiration date of February 28, 2012. We received net proceeds of $3,737,250 from the sale of these securities.

We plan to use the proceeds from the Transaction for general corporate purposes including for the completion of the construction of our new manufacturing facilities.

Skystar is a Nevada corporation. Our principal executive offices are located at Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xian Province, P.R. China. Our telephone number is (8629) 8819-3188.

THE OFFERING

The shares we are registering for this offering consist of 2,287,944 shares of common stock underlying the conversion of principal of, and anticipated accrued interest through the maturity date of, the Convertible Debentures issued in conjunction with our private placement offering completed on February 28, 2007. We are registering shares of our common stock for sale by the selling stockholders identified in the section of this prospectus entitled "Selling Stockholders."

The shares of common stock offered under this prospectus may be sold by the selling security holders on the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling stockholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus captioned "Selling Stockholders," and "Plan of Distribution," respectively. We will not receive any of the proceeds from those sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling stockholders.

  RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

Our limited operating history makes it difficult to evaluate our future prospects and results of operations.

We have a limited operating history. Xian Tianxing commenced operations in 1997 and first achieved profitability in the quarter ended 1999. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries such as the bio-pharmaceutical industry in China. Some of these risks and uncertainties relate to our ability to:

•	maintain our position as one of the market leaders in China;

•	offer new and innovative products to attract and retain a larger customer base;

•	attract additional customers and increase spending per customer;

•	increase awareness of our brand and continue to develop user and customer loyalty;

•	respond to competitive market conditions;

•	respond to changes in our regulatory environment;

•	manage risks associated with intellectual property rights;

•	maintain effective control of our costs and expenses;

•	raise sufficient capital to sustain and expand our business;

•	attract, retain and motivate qualified personnel; and

•	upgrade our technology to support additional research and development of new products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We may need to obtain additional financing to execute our business plan.

The revenues from the production and sale of bio-pharmaceutical products and the projected revenues from these products are not adequate to support our expansion and product development programs.  Despite our recent financing, we may need additional funds to build our new production facilities, pursue further research and development, obtain regulatory approvals; file, prosecute, defend and enforce our intellectual property rights and market our products. Should such needs arise, we will seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources.  We could enter into collaborative arrangements for the development of particular products that would lead to our relinquishing some or all rights to the related technology or products.

There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary.  The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.

Our success depends on collaborative partners, licensees and other third parties over whom we have limited control.

Due to the complexity of the process of developing bio-pharmaceuticals, our core business depends on arrangements with bio-pharmaceutical institutes, corporate and academic collaborators, licensors, licensees and others for the research, development, clinical testing, technology rights, manufacturing, marketing and commercialization of our products. We have various research collaborations and outsource other business functions.  Our license agreements could obligate us to diligently bring potential products to market, make milestone payments and royalties that, in some instances, could be substantial, and incur the costs of filing and prosecuting patent applications.  There are no assurances that we will be able to establish or maintain collaborations that are important to our business on favorable terms, or at all. A number of risks arise from our dependence on collaborative agreements with third parties.  Product development and commercialization efforts could be adversely affected if any collaborative partner:

•	terminates or suspends its agreement with us

•	causes delays

•	fails to timely develop or manufacture in adequate quantities a substance needed in order to conduct clinical trials

•	fails to adequately perform clinical trials

•	determines not to develop, manufacture or commercialize a product to which it has rights or

•	otherwise fails to meet its contractual obligations.

Our collaborative partners could pursue other technologies or develop alternative products that could compete with the products we are developing.

The profitability of our products will depend in part on our ability to protect proprietary rights and operate without infringing the proprietary rights of others.

The profitability of our products will depend in part on our ability to obtain and maintain patents and licenses and preserve trade secrets, and the period our intellectual property remains exclusive.  We must also operate without infringing the proprietary rights of third parties and without third parties circumventing our rights. The patent positions of bio-pharmaceutical and biotechnology enterprises, including ours, are uncertain and involve complex legal and factual questions for which important legal principles are largely unresolved.  For example, no consistent policy has emerged regarding the breadth of biotechnology patent claims that are granted by the U.S. Patent and Trademark Office or enforced by the U.S. federal courts.  In addition, the scope of the originally claimed subject matter in a patent application can be significantly reduced before a patent is issued.  The biotechnology patent situation outside the U.S. is even more uncertain, is currently undergoing review and revision in many countries, and may not protect our intellectual property rights to the same extent as the laws of the U.S.  Because patent applications are maintained in secrecy in some cases, we cannot be certain that we or our licensors are the first creators of inventions described in our pending patent applications or patents or the first to file patent applications for such inventions.

Other companies may independently develop similar products and design around any patented products we develop.  We cannot assure you that:

•	any of our patent applications will result in the issuance of patents

•	we will develop additional patentable products

•	the patents we have been issued will provide us with any competitive advantages

•	the patents of others will not impede our ability to do business; or

•	third parties will not be able to circumvent our patents.

A number of pharmaceutical, biotechnology, research and academic companies and institutions have developed technologies, filed patent applications or received patents on technologies that may relate to our business.  If these technologies, applications or patents conflict with ours, the scope of our current or future patents could be limited or our patent applications could be denied.  Our business may be adversely affected if competitors independently develop competing technologies, especially if we do not obtain, or obtain only narrow, patent protection.  If patents that cover our activities are issued to other companies, we may not be able to obtain licenses at a reasonable cost, or at all; develop our technology; or introduce, manufacture or sell the products we have planned.

Patent litigation is becoming widespread in the biotechnology industry.  Such litigation may affect our efforts to form collaborations, to conduct research or development, to conduct clinical testing or to manufacture or market any products under development.  There are no assurances that our patents would be held valid or enforceable by a court or that a competitor’s technology or product would be found to infringe our patents in the event of patent litigation.  Our business could be materially affected by an adverse outcome to such litigation.  Similarly, we may need to participate in interference proceedings declared by the U.S. Patent and Trademark Office or equivalent international authorities to determine priority of invention.  We could incur substantial costs and devote significant management resources to defend our patent position or to seek a declaration that another company’s patents are invalid.

Much of our know-how and technology may not be patentable, though it may constitute trade secrets. There are no assurances that we will be able to meaningfully protect our trade secrets.  We cannot assure you that any of our existing confidentiality agreements with employees, consultants, advisors or collaborators will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.  Collaborators, advisors or consultants may dispute the ownership of proprietary rights to our technology, for example by asserting that they developed the technology independently.

We may encounter difficulties in manufacturing our products.

Before our products can be profitable, they must be produced in commercial quantities in a cost-effective manufacturing process that complies with regulatory requirements, including GMP, production and quality control regulations.  If we cannot arrange for or maintain commercial-scale manufacturing on acceptable terms, or if there are delays or difficulties in the manufacturing process, we may not be able to conduct clinical trials, obtain regulatory approval or meet demand for our products. Production of our products could require raw materials which are scarce or which can be obtained only from a limited number of sources.  If we are unable to obtain adequate supplies of such raw materials, the development, regulatory approval and marketing of our products could be delayed.

We could need more clinical trials or take more time to complete our clinical trials than we have planned.

Clinical trials vary in design by factors including dosage, end points, length, and controls.  We may need to conduct a series of trials to demonstrate the safety and efficacy of our products.  The results of these trials may not demonstrate safety or efficacy sufficiently for regulatory authorities to approve our products. Further, the actual schedules for our clinical trials could vary dramatically from the forecasted schedules due to factors including changes in trial design, conflicts with the schedules of participating clinicians and clinical institutions, and changes affecting product supplies for clinical trials.

We rely on collaborators, including academic institutions, governmental agencies and clinical research organizations, to conduct, supervise, monitor and design some or all aspects of clinical trials involving our products.  Since these trials depend on governmental participation and funding, we have less control over their timing and design than trials we sponsor.  Delays in or failure to commence or complete any planned clinical trials could delay the ultimate timelines for our product releases.  Such delays could reduce investors’ confidence in our ability to develop products, likely causing our share price to decrease.

We may not be able to obtain the regulatory approvals or clearances that are necessary to commercialize our products.

The PRC and other countries impose significant statutory and regulatory obligations upon the manufacture and sale of bio-pharmaceutical products.  Each regulatory authority typically has a lengthy approval process in which it examines pre-clinical and clinical data and the facilities in which the product is manufactured.  Regulatory submissions must meet complex criteria to demonstrate the safety and efficacy of the ultimate products.  Addressing these criteria requires considerable data collection, verification and analysis.  We may spend time and money preparing regulatory submissions or applications without assurances as to whether they will be approved on a timely basis or at all.

Our product candidates, some of which are currently in the early stages of development, will require significant additional development and pre-clinical and clinical testing prior to their commercialization. These steps and the process of obtaining required approvals and clearances can be costly and time-consuming.  If our potential products are not successfully developed, cannot be proven to be safe and effective through clinical trials, or do not receive applicable regulatory approvals and clearances, or if there are delays in the process:

•	the commercialization of our products could be adversely affected;

•	any competitive advantages of the products could be diminished; and

•	revenues or collaborative milestones from the products could be reduced or delayed.

Governmental and regulatory authorities may approve a product candidate for fewer indications or narrower circumstances than requested or may condition approval on the performance of post-marketing studies for a product candidate.  Even if a product receives regulatory approval and clearance, it may later exhibit adverse side effects that limit or prevent its widespread use or that force us to withdraw the product from the market.

Any marketed product and its manufacturer will continue to be subject to strict regulation after approval.  Results of post-marketing programs may limit or expand the further marketing of products.  Unforeseen problems with an approved product or any violation of regulations could result in restrictions on the product, including its withdrawal from the market and possible civil actions.

In manufacturing our products we will be required to comply with applicable good manufacturing practices regulations, which include requirements relating to quality control and quality assurance, as well as the maintenance of records and documentation.  We cannot comply with regulatory requirements, including applicable good manufacturing practice requirements, we may not be allowed to develop or market the product candidates.  If we or our manufacturers fail to comply with applicable regulatory requirements at any stage during the regulatory process, we may be subject to sanctions, including fines, product recalls or seizures, injunctions, refusal of regulatory agencies to review pending market approval applications or supplements to approve applications, total or partial suspension of production, civil penalties, withdrawals of previously approved marketing applications and criminal prosecution.

Competitors may develop and market bio-pharmaceutical products that are less expensive, more effective or safer, making our products obsolete or uncompetitive.

Some of our competitors and potential competitors have greater product development capabilities and financial, scientific, marketing and human resources than we do.  Technological competition from biopharmaceutical companies and biotechnology companies is intense and is expected to increase.  Other companies have developed technologies that could be the basis for competitive products.  Some of these products have an entirely different approach or means of accomplishing the desired curative effect than products we are developing.  Alternative products may be developed that are more effective, work faster and are less costly than our products.  Competitors may succeed in developing products earlier than us, obtaining approvals and clearances for such products more rapidly than us, or developing products that are more effective than ours.  In addition, other forms of treatment may be competitive with our products. Over time, our technology or products may become obsolete or uncompetitive.

Our products may not gain market acceptance.

Our products may not gain market acceptance in the agricultural community.  The degree of market acceptance of any product depends on a number of factors, including establishment and demonstration of clinical efficacy and safety, cost-effectiveness, clinical advantages over alternative products, and marketing and distribution support for the products.  Limited information regarding these factors is available in connection with our products or products that may compete with ours.

To directly market and distribute our bio-pharmaceutical products, we or our collaborators require a marketing and sales force with appropriate technical expertise and supporting distribution capabilities.  We may not be able to further establish sales, marketing and distribution capabilities or enter into arrangements with third parties on acceptable terms.  If we or our partners cannot successfully market and sell our products, our ability to generate revenue will be limited.

Our operations and the use of our products could subject us to damages relating to injuries or accidental contamination.

Our research and development processes involve the controlled use of hazardous materials.  We are subject to federal, provincial and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and waste products.  The risk of accidental contamination or injury from handling and disposing of such materials cannot be completely eliminated. In the event of an accident involving hazardous materials, we could be held liable for resulting damages.  We are not insured with respect to this liability. Such liability could exceed our resources.  In the future we could incur significant costs to comply with environmental laws and regulations.

If we were successfully sued for product liability, we could face substantial liabilities that may exceed our resources.

We may be held liable if any product we develop, or any product which is made using our technologies, causes injury or is found unsuitable during product testing, manufacturing, marketing, sale or use. These risks are inherent in the development of agricultural and bio-pharmaceutical products. We currently do not have product liability insurance. We are not insured with respect to this liability. If we choose to obtain product liability insurance but cannot obtain sufficient insurance coverage at an acceptable cost or otherwise protect against potential product liability claims, the commercialization of products that we develop may be prevented or inhibited. If we are sued for any injury caused by our products, our liability could exceed our total assets.

We have no business liability or disruption insurance coverage.

The insurance industry in China is still at an early stage of development. Insurance companies in China offer limited business insurance products. We do not have any business liability or disruption insurance coverage for our operations in China. Any business disruption, litigation or natural disaster may result in our incurring substantial costs and the diversion of our resources.

Our success depends on attracting and retaining qualified personnel.

We depend on a core management and scientific team.  The loss of any of these individuals could prevent us from achieving our business objective of commercializing our product candidates.  Our future success will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing and government regulation.  We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations.  If our recruitment and retention efforts are unsuccessful, our business operations could suffer.

Risks Related to Our Corporate Structure

PRC laws and regulations governing our businesses and the validity of certain of our contractual arrangements are uncertain. If we are found to be in violation, we could be subject to sanctions. In addition, changes in such PRC laws and regulations may materially and adversely affect our business.

There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with our affiliated Chinese entity, Xian Tianxing, and its shareholders. We are considered a foreign person or foreign invested enterprise under PRC law. As a result, we are subject to PRC law limitations on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

We may be adversely affected by complexity, uncertainties and changes in PRC regulation of bio-pharmaceutical business and companies, including limitations on our ability to own key assets.

The PRC government regulates the bio-pharmaceutical industry including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the bio-pharmaceutical industry. These laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainty. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be a violation of applicable laws and regulations. Issues, risks and uncertainties relating to PRC government regulation of the bio-pharmaceutical industry include the following:

•	we only have contractual control over Xian Tianxing. We do not own it due to the restriction of foreign investment in Chinese businesses; and

•
uncertainties relating to the regulation of the bio-pharmaceutical business in China, including evolving licensing practices, means that permits, licenses or operations at our company may be subject to challenge. This may disrupt our business, or subject us to sanctions, requirements to increase capital or other conditions or enforcement, or compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, bio-pharmaceutical businesses in China, including our business.

In order to comply with PRC laws limiting foreign ownership of Chinese companies, we conduct our bio-pharmaceutical business through Xian Tianxing by means of contractual arrangements. If the PRC government determines that these contractual arrangements do not comply with applicable regulations, our business could be adversely affected.

The PRC government restricts foreign investment in bio-pharmaceutical businesses in China. Accordingly, we operate our business in China through Xian Tianxing, a Chinese joint stock company. Xian Tianxing holds the licenses and approvals necessary to operate our website and our online advertising business in China. We have contractual arrangements with Xian Tianxing and its shareholders that allow us to substantially control Xian Tianxing. We cannot assure you, however, that we will be able to enforce these contracts.

Although we believe we comply with current PRC regulations, we cannot assure you that the PRC government would agree that these operating arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future. If the PRC government determines that we do not comply with applicable law, it could revoke our business and operating licenses, require us to discontinue or restrict our operations, restrict our right to collect revenues, require us to restructure our operations, impose additional conditions or requirements with which we may not be able to comply, impose restrictions on our business operations or on our customers, or take other regulatory or enforcement actions against us that could be harmful to our business.

Our contractual arrangements with Xian Tianxing and its shareholders may not be as effective in providing control over these entities as direct ownership.

Since PRC law limits foreign equity ownership in bio-pharmaceutical companies in China, we operate our business through Xian Tianxing. We have no equity ownership interest in Xian Tianxing and rely on contractual arrangements to control and operate such businesses. These contractual arrangements may not be as effective in providing control over Xian Tianxing as direct ownership. For example, Xian Tianxing could fail to take actions required for our business despite its contractual obligation to do so. If Xian Tianxing fails to perform under their agreements with us, we may have to rely on legal remedies under PRC law, which may not be effective. In addition, we cannot assure you that either of Xian Tianxing’s shareholders would always act in our best interests.

The Chairman of the Board of Directors of Xian Tianxing has potential conflicts of interest with us, which may adversely affect our business.

Weibing Lu, our Chief Executive Officer, is also the Chairman of the Board of Directors of Xian Tianxing. Conflicts of interests between his duties to our company and Xian Tianxing may arise. As Mr. Lu is a director and executive officer of our company, he has a duty of loyalty and care to us under U.S. and Cayman Islands law when there are any potential conflicts of interests between our company and Xian Tianxing. We cannot assure you, however, that when conflicts of interest arise, Mr. Lu will act completely in our interests or that conflicts of interests will be resolved in our favor. In addition, Mr. Lu could violate his legal duties by diverting business opportunities from us to others. If we cannot resolve any conflicts of interest between us and Mr. Lu, we would have to rely on legal proceedings, which could result in the disruption of our business.

Risks Related to Doing Business in China

Adverse changes in economic and political policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could adversely affect our business.

Substantially all of our business operations are conducted in China. Accordingly, our results of operations, financial condition and prospects are subject to a significant degree to economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past 20 years, growth has been uneven across different regions and among various economic sectors of China. The PRC government has implemented various measures to encourage economic development and guide the allocation of resources. Some of these measures benefit the overall PRC economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. Since early 2004, the PRC government has implemented certain measures to control the pace of economic growth. Such measures may cause a decrease in the level of economic activity in China, which in turn could adversely affect our results of operations and financial condition.

If PRC law were to phase out the preferential tax benefits currently being extended to foreign invested enterprises and “new or high-technology enterprises” located in a high-tech zone, we would have to pay more taxes, which could have a material and adverse effect on our financial condition and results of operations.

Under PRC laws and regulations, a foreign invested enterprise may enjoy preferential tax benefits if it is registered in a high-tech zone and also qualifies as “new or high-technology enterprise”. As a foreign invested enterprise as well as a certified “new or high-technology enterprise” located in a high-tech zone in Xian, the Company has been approved as a new technology enterprise and under PRC Income Tax Laws, it is entitled to a preferential tax rate of 15%. If the PRC law were to phase out preferential tax benefits currently granted to “new or high-technology enterprises” and technology consulting services, we would be subject to the standard statutory tax rate, which currently is 33%, and we would be unable to obtain business tax refunds for our provision of technology consulting services. Loss of these preferential tax treatments could have a material and adverse effect on our financial condition and results of operations.

Xian Tianxing are subject to restrictions on making payments to us.

We are a holding company incorporated in the Cayman Islands and do not have any assets or conduct any business operations other than our investments in our affiliated entity in China, Xian Tianxing. As a result of our holding company structure, we rely entirely on payments from Xian Tianxing under our contractual arrangements. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of China. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency. See “Government control of currency conversion may affect the value of your investment.” Furthermore, if our affiliated entity in China incurs debt on their own in the future, the instruments governing the debt may restrict their ability to make payments. If we are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our ordinary shares.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct our business primarily through our affiliated Chinese entity, Xian Tianxing. Our operations in China are governed by PRC laws and regulations. We are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to wholly foreign-owned enterprises. The PRC legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until some time after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us, our management or the experts named in the prospectus.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, all of our senior executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon our senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. Moreover, our PRC counsel has advised us that the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current structure, our income is primarily derived from payments from Xian Tianxing. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries and our affiliated entity to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

Fluctuation in the value of RMB may have a material adverse effect on your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions. Our revenues and costs are mostly denominated in RMB, while a significant portion of our financial assets are denominated in U.S. dollars. We rely entirely on fees paid to us by our affiliated entity in China. Any significant fluctuation in value of RMB may materially and adversely affect our cash flows, revenues, earnings and financial position, and the value of, and any dividends payable on, our stock in U.S. dollars. For example, an appreciation of RMB against the U.S. dollar would make any new RMB denominated investments or expenditures more costly to us, to the extent that we need to convert U.S. dollars into RMB for such purposes. An appreciation of RMB against the U.S. dollar would also result in foreign currency translation losses for financial reporting purposes when we translate our U.S. dollar denominated financial assets into RMB, as RMB is our reporting currency.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of SARS or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. Any prolonged recurrence of SARS or other adverse public health developments in China may have a material adverse effect on our business operations. For instance, health or other government regulations adopted in response may require temporary closure of our production facilities or of our offices. Such closures would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of SARS or any other epidemic.

Risks Related to an Investment in Our Securities

The full conversion or exercise of the Convertible Debentures and the Warrants could result in the substantial dilution of the company in terms of a particular percentage ownership in the company as well as the book value of the common shares. The sale of a large amount of common shares received upon exercise of the Warrants on the public market to finance the exercise price or to pay associated income taxes, or the perception that such sales could occur, could substantially depress the prevailing market prices for our shares.

The conversion or exercise price of the Convertible Debentures and the Warrants may be less than the current market price for our common shares. In the event of conversion or exercise of these securities, a shareholder could suffer substantial dilution of his, her or its investment in terms of the percentage ownership in us as well as the book value of the common shares held. Full conversion and exercise of the Convertible Debentures and the Warrants would increase the outstanding common shares as of September 7, 2007 by approximately 68.46% to approximately 21,688,299 shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We intend to retain all earnings for our operations.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common shares, and may result in decreased liquidity for our common shares and increased transaction costs for sales and purchases of our common shares as compared to other securities.

Our common shares are thinly traded and, you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

We cannot predict the extent to which an active public market for its common stock will develop or be sustained. We do not rule out the possibility of applying for listing on the Nasdaq National Market or other exchanges, but cannot assure you that listing on other exchanges will ever occur.

Our common shares have historically been sporadically or “thinly-traded” on the “Over-the-Counter Bulletin Board”, meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company with a small and thinly traded “float” and lack of current revenues that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common shares is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our common shares are sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our lack of revenues or profits to date and uncertainty of future market acceptance for our current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. The following factors may add to the volatility in the price of our common shares: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; the termination of our contractual agreements with Xian Tianxing; and additions or departures of our key personnel, as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this Registration Statement. Many of these factors are beyond our control and may decrease the market price of our common shares, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common shares will be at any time, including as to whether our common shares will sustain their current market prices, or as to what effect that the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Our corporate actions are substantially controlled by our principal shareholders and affiliated entities.

Our principal shareholders and their affiliated entities will own approximately 46.02% of our outstanding ordinary shares, representing approximately 46.02% of our voting power. These shareholders, acting individually or as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these principal shareholders and their affiliated entities, elections of our board of directors will generally be within the control of these shareholders and their affiliated entities. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with these principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of the company.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation do not contain any specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, however we are prepared to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes as well as proposed legislative initiatives following the Enron bankruptcy are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Past company activities prior to the Share Exchange may lead to future liability for the company.

Prior to our entry into the contractual arrangements with Xian Tianxing on October 28, 2005, we engaged in businesses unrelated to its current operations. Although the CGPN Shareholders provided certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which Skystar is not completely indemnified may have a material adverse effect on Skystar.

The market price for our stock may be volatile.

The market price for our stock may be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	conditions in bio-pharmaceutical and agricultural markets;

•	changes in the economic performance or market valuations of other bio-pharmaceutical companies;

•	announcements by us or our competitors of new products, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between RMB and the U.S. dollar;

•	intellectual property litigation; and

•	general economic or political conditions in China.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our stock.

We may need additional capital, and the sale of additional shares or other equity securities could result in additional dilution to our shareholders.

We believe that our current cash and cash equivalents, anticipated cash flow from operations and the net proceeds from our recent financing will be sufficient to meet our anticipated cash needs for the near future. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting. In addition, an independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting. Our management may conclude that our internal controls over our financial reporting are not effective. Moreover, even if our management concludes that our internal controls over financial reporting are effective, our independent registered public accounting firm may still decline to attest to our management’s assessment or may issue a report that is qualified if it is not satisfied with our controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. Our reporting obligations as a public company will place a significant strain on our management, operational and financial resources and systems for the foreseeable future. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We will incur increased costs as a result of being a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by SEC, has required changes in corporate governance practices of public companies. We expect these new rules and regulations to increase our legal, accounting and financial compliance costs and to make certain corporate activities more time-consuming and costly. In addition, we will incur additional costs associated with our public company reporting requirements. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders. All proceeds from the sale of the shares offered hereby will be for the account of the selling stockholders, as described below in the sections entitled "Selling Stockholders" and "Plan of Distribution." With the exception of any brokerage fees and commission which are the obligation of the selling stockholders, we are responsible for the fees, costs and expenses of this offering which are estimated to be $120,152.37, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses.

All of the shares covered by this prospectus are, prior to their sale under this prospectus, issuable upon conversion of our Convertible Debentures or accrued interest. The decision to issue shares in payment of interest is in our sole discretion, except that such shares may be issued only if the resale of such securities is covered by an effective registration statement.

SELLING STOCKHOLDERS

We are registering shares of common stock that that may become issuable upon conversion of our Convertible Debentures in the aggregate principal amount of $4,075,000 and some of the anticipated accrued interest through the maturity date of the Convertible Debentures, at $1.00 per share. The Convertible Debentures were issued to the Selling Stockholders in a private placement offering which closed on February 28, 2007. The Convertible Debentures were issued in transactions exempt from the registration requirements of the 1933 Act under Section 4(2) of the 1933 Act to persons reasonably believed to be "accredited investors" as defined in Regulation D under the 1933 Act. Pursuant to the terms of the securities purchase agreement and related agreements under which the Convertible Debentures were issued, we agreed to file this registration statement in order to permit those investors to sell the shares underlying the Convertible Debentures.

The total number of shares being sought to be registered for the Selling Stockholders in the aggregate (the “Total Registrable Shares”) is determined at 33% of the aggregate number of our common shares as of September 7, 2007 that are held by public shareholders who are not affiliates of Skystar.

Based on the Total Registrable Shares, we determined the number of shares being sought to be registered for each Selling Stockholder (excepting Premier RENN US Emerging Growth Fund Limited (“Premier RENN”), US Special Opportunities Trust PLC (“USSO”) and Renaissance US Growth Investment Trust PLC (“USGI”)) under the Registration Statement by dividing the sum of the aggregate principal of the Selling Shareholder’s Debenture and the aggregate anticipated interest through the maturity date of the Debenture (assuming full conversion of the principal and the anticipated interest) by the conversion price of $1.00 per share.

Premier RENN, USSO and USGI are under common control and are therefore deemed affiliates of one another. The number of shares being sought to be registered for them in the aggregate is the balance of the Total Registrable Shares (the “Remaining Total Registrable Shares”) after subtracting the shares of common stock being sought to be registered for all other Selling Stockholders. Each of Premier RENN, USSO and USGI is registering a number of shares equal to one-third of the Remaining Total Registrable Shares.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by each Selling Security Holder as of September 7, 2007, assuming conversion of all of the Convertible Debentures (including all anticipated accrued interest through the maturity date of the Convertible Debentures) and exercise of all of the Warrants held by the Selling Stockholders on that date. The third column lists the shares of common stock being offered pursuant to this prospectus by each of the Selling Stockholders. The fourth and fifth column list the number of shares and percentage ownership of the outstanding shares, respectively, that will be beneficially owned by the Selling Stockholders assuming all of the shares offered pursuant to this prospectus are sold and that shares beneficially owned by them, as of September 7, 2007, but not offered hereby are not sold, and assuming with respect to each Selling Security Holder, no other Convertible Debentures are converted nor Warrants exercised.

Based on information obtained from the Selling Stockholders, none of the Selling Stockholders have an existing short position in Skystar’s common stock.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities currently owned or for which the selling stockholders has the right to acquire within 60 days. Each of the Selling Stockholders identified in the table below with an asterisk (*) may not convert its Convertible Debentures or exercise its Warrants, if such conversion or exercise would cause such Selling Stockholder’s beneficial ownership of our common stock (excluding shares underlying any of their unconverted Convertible Debenture or unexercised Warrant) to exceed 4.99% of the outstanding shares of our common stock after such conversion or exercise. (If the Selling Stockholder subsequently disposes of some or all of its holdings, such Selling Stockholder may convert its unconverted Convertible Debenture or exercise its unexercised Warrant, subject to the same limitation). The table below also includes a number of shares which may be issuable only if there is an accrual of interest through the stated maturity date of the Convertible Debentures; portions of such accrual may not occur if the Convertible Debentures are converted or paid in whole or in part prior to that date. Additionally, the issuance of shares in payment of accrued interest is solely in our discretion. Therefore, the number of shares of common stock for the Selling Stockholders may include shares that are not subject to ownership or acquisition by the Selling Stockholders during the 60-day period.

The inclusion of any securities in the following table does not constitute an admission of beneficial ownership by the persons named below. Except as indicated in the footnotes to the table, no Selling Security Holder has had any material relationship with us or our predecessors or affiliates during the last three years.

NAME OF SELLING STOCKHOLDER	NUMBER OF SHARES OWNED BEFORE OFFERING (1)		NUMBER OF SHARES BEING OFFERED	NUMBER OF SHARES OWNED AFTER OFFERING (2)	PERCENTAGE OF OUTSTANDING SHARES HELD AFTER OFFERING
Cornelius B. Prior, Jr.*	1,080,000	(5)	580,000	500,000	3.74%
Chestnut Ridge Partners, LP* (Kenneth Pasternak (3))	540,000	(6)	290,000	250,000	1.90%
Anthony Heller*	216,000	(7)	116,000	100,000	**
MidSouth Investor Fund LP* (Lyman Heidtke (3))	1,080,000	(8)	580,000	500,000	3.74%
Paragon Capital LP* + (Alan P. Donenfeld (3))	486,000	(8)	261,000	225,000	1.72%
Premier RENN US Emerging Growth Fund Limited (Russell Cleveland (3) (4))	1,080,000	(10)	153,648	926,352	6.71%
US Special Opportunities Trust PLC (Russell Cleveland (3) (4))	2,166,000	(11)	153,648	2,012,352	13.52%
Renaissance US Growth Investment Trust PLC (Russell Cleveland (3) (4))	2,166,000	(12)	153,648	2,012,352	13.52%

*	Denotes affiliates of broker-dealer

**	Less than one percent

(1)
This represents shares of common stock underlying the conversion of principal and anticipated accrued interest through the maturity date under the Convertible Debentures (the “Debenture Shares”) and underlying the full exercise of the Warrants to purchase common stock at $1.20 per share (the “Warrant Shares”).

(2)	Assumes that all of the shares offered hereby are sold and that shares owned before the offering but not offered hereby are not sold.

(3)	Individual(s) who is (are) the natural person(s) who has (have) voting power and the power to sell, transfer or otherwise dispose of the common stock upon conversion and/or exercise.

(4)	Under common control and are deemed affiliates of one another.

(5)	Represents 580,000 Debenture Shares and 500,000 Warrant Shares.

(6)	Represents 290,000 Debenture Shares and 250,000 Warrant Shares.

(7)	Represents 116,000 Debenture Shares and 100,000 Warrant Shares.

(8)	Represents 580,000 Debenture Shares and 500,000 Warrant Shares.

(9)	Represents 261,000 Debenture Shares and 250,000 Warrant Shares.

(10)	Represents 580,000 Debenture Shares and 500,000 Warrant Shares.

(11)	Represents 1,160,000 Debenture Shares and 1,000,000 Warrant Shares.

(12)	Represents 1,160,000 Debenture Shares and 1,000,000 Warrant Shares.

PLAN OF DISTRIBUTION

We are registering shares of our common stock for resale by the selling stockholders identified in the section above entitled "Selling Stockholders." We will receive none of the proceeds from the sale of these shares by the selling stockholders. The common stock may be sold from time to time to purchasers:

•	through the OTC Bulletin Board at prevailing market prices; or

•	through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	a block trade in which the broker-dealer so engaged will attempt to sell such shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

Neither the selling stockholders nor Skystar can presently estimate the amount of compensation in the form of discounts, concessions or commissions that underwriters, broker-dealers or agents may receive from the selling stockholders or the purchasers of the common stock. We know of no existing arrangements between the selling stockholders, broker-dealers, underwriters or agents relating to the sale or distribution of the shares.

The selling stockholders may also enter into hedging transactions, and persons with whom they effect such transactions, including broker-dealers, may engage in short sales of our common shares. Our selling stockholders may also engage in short sales and short sales against the box, and in options, swaps, derivatives and other transactions in our securities, and may sell and deliver the shares covered by this prospectus in connection with such transactions or in settlement of securities loans. These transactions may be entered into with broker-dealers or other financial institutions that may resell those shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits which our selling stockholders may receive might be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders may be deemed to be an underwriter under Section 2(11) of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act.

The resale shares will be sold only through registered or licensed broker-dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will bear all expenses relating to the sale of our common shares under this prospectus, except that the selling stockholders will pay any applicable underwriting commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling stockholders. We have agreed to indemnify some of the selling stockholders against certain losses, claims, obligations, damages and liabilities, including liabilities under the Securities Act.

Any common shares offered under this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may also be sold under Rule 144 rather than pursuant to this prospectus.

We have agreed to keep this prospectus effective at least for a period ending with the first to occur of (i) the date that all of the shares covered by this prospectus have been sold; (ii) the date that all shares covered by this prospectus may be sold without restrictions pursuant to Rule 144(k), provided that a legal opinion with respect to the availability of Rule 144 for the resale of such shares received upon conversion of the Convertible Debentures has been rendered by a law firm acceptable to both Skystar and the holder of such shares as evidence that Rule 144 is available for such securities; or (iii) the date one year after this registration statement is declared effective by the Commission, provided, however, that if at the end of such one year period, any holder of shares covered by this prospectus is not able to immediately, freely resell all of the shares covered by this prospectus that it owns, then Skystar shall continue to keep this prospectus effective until terminated pursuant to clause (i) or (ii) .

Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

Other than the legal proceedings described below, we are not aware of any legal proceedings in which purchasers, any director, officer, or any owner of record or beneficial owner of more than five percent of any class of our voting securities, or any affiliate of purchaser, or of any such director, officer, affiliate of us, or security holder, is a party adverse to us or has a material interest adverse to us:

Gregory Evans v. The Cyber Group Network Corp., et al. (District Court, Clark County, State of Nevada, Case No. A513378).  We have learned that Gregory Evans (“Plaintiff”) filed suit against us, R. Scott Cramer, Steve Lowe and David Wassung (“Defendants”) in State of Nevada District Court in Clark County, Nevada, alleging causes of action for “Refusing to Call Vote of Shareholders” and “Conversion” on or about November 18, 2005. We have not been served with a summons or complaint in the matter. We have denied the Plaintiff’s claims and intend to vigorously defend against them if such complaint is properly served on us.

Andrew Chien v. Skystar Bio-Pharmaceutical Company, et. al. (US. District Court, District of Connecticut, Case No. 3:2007cv00781). The Company has learned that Andrew Chien (“Plaintiff”) filed suit against the Company, R. Scott Cramer, Steve Lowe, David Wassung and Weibing Lu (“Defendants”) in United States District Court for the District of Connecticut, alleging causes of action for violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The Company has not been properly served with a summons or complaint in the matter. The Company denies the Plaintiff’s claims and intends to vigorously defend against them if such complaint is properly served on the Company.

OFFICERS AND DIRECTORS

The following table identifies our current executive officers and directors, their respective offices and positions, and their respective dates of election or appointment:

Name	Age	Position	Date of Appointment

Weibing Lu, Chief Executive Officer	44	Chief Executive Officer and Chairman of the Board of Directors	February 2006

Erna Gao, Chief Financial Officer	50	Chief Financial Officer and Director	February 2006

Wei Wen, Secretary	41	Secretary and Director	February 2006

Xinya Zhang	58	Director	February 2006

R. Scott Cramer	43	Director	October 2001

Business Experience Descriptions

Weibing Lu, Chief Executive Officer and Director

Mr. Weibing Lu, Chief Executive Officer, is 44 years old. Mr. Lu received his bachelor’s degree in science from Wuhan University of Mapping Science and Technology (now known as Wuhan University) in 1985. In 1986, he was a teacher of College of Xian Geology. Mr. Lu received his Master’s degree in Business Administration in 1999 from Xian University. Mr. Lu has vast experience in the biotechnology field and in enterprise management. In 1992, he set up the Xian Xingji Electronic Engineering Company and served as its Chairman and President until 1997. In 2002, he was awarded as the title of “Outstanding Enterpriser of Xian Feed Industry” and appointed as a director of Xian Institute of Feed Industry. In July of 1997, he set up Xian Tianxing Science and Technology Development Co., Ltd. In December of 2003, Xian Tianxing Science and Technology Development Co., Ltd. was reorganized and became Xian Tianxing Bio-pharmaceutical Co., Ltd. Since December 2003, Mr. Lu has served as Chairman of the Board and President of Xian Tianxing Bio-Pharmaceutical Co., Ltd.

Erna Gao, Chief Financial Officer and Director

Ms. Erna Gao, Chief Financial Officer, is 50 years old. Ms. Gao graduated from Xi’an TB University in Accountancy in 1986. From 1982 to 2001, she was an accountant, senior accountant and accountant manager at the Kunlun Electrical Engineering Company. From 2001 to 2004, she was chief accountant at Dongda Petroleum Company. Since March 2004, she has been the Chief Financial Officer of Xian Tianxing Bio-Pharmaceutical Co., Ltd.

Wei Wen, Secretary and Director

Mr. Wei Wen, Director, is 41 years old. Mr. Wen graduated from Xian University of Science and Industry in 1986. From 1990 to 1994, Mr. Wen was the manager of Sales Department of Xian Zhongtian Science and Technology Development Co., Ltd. Then, from 1994 to 1997, Mr. Wen served as Vice General Manager and Manager of Sales Department of Xian Xingji Electronic Engineering Company. In 1997, Mr. Wen was appointed as the Vice General Manager of Xian Tianxing Science and Technology Development Co., Ltd. in 1997. After the reorganization of the company in December of 2003, Mr. Wen was appointed and continues to serve as Vice General Manager and the Secretary of the Board of Directors of Xian Tianxing Bio-Pharmaceutical Co., Inc.

Xinya Zhang, Director

Mr. Xinya Zhang, Director, is 58 years old. Mr. Zhang graduated from Northwest Agricultural University in Shanxi, China. From 1990 to 1997, he was the Factory Director and General Engineer of Xian Hua’an Livestock Group Company Feed Factory. In July of 1997, he joined Xian Tianxing Science and Technology Development Co., Ltd. and was appointed as our Vice General Manager. Since our reorganization in December of 2003, Mr. Zhang has served as Vice General Manager of Xian Tianxing Bio-Pharmaceutical Co., Inc.

R. Scott Cramer, Director

Mr. R. Scott Cramer, Director, is 43 years old. Mr. Cramer was previously the Chairman, Chief Executive Officer and Chief Financial Officer of The Cyber Group. He is currently a member of our Board of Directors. Mr. Cramer is currently the President of Cramer & Associates, a firm specializing in retirement management, estate planning and investments. Mr. Cramer has held this position for many years and has built a solid standing in the investment field.

Family Relationships

There are no family relationships between or among any of the current directors, executive officers or persons nominated or charged by Skystar to become directors or executive officers.

Involvement in Certain Legal Proceedings

There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Audit Committee and Audit Committee Financial Expert

We do not have a separately designated audit committee of our Board, as we are not required to, and the functions customarily delegated to this committee are performed by the full Board. As we do not maintain an audit committee, we also do not have an audit committee “financial expert” within the meaning of Item 407(d)(5) of Regulation S-B.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Skystar’s common stock beneficially owned on September 7, 2007, for (i) each stockholder known to be the beneficial owner of 5% or more of Skystar’s outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of September 7, 2007 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person. Percentages are determined based on 12,874,299 common shares issued and outstanding as of September 7, 2007. To the best of our knowledge, subject to community and martial property laws, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Title of Class	Name and Address of Beneficial Owners (1)	Amount of Beneficial Ownership		Percent of Class (2)

Common Stock	Upform Group Limited (3)	5,065,415		39.35%
Common Stock	Weibing Lu, Director and Chief Executive Officer (3)	5,065,415		39.35%
Common Stock	Xinya Zhang, Director (3)	5,065,415		39.35%
Common Stock	Wei Wen, Director (4)	207,715		1.61%
Common Stock	Erna Gao, Director and Chief Financial Officer	-0-		0%
Common Stock	R. Scott Cramer, Director (5)	589,258		4.58%
Common Stock	Premier RENN US Emerging Growth Fund Limited (6) (9)	1,000,000	(6)	7.21	%(6)
Common Stock	US Special Opportunities Trust PLC (7) (9)	2,000,000	(7)	13.45	%(7)
Common Stock	Renaissance US Growth Investment Trust PLC (8) (9)	2,000,000	(8)	13.45	%(8)
Common Stock	All officers and directors as a group (5 total)	5,862,388		45.54%

(1)	Unless otherwise noted, the address for each of the named beneficial owners is: Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xian Province, PRC.

(2)	Unless otherwise noted, the number of outstanding shares of common stock of Skystar is based upon 12,874,299 shares outstanding as of September 7, 2007. Figures may vary slightly due to rounding.

(3)
Upform Group Limited’s (“Upform Group”) address is Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands. Weibing Lu and Xinya Zhang are directors of the Upform Group. Mr. Lu is the majority shareholder and the Chairman of the Board of Directors of Upform Group, and thus Mr. Lu indirectly owns the shares held by Upform Group, through his majority ownership of Upform Group. Thus, the number of shares reported herein as beneficially owned by Mr. Lu therefore includes the shares held by Upform Group. Similarly, because Xinya Zhang is a director of Upform Group, he might be deemed to have or share investment control over Upform Group’s portfolio. Thus, the number of shares reported herein as beneficially owned by Ms. Zhang also include the shares held by Upform Group.

(4)
The number of shares reported herein as beneficially owned by Mr. Wen includes the shares held Clever Mind International Limited (“Clever Mind”), which address is: Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands. Mr. Wen is Chairman of the Board of Directors of Clever Mind and owns approximately 2.3% of the issued and outstanding shares of Clever Mind. Because Mr. Wen is a director of Clever Mind, he might be deemed to have or share investment control over Clever Mind’s portfolio.

(5)	R. Scott Cramer address is: 1012 Lewis Dr., Winter Park, FL 32789. Includes 578,438 shares held by the Cramer Family Trust of which Mr. Cramer is the sole trustee and sole primary beneficiary.

(6)
Premier RENN US Emerging Growth Fund Limited’s (“Premier RENN”) address is: 8080 North Central Expressway, Suite 210, Dallas, Texas 75206. Includes a warrant to purchase 500,000 shares at $1.20 per share and 500,000 shares underlying the convertible debenture issued to Premier RENN (but excluding shares issuable for any accrued interest through the maturity date of the Convertible Debentures, as the issuance of shares in payment of accrued interest is solely in the Company’s discretion). Russell Cleveland is the natural person who has voting power and the power to sell, transfer or otherwise dispose of the common stock upon conversion and/or exercise.

(7)
US Special Opportunities Trust PLC’s (“USSO”) address is: 8080 North Central Expressway, Suite 210, Dallas, Texas 75206. Includes a warrant to purchase 1,000,000 shares at $1.00 per share and 1,000,000 shares underlying the convertible debenture issued to USSO (but excluding shares issuable for any accrued interest through the maturity date of the Convertible Debentures, as the issuance of shares in payment of accrued interest is solely in the Company’s discretion). Russell Cleveland is the natural person who has voting power and the power to sell, transfer or otherwise dispose of the common stock upon conversion and/or exercise.

(8)
Renaissance US Growth Investment Trust PLC’s (“USGI”) address is: 8080 North Central Expressway, Suite 210, Dallas, Texas 75206. Includes a warrant to purchase 1,000,000 shares at $1.00 per share and 1,000,000 shares underlying the convertible debenture issued to USGI (but excluding shares issuable for any accrued interest through the maturity date of the Convertible Debentures, as the issuance of shares in payment of accrued interest is solely in the Company’s discretion). Russell Cleveland is the natural person who has voting power and the power to sell, transfer or otherwise dispose of the common stock upon conversion and/or exercise.

(9)	Because Premier RENN, USSO and USGI share common control, they are deemed affiliates of each other.

 DESCRIPTION OF SECURITIES

Skystar is presently authorized under its Articles of Incorporation to issue 50,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, consisting of (1) 2,000,000 Series “A” shares, all of which are outstanding on the date hereof and (2) 48,000,000 Series “B” shares, all of which had been issued, but none of which are outstanding on the date hereof. At September 7, 2007, Skystar had 12,874,299 shares of common stock issued outstanding.

On February 15, 2006, we effected a one-for-three hundred ninety seven (1:397) reverse stock split of the outstanding shares of our common stock. As a result, the total number of outstanding shares of Skystar’s common stock was reduced from 500,000,000 to 1,260,651 issued and outstanding. On February 15, 2006, Skystar also affected a one for ten (1:10) reverse stock split of Skystar’s authorized shares of our preferred stock. As a result, the total number of authorized shares was reduced from 500,000,000 to 50,000,000. All disclosures regarding common stock and preferred stock in this Registration Statement have assumed these reverse stock splits unless otherwise stated.

The following descriptions of Skystar’s capital stock are only summaries and do not purport to be complete and is subject to and qualified by its Articles of Incorporation, as amended, its By-laws, the Certificates of Determination, copies of which will be provided by us upon request, and by the provisions of applicable corporate laws of the State of Nevada.

COMMON STOCK

The holders of Skystar’s common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, except that upon giving the legally required notice, stockholders may cumulate their shares in the election of directors. We may pay dividends at such time and to the extent declared by the Board of Directors in accordance with Nevada corporate law. We have no common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares. All outstanding shares of common stock are fully paid and non-assessable. To the extent that additional shares of common stock may be issued in the future, the relative interests of the then existing stockholders may be diluted.

PREFERRED STOCK

We are currently authorized to issue 50,000,000 Shares of Preferred Stock. As of September 7, 2007, 2,000,000 shares of Series “A” Preferred Stock are issued and outstanding, and 48,000,000 shares of Series “B” Preferred Stock are issued but none of which are outstanding. The Board of Directors is authorized, subject to any limitation prescribed by the laws of the State of Nevada, but without further action by our shareholders, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series without any further vote or action by shareholders. The Board of Directors may authorize and issue Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of our Company.

CONVERTIBLE DEBENTURES

In connection with the Transaction, we sold to the Purchasers $4.075 million in aggregate principal amount of 8% convertible debentures (the “Convertible Debentures”) due February 28, 2009 (the “Maturity Date”), in a private placement pursuant to Regulation D under the Securities Act of 1933.

The Convertible Debentures bear interest at 8% per year and are convertible into shares of Skystar’s common stock at an original conversion price of $1.00 per share (“Conversion Shares”). The conversion price is subject to downward adjustments should Skystar issue more shares of common stock or securities convertible into or exercisable for common stock for capital raising activities for less than the conversion price. In the case of adjustments to the conversion price, the conversion price shall be adjusted to the consideration received or receivable by Skystar for each share of common stock issued or issuable. (This provision will expire on the date on which less than $1,018,750 in principal amount of the Convertible Debentures remain outstanding. The period until such occurrence is the “Lockup Period.”) The conversion price is also subject to adjustment for other customary adjustment events such as any stock dividend, stock split, reverse stock split or other similar transaction.

Starting with the third month after the closing, Skystar shall pay on a monthly basis, 4.77% of the principal of the Convertible Debenture (“Principal Repayment Amount”), and all accrued interest. At Skystar’s option, payment shall be in cash or, subject to the conditions noted below, shares of our common stock. If Skystar pays in cash it shall also pay a 15% premium to the Principal Repayment Amount during the first 12 months of the Debenture, and a 25% premium thereafter.

Skystar may elect to pay the Principal Repayment Amount with common stock, if certain equity conditions are met, which include, among other things, the effectiveness of a registration statement (the “Registration Statement”) covering the resale of the shares issuable upon conversion of the Convertible Debentures. If Skystar chooses to pay interest and principal with common stock, it will be based on the lower of (i) a 30% discount to the volume weighted average price for the immediately preceding five consecutive trading days and (ii) the fixed conversion price in effect on such principal payment date.

In addition, provided certain conditions are met, Skystar may prepay all or any part of the amounts outstanding on the Convertible Debentures by giving advance notice of between 20 and 40 trading days and paying an amount equal to a specified percentage of the sum of (x) the principal being prepaid plus (y) the accrued interest thereon. That percentage is 150% through February 28, 2008 and 120% thereafter. The conditions to our giving this notice and making such payment are: (i) the Registration Statement covering the shares issuable on conversion of the Convertible Debentures is effective, (ii) we are not in default (without regard to the giving of notice or the expiration of any grace periods) of any of our obligations to the holders of the Convertible Debentures, and (iii) the shares issuable on conversion of the Convertible Debentures are eligible for trading on certain specified markets. Holders will continue to have the right to convert their Convertible Debentures prior to the actual prepayment.

Skystar may require the conversion of the Convertible Debentures provided that (a) certain equity conditions are met, which include, among other things, the effectiveness of the Registration Statement and that (b) for the 20 consecutive trading days prior to such election the daily closing sale price exceeds $2.75 (as appropriately adjusted for any stock dividend, stock split, reverse stock split or other similar transaction) and the daily trading volume equals or exceeds 45,000 shares of common stock. This right is available only if, on the date on which we give notice of mandatory conversion and on each trading day thereafter through and including the date of mandatory conversion specified in the original notice from us, (x) the Registration Statement is effective, (y) there is no Event of Default under the Convertible Debentures or other event which, without regard to any grace or cure periods, could be declared to be an Event of Default under the Convertible Debentures, and (z) the shares issuable on conversion of the Convertible Debentures are eligible for trading on certain specified markets.

The holders of the Convertible Debentures have the right at any time to convert all or any part of the outstanding principal amount of the Convertible Debentures and any accrued and unpaid interest into common stock of Skystar at the then effective conversion price. The minimum principal amount of each such voluntary conversion shall be $25,000 or, if the outstanding principal amount of a Convertible Debenture is less than $25,000, the outstanding principal balance of the Convertible Debenture. However, absent certain exceptions as set forth in the Convertible Debentures, no stock may be issued to any holder under any provision of the Class A Convertible Debentures (“Class A”) which would result in the holder being the beneficial owner of more than 4.99% of Skystar’s issued and outstanding common stock after giving effect to such issuance of common stock, on the applicable conversion date, with beneficial ownership being determined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.. This provision is absent in the Class B Convertible Debentures (“Class B”).

The holders of the Convertible Debentures may require us to redeem any or all of the outstanding Convertible Debentures upon the occurrence of any one or more of the following events of default: (i) our failure to pay principal and interest when due (subject to a 5 trading day grace period), (ii) the material breach of any of the representations or warranties made in the agreement pursuant to which the Convertible Debentures were sold, (iii) our failure to have stock certificates delivered within a specified time period after delivery of a conversion notice if such failure continues for ten trading days after notice thereof, (iv) our failure to observe any undertaking contained in the Convertible Debentures or the other transaction documents in a material respect if such failure continues for 30 calendar days after notice, (v) our insolvency or liquidation or a bankruptcy event, (vi) the entry of a money judgment or similar process in excess of $750,000 if such judgment remains unvacated for 60 days, or (vii) the suspension of our common stock from trading on the Over the Counter Bulletin Board if such suspension continues for fifteen consecutive trading days. The redemption amount is equal to (i) (x) the principal and accrued interest of the Convertible Debenture being redeemed, divided by (y) the applicable conversion price, multiplied by (ii) the highest closing sale price of our common stock from the date of the redemption notice through the payment date.

Skystar is required to cause a registration statement on Form SB-2 (the “Registration Statement”) registering the resale of the common stock into which the Convertible Debentures are convertible and certain other shares of Skystar’s common stock be filed with the Securities and Exchange Commission not later than April 14, 2007, and be declared effective by the SEC not later than May 29, 2007, if there is no SEC review of the Registration Statement and June 28, 2007 if there is SEC review. Failure to meet these deadlines will result in liquidated damages of 2% of the aggregate purchase price of the Convertible Debentures and Warrants per month, pro rated for partial periods. The accrual amount is estimated to be $81,500 per 30-day period. Skystar filed the Registration Statement on June 1, 2007, thereby incurring liquidated damages of $130,400, which amount has been paid. As the Registration Statement has not yet been declared effective, however, such liquidated damages are currently accruing. We will also be liable for liquidated damages if, after the effective date of the Registration Statement, the Selling Stockholder’s right to sell under that registration statement is suspended for longer than certain specified periods. If the Registration Statement with respect to the shares underlying the Convertible Debentures is not declared effective by November 26, 2007, the Convertible Debentures will be deemed in default with respect to the Convertible Debenture that has not been paid or for which shares have not been registered, and a holder will be entitled to demand redemption of the Convertible Debenture with respect to such amount.

In connection with the issuance of the Convertible Debentures, we also agreed that, during the Lockup Period, without the prior written consent of the holders of at least 75% of the then outstanding Convertible Debentures, we will not enter into any new transaction (with certain limited exceptions) for the offer or sale of our securities that provides for a variable conversion price or a variable exercise price. We also agreed that until the effective date of the Registration Statement, we will not enter into any other transaction for the offer or sale of any of our securities and, commencing on the effective date and until the six month anniversary of such effective date, we will not enter into any transaction granting registration rights to the investors in that new transaction.

The market price for the common stock on the date of the sale of the Convertible Debentures, February 28, 2007 was $1.64 per share. This price is based upon the average of the high ($1.72) and low ($1.56) prices of the common stock of Skystar as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on February 28, 2007.

Accordingly, the total dollar value of the Conversion Shares on the date of the sale of the Convertible Debentures could be determined as the product of 2,287,944 shares to be registered multiplied by $1.64 per share, or approximately $4,146,237. Of this total dollar value, $413,280 is attributable to 252,000 shares issued for accrued interest underlying the Convertible Debentures issued to certain of the Selling Stockholders. A realistic analysis of the total dollar value must account for the illiquid and volatile nature of the Company’s common stock. For instance, according to Yahoo! Finance, less than 250,000 shares of common stock traded during in the month of May 2007 from a high of $1.51 per share and a low of $1.04 per share.

The following table lists the total consideration that Skystar must pay each Selling Stockholder as interest payments or liquidated damages with respect to filing the registration statement by a certain date.

Selling Stockholder	Total Interest Payments at Maturity Date	Liquidated Damages for Required Filing Date (1)	Liquidated Damages for Required Effective Date per Every 30-day Period (1)
Cornelius B Prior, Jr.	$80,000	$16,000	$10,000
Chestnut Ridge Partners LLP	$40,000	$8,000	$5,000
Anthony Heller	$16,000	$3,200	$2,000
MidSouth Investor Fund LP	$80,000	$16,000	$10,000
Paragon Capital LP	$36,000	$7,200	$4,500
Premier RENN US Emerging Growth Fund Limited	$80,000	$16,000	$10,000
US Special Opportunities Trust PLC	$160,000	$32,000	$20,000
Renaissance US Growth Investment Trust PLC	$160,000	$32,000	$20,000
TOTAL	$652,000	$130,400	$81,500

(1)
Liquidated damages are calculated at two percent (2%) of a Convertible Debenture’s principal for each 30-day period after the required filing date for the Registration Statement, and pro rata for any period which is less than 30 days, until the Registration Statement is filed. The Registration Rights Agreement also provides that if the Registration Statement is not declared effective by the SEC on the earlier of five days after oral or written notice by the SEC that it may be declared effective or 90 days after the closing date (unless the SEC provides a full review of the Registration Statement, in which event it will be 120 days after the closing date), Skystar is obligated to the Selling Stockholders for liquidated damages calculated at two percent of a Debenture’s principal for each 30-day period after the required effective date for the Registration Statement, and pro rata for any period which is less than 30 days, until the Registration Statement is declared effective. Skystar filed the Registration Statement on June 1, 2007, thereby incurring liquidated damages of $130,400, which amounts have not been paid. As the Registration Statement has not yet been declared effective, however, such liquidated damages are currently accruing although the exact amount cannot yet be determined. The accrual amount for such liquidated damages is estimated to be $81,500 per 30-day period until the effective date of the Registration Statement.

The following table lists the total possible payments that Skystar must pay each Selling Stockholder in the first year following the sale of the Convertible Debentures.

Selling Stockholder	Interest Payment (1)	Mandatory Prepayment of Principal (1)	Liquidated Damages for Required Filing Date (2)	Liquidated Damages for Required Effective Date (2)
Cornelius B Prior, Jr.	$40,000	$329,130	$16,000	$10,000
Chestnut Ridge Partners LLP	$20,000	$164,565	$8,000	$5,000
Anthony Heller	$8,000	$65,826	$3,200	$2,000
MidSouth Investor Fund LP	$40,000	$329,130	$16,000	$10,000
Paragon Capital LP	$18,000	$148,108.50	$7,200	$4,500
Premier RENN US Emerging Growth Fund Limited	$40,000	$329,130	$16,000	$10,000
US Special Opportunities Trust PLC	$80,000	$658,260	$32,000	$20,000
Renaissance US Growth Investment Trust PLC	$80,000	$658,260	$32,000	$20,000
TOTAL	$326,000	$2,682,409.50	$130,400	$81,500

(1)
Pursuant to the Agreement, starting in June 2007, we are obligated to pay on a monthly basis, 4.77% of the principal of the Convertible Debenture (“Principal Repayment Amount”), and all accrued interest at 8% per annum. Subject to the following conditions, at Skystar's option, payment shall be in cash or shares of common stock. If Skystar’s pays in cash it shall also pay a 15% premium to the Principal Repayment Amount during the first 12 months of the Convertible Debentures, and a 25% premium thereafter. In our sole discretion, we may pay this Principal Repayment Amount and accrued interest with common stock, if certain equity conditions are met, which include, among other things, the effectiveness of a resale registration statement for the resale of the shares of common stock underlying the Convertible Debentures (the “Registration Statement”). If Skystar chooses to pay interest and principal with common stock, it will be based on the lower of (i) a 30% discount to the volume weighted average price for the immediately preceding five consecutive trading days and (ii) the fixed conversion price in effect on such principal payment date.

(2)
Liquidated damages are calculated at two percent (2%) of a Convertible Debenture’s principal for each 30-day period after the required filing date for the Registration Statement, and pro rata for any period which is less than 30 days, until the Registration Statement is filed. The Registration Rights Agreement also provides that if the Registration Statement is not declared effective by the SEC on the earlier of five days after oral or written notice by the SEC that it may be declared effective or 90 days after the closing date (unless the SEC provides a full review of the Registration Statement, in which event it will be 120 days after the closing date), Skystar is obligated to the Selling Stockholders for liquidated damages calculated at two percent of a Debenture’s principal for each 30-day period after the required effective date for the Registration Statement, and pro rata for any period which is less than 30 days, until the Registration Statement is declared effective. Skystar filed the Registration Statement on June 1, 2007, thereby incurring liquidated damages of $130,400, which amounts have not been paid. As the Registration Statement has not yet been declared effective, however, such liquidated damages are currently accruing although the exact amount cannot yet be determined. The accrual amount for such liquidated damages is estimated to be $81,500 per 30-day period until the effective date of the Registration Statement.

The following table lists the number of common shares underlying the Debentures, the dollar value of such shares based on the average of the high and low price per share of Company common stock on February 28, 2007 of $1.64, the date of the closing of the sale of the Debentures, the dollar value of such shares based on the fixed conversion price $1.00 and the discount between the Market Price value and the Conversion Price value.

It should be noted that the trading activity for the Company common shares are volatile and very illiquid. There are many trading days when no Skystar common shares are traded. During the entire month of May 2007 less than 250,000 were traded altogether. The price fluctuations have been significant as well. The stock has traded as low as $1.04 per share since the Closing. As a result, the Company believes it would be highly unlikely that the Selling Stockholders would receive approximately $7.7 million upon an immediate conversion and sale of all of their debt. Considering the volatility and illiquidity of the Company’s common stock, and restricted nature of the conversion shares at the time of the Closing, the Company believes that the conversion price of $1.00 per share was reasonably discounted to the then market price of the $1.64 per share.

Selling Stockholder	Common Shares Underlying the Debentures	Value Underlying Shares Based on Market Price	Value of Underlying Shares Based on Conversion Price	Discount between Market Price and Conversion Price
Cornelius B Prior, Jr.	580,000	$951,200	580,000	$371,200
Chestnut Ridge Partners LLP	290,000	$475,600	290,000	$185,600
Anthony Heller	116,000	$190,240	116,000	$74,240
MidSouth Investor Fund LP	580,000	$951,200	580,000	$371,200
Paragon Capital LP	261,000	$428,040	261,000	$167,040
Premier RENN US Emerging Growth Fund Limited	580,000	$951,200	580,000	$371,200
US Special Opportunities Trust PLC	1,160,000	$1,902,400	1,160,000	$742,400
Renaissance US Growth Investment Trust PLC	1,160,000	$1,902,400	1,160,000	$742,400
TOTAL:	4,727,000	$7,752,280	$4,727,000	$3,025,380

The following table lists the number of common shares underlying the warrants, the dollar value of such shares based on the average of the high and low price per share of Company common stock on February 28, 2007 of $1.64, the date of the closing of the sale of the Debentures, the dollar value of such shares based on the exercise price of $1.20 per share and the discount between the Market Price value and the Exercise Price value.

It should be noted that the trading activity for the Company common shares are volatile and very illiquid. There are many trading days when no Skystar common shares are traded. During the entire month of May 2007 less than 250,000 were traded altogether. The price fluctuations have been significant as well. The stock has traded as low as $1.04 per share since the Closing. As a result, the Company believes it would be highly unlikely that the Selling Stockholders would receive approximately $6.7 million upon an immediate exercise and sale of all of their warrants. Considering the volatility and illiquidity of the Company’s common stock, and restricted nature of the warrant shares at the time of the Closing, the Company believes that the exercise price of $1.20 per share was reasonably discounted to the then market price of the $1.64 per share.

Name of Selling Stockholder	Total Possible Shares Received Assuming Full Exercise of Warrants	Market Price of Total Shares Underlying the Warrants	Combined Exercise Price of Total Possible Shares Underlying the Warrants	Discount between the Market Price and the Exercise Price
Cornelius B Prior, Jr.	500,000	$820,000	$600,000	$220,000
Chestnut Ridge Partners LLP	250,000	$410,000	$300,000	$110,000
Anthony Heller	100,000	$164,000	$120,000	$164,000
MidSouth Investor Fund LP	500,000	$820,000	$600,000	$220,000
Paragon Capital LP	225,000	$369,000	$270,000	$99,000
Premier RENN US Emerging Growth Fund Limited	500,000	$820,000	$600,000	$220,000
US Special Opportunities Trust PLC	1,000,000	$1,640,000	$1,200,000	$440,000
Renaissance US Growth Investment Trust PLC	1,000,000	$1,640,000	$1,200,000	$440,000
TOTAL:	4,075,000	$6,683,000	$4,890,000	$1,913,000

The next table compares the “total possible profit” to the Selling Stockholders with the net proceeds to the Company from the sale and purchase of the Debentures.

Gross Proceeds Paid to Skystar	Interest Payments and liquidated damages	Net Proceeds		Total Possible Profit to the Selling Stockholders		Percentage of Profit compared with Net Proceeds
$4,075,000	$782,400	$3,292,600	(1)	$4,818,280.00	(2)	115.64%

(1)
This amount does not include: (i) placement agent fee; (ii) legal fee; (iii) the principal repayments that Skystar is required to pay the Selling Stockholders periodically until the maturity date of the Debentures; and (iv) liquidated damages relating to the effective date of the Registration Statement, as such liquidated damages cannot be calculated until the Registration Statement is declared effective.

(2)
Consists of possible profit from discounts for the common shares underlying the Debentures of $3,025,280 and possible profit from discounts for the common shares underlying the Warrants of $1,793,000 as of February 28, 2007 as set forth on the tables above. The Company believes that these “profit” calculations do not account for the illiquidity and volatility of the trading markets for the Company common stock at February 28, 2007 and that therefore, it would be highly doubtful for the Debenture holders to achieve such profits had they converted their debt and exercised their warrants into Company common stock on the Closing.

None of the debenture holders or their affiliates has registered shares in past offerings.

Skystar has the intention, and based on its most recent financials, the reasonable basis to believe that it will have the financial ability to make all payments on the Shares.

The foregoing summary of the Convertible Debentures is qualified in its entirety by the form of Convertible Debentures, a copy of which was attached as an Exhibit to our Current Report on Form 8-K filed with the Securities & Exchange Commission (the “Commission”) on March 5, 2007.

WARRANTS

In connection with the Transaction, we issued to the Purchasers warrants (the “Warrants”) to purchase shares of Skystar’s common stock. The Warrants entitled each Purchaser to purchase a number of shares of common stock equal to 100% of the number of shares of common stock that would be issuable upon conversion of the Convertible Debenture purchased by such Purchaser in the Transaction. The Warrants have an initial exercise price of $1.20 per share and are exercisable through the last day of the calendar month in which the third anniversary of the effective date of the Registration Statement occurs. We also issued to the Placement Agent and its designees warrants to purchase an aggregate of 570,500 shares of common stock, with an exercise price of $1.00 per share and have an expiration date of February 28, 2012.

The Warrant strike price is subject to downward adjustments should Skystar issue more shares of common stock or securities convertible into common stock for capital raising activities for less than the exercise price. In the case of adjustments to the exercise price of the Warrants, the exercise price shall be adjusted to the consideration received or receivable by Skystar for each share of common stock issued or issuable. The exercise price is also subject to adjustment for other customary adjustment events such as any stock dividend, stock split, reverse stock split or other similar transaction.

Holders of the Warrants are also entitled to exercise their warrants on a cashless basis at certain times. The cashless exercise provision will also automatically apply if, on the expiration date of the Warrants, the average closing bid price for the three immediately preceding trading days is above the exercise price. If the holder elects the cashless exercise option or if the automatic provision applies, the holder will receive a lesser number of shares and we will not receive any cash proceeds from that exercise. The lesser number of shares which the holder will receive is determined by a formula that takes into account the average closing bid price of our Common Stock on the three trading days immediately before the Warrant exercise. That average closing price is multiplied by the full number of shares for which the Warrant is then being exercised. That result is reduced by the total exercise price the holder would have paid for those shares if it had not elected a cashless exercise. The number of shares actually issued under the cashless exercise option is equal to the balance amount divided by the average closing bid price referred to above.

There are two classes of the Warrants - Class A and Class B. The two classes of Warrants are substantially similar, except that for Class A Warrants, no stock may be issued to any holder under any provision of Class A Warrants which would result in the holder being the beneficial owner of more than 4.99% of Skystar’s issued and outstanding common stock, absent certain exceptions as set forth in the Warrants. This provision is absent in Class B Warrants.

The foregoing summary of the Warrants is qualified in its entirety by the form of Warrant, a copy of which was attached as an Exhibit to our Current Report on Form 8-K filed with the Commission on March 5, 2007.

LEGAL MATTERS

The validity of the common stock to be sold by the selling stockholders under this prospectus will be passed upon for us by Richardson & Patel LLP.

EXPERTS

The financial statements included in this prospectus have been audited by Moore Stephens Wurth Frazer and Torbet, LLP, independent certified public accountants to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Pursuant to Article 7 of our Articles of Incorporation and Nevada’s Revised Business Statutes, Skystar adopted Bylaws with the following indemnification provisions for our directors and officers:

“Section 8.1. Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim of liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Corporation Laws; provided, however that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own gross negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

            Section 8.2. Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 8.3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VIII or the laws of the State of Nevada.

            Section 8.4. Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.”

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

DESCRIPTION OF BUSINESS

CORPORATE ORGANIZATION AND HISTORY

We were originally incorporated in Nevada under the name “Hollywood Entertainment Network, Inc. on September 24, 1998 with a principal business objective to operate as an independent film company in the business of motion picture production and distribution. On May 23, 2000, we underwent a reverse merger and abandoned this enterprise to become a developer of computer security software and hardware and changed our name to The Cyber Group Network Corporation to reflect this change in business.

In September 2005 we executed agreements for a second reverse merger. On September 20, 2005, we executed a Share Exchange Agreement (“Exchange Agreement”) by and among R. Scott Cramer, Steve Lowe, David Wassung (all hereinafter collectively referred to as the “CGPN Shareholders”) and us on the one hand, and Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd., a Cayman Island Company (“Skystar Cayman”), and the shareholders of 100% of Skystar Cayman’s common stock (the “Skystar Cayman Shareholders”), on the other hand. (This transaction is referred to hereinafter as the “Share Exchange Transaction”) Under the Exchange Agreement, on the Closing Date, we issued shares of our Series B Preferred Stock (the “CGPN Shares”) to the Skystar Cayman Shareholders in exchange for 100% of the common stock of Skystar. The CGPN Shares issued are convertible, in the aggregate, into a number of shares of our common stock that would equal 89.5% of the outstanding shares of our common stock, if the shares were to be converted on the Closing Date. In addition, on the Closing Date, Skystar Cayman was to pay us an amount equal to $120,000, which was used to pay our liabilities.

The closing of the Share Exchange Transaction (the “Closing”) occurred on November 7, 2005 (the “Closing Date”).  From and after the Closing Date, our primary operations consist of the operations of Skystar Cayman. The Share Exchange Transaction was accounted for as a reverse merger (recapitalization) with Skystar Cayman deemed to be the accounting acquirer, and us as the legal acquirer. Accordingly, the historical financial information presented in future financial statements will be that of Skystar Cayman as adjusted to give effect to any difference in the par value of ours and Skystar Cayman’s stock with an offset to capital in excess of par value. The basis of the assets, liabilities and retained earnings of Skystar Cayman, the accounting acquirer, have been carried over in the recapitalization. Upon the closing of the Exchange Transaction, we became a Chinese bio-pharmaceutical company that develops, manufactures and markets a wide range of bio-pharmaceutical and veterinary products.

Skystar Cayman was incorporated under the laws of the Cayman Islands on January 24, 2005. Since incorporation, Skystar has not conducted any substantive operations of its own and conducts its primary business operations through its variable interest entity (“VIE”), Xian Tianxing Bio-Pharmaceutical Co., Ltd. (“Xian Tianxing”). The People’s Republic of China (“PRC”) law currently has limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, we operate our bio-pharmaceutical business in China through Xian Tianxing. Xian Tianxing holds the licenses and approvals necessary to operate our bio-pharmaceutical business in China. We have contractual arrangements with Xian Tianxing and its shareholders pursuant to which we provide technology consulting and other general business operation services to Xian Tianxing. Through these contractual arrangements, we also have the ability to substantially influence Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval. As a result of these contractual arrangements, which enable us to control Xian Tianxing, we are considered the primary beneficiary of Xian Tianxing. Accordingly, we consolidate Xian Tianxing’s results, assets and liabilities in our financial statements. For a description of these contractual arrangements, see “Contractual Arrangements with Xian Tianxing and its Shareholders.”

Xian Tianxing was incorporated on July 3, 1997 in the PRC as a limited liability company without shares. On December 31, 2003, the Company restructured from a limited liability company without shares to a joint stock company limited by shares.

The paid-in capital of Xian Tianxing was funded by the majority shareholders of Skystar. PRC law currently has limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, on October 28, 2005, Skystar entered into certain exclusive agreements with Xian Tianxing and its shareholders. Xian Tianxing holds the licenses and approvals necessary to operate the bio-pharmaceutical business in China. Pursuant to these agreements, Skystar provides exclusive technology consulting and other general business operation services to Xian Tianxing in return for a consulting services fee which is equal to Xian Tianxing’s revenue. In addition, Xian Tianxing’s shareholders have pledged their equity interests in Xian Tianxing to Skystar, irrevocably granted Skystar an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Xian Tianxing and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Skystar. Through these contractual arrangements, Skystar has the ability to substantially influence Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

As a result of these contractual arrangements, which obligates Skystar to absorb a majority of the risk of loss from Xian Tianxing’s activities and enable Skystar to receive a majority of its expected residual returns, the Company believes Xian Tianxing is a VIE under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”, because the equity investors in Xian Tianxing do not have the characteristics of a controlling financial interest and the Company should be considered the primary beneficiary of Xian Tianxing. Accordingly, the Company consolidates Xian Tianxing’s results, assets and liabilities in the accompanying financial statements.

On December 19, 2005, the Board and the majority holders of our capital stock jointly approved amendments to our Articles of Incorporation by written consent, including: (1) a change of our corporate name (“Name Change”) to our current name, Skystar Bio-Pharmaceutical Company, (2) a 1-for-397 reverse stock split (the “Reverse Split”); and a (3) decrease in the authorized common stock of the Company from 500,000,000 to 50,000,000 shares (the “Authorized Share Amendment”). The Certificate of Amendment and Certificate of Change to our Articles of Incorporation to effect the Name Change, Reverse Split and the Authorized Share Amendment was filed with Nevada’s Secretary of State on February 15, 2006.

RECENT DEVELOPMENTS

On February 28, 2007, Skystar entered into a Securities Purchase Agreement (the “Agreement”) dated February 26, 2007, with several institutional and accredited investors (collectively the “Purchasers”) pursuant to which Skystar sold to the Purchasers $4.075 million in aggregate principal amount of 8% convertible debentures due February 28, 2009 (the “Convertible Debentures”), and warrants to purchase 4,075,000 shares of Skystar’s common stock (the “Warrants”), in a private placement pursuant to Regulation D under the Securities Act of 1993 (the “Transaction”). The Transaction closed on February 28, 2007. Gross proceeds from the sale to us were $4.075 million, of which $285,250 was paid to Pacific Ridge Capital LLC (“Placement Agent”) who served as placement agent for the transaction and $52,500 were paid to various counsel for the Purchasers in connection with the transaction. We also issued to the Placement Agent and its designees warrants to purchase an aggregate of 570,500 shares with an exercise price of $1.00 per share and an expiration date of February 28, 2012.

Pursuant to the Agreement, starting in June 2007, we shall pay on a monthly basis, 4.77% of the principal of the Convertible Debenture (“Principal Repayment Amount”), and all accrued interest. Subject to the following conditions, at Skystar's option, payment shall be in cash or shares of common stock. If Skystar’s pays in cash it shall also pay a 15% premium to the Principal Repayment Amount during the first 12 months of the Convertible Debentures, and a 25% premium thereafter. In our sole discretion, we may pay this Principal Repayment Amount and accrued interest with common stock, if certain equity conditions are met, which include, among other things, the effectiveness of a resale registration statement for the resale of the shares of common stock underlying the Convertible Debentures (the “Registration Statement”). If Skystar chooses to pay interest and principal with common stock, it will be based on the lower of (i) a 30% discount to the volume weighted average price for the immediately preceding five consecutive trading days and (ii) the fixed conversion price in effect on such principal payment date.

In connection to the issuance of the Convertible Debentures, we also entered into a Registration Rights Agreement with the holders of the Convertible Debentures, pursuant to which we are required to cause a registration statement on Form SB-2 (the “Registration Statement”) registering the resale of the common stock into which the Convertible Debentures are convertible and certain other shares of Skystar’s common stock be filed with the Securities and Exchange Commission not later than April 14, 2007, and be declared effective by the SEC not later than May 29, 2007, if there is no SEC review of the Registration Statement and June 28, 2007 if there is SEC review. Failure to meet these deadlines will result in liquidated damages of 2% of the aggregate purchase price of the Convertible Debentures and Warrants per month, pro rated for partial periods. The accrual amount is estimated to be $81,500 per 30-day period. Skystar filed the Registration Statement on June 1, 2007, thereby incurring liquidated damages of $130,400, which amount has been paid. As the Registration Statement has not yet been declared effective, however, such liquidated damages are currently accruing.

In connection with the Agreement, the officers, directors and existing 5% stockholders of the Company and their respective affiliates (collectively “Principals”) have agreed to to abide by certain restrictions on their transferability of their Company common stock holdings. Specifically, no Principal shall sell their common stock on the open market or otherwise transfer their common stock, subject to certain exceptions, until the earlier of (a) 75% of the Convertible Debentures have been repaid and/or converted into the Company’s common stock, and (b) the latter of (i) 90 days after such person is no longer person is no longer a Principal and (ii) 180 days after the Registration Statement has been declared effective (adjusted for any suspensions of the effectiveness of the Registration Statement).

CONTRACTUAL ARRANGEMENTS WITH XIAN TIANXING AND ITS SHAREHOLDERS

Our relationships with Xian Tianxing and its shareholders are governed by a series of contractual arrangements. Under PRC laws, each of Skystar Cayman and Xian Tianxing is an independent legal entity and neither of them is exposed to liabilities incurred by the other party. Other than pursuant to the contractual arrangements between Skystar Cayman and Xian Tianxing, Xian Tianxing does not transfer any other funds generated from its operations to Skystar Cayman. On October 28, 2005, we entered into the following contractual arrangements:

Consulting Services Agreement . Pursuant to the exclusive consulting services agreement between Skystar Cayman and Xian Tianxing, Skystar Cayman has the exclusive right to provide to Xian Tianxing general bio-pharmaceutical business operations services as well as consulting services related to the technological research, development, design and manufacturing of bio-pharmaceutical products (the “Services”). Skystar Cayman also sends employees to Xian Tianxing for whom Xian Tianxing bears the costs and expenses. Under this agreement, Skystar Cayman owns the intellectual property rights developed or discovered through research and development providing the Services for Xian Tianxing. Xian Tianxing pays a quarterly consulting service fees in Renminbi (“RMB”) to Skystar Cayman that is equal to all of Xian Tianxing’s revenue for such quarter.

Operating Agreement . Pursuant to the operating agreement among Skystar Cayman, Xian Tianxing and the shareholders of Xian Tianxing who collectively hold the majority of the outstanding shares of Xian Tianxing (collectively “Xian’s Majority Shareholders”), Skystar Cayman provides guidance and instructions on Xian Tianxing’s daily operations, financial management and employment issues. The shareholders of Xian Tianxing must designate the candidates recommended by Skystar Cayman as their representatives on Xian Tianxing’s board of directors. Skystar Cayman has the right to appoint senior executives of Xian Tianxing. In addition, Skystar Cayman agrees to guarantee Xian Tianxing’s performance under any agreements or arrangements relating to Xian Tianxing’s business arrangements with any third party. Xian Tianxing, in return, agrees to pledge its accounts receivable and all of its assets to Skystar Cayman. Moreover, Xian Tianxing agrees that without the prior consent of Skystar Cayman, Xian Tianxing will not engage in any transactions that could materially affect the assets, liabilities, rights or operations of Xian Tianxing, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of its assets or intellectual property rights in favor of a third party or transfer of any agreements relating to its business operation to any third party. The term of this agreement is ten (10) years from October 28, 2005 and may be extended only upon Skystar Cayman’s written confirmation prior to the expiration of the this agreement, with the extended term to be mutually agreed upon by the parties.

Equity Pledge Agreement . Under the equity pledge agreement between the shareholders of Xian Tianxing and Skystar Cayman, the shareholders of Xian Tianxing pledged all of their equity interests in Xian Tianxing to Skystar Cayman to guarantee Xian Tianxing’s performance of its obligations under the technology consulting agreement. If Xian Tianxing or Xian’s Majority Shareholders breaches its respective contractual obligations, Skystar Cayman, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The Xian Majority Shareholders also agreed that upon occurrence of any event of default, Skystar Cayman shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the Xian Shareholders to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that Skystar Cayman may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The shareholders of Xian Tianxing agreed not to dispose of the pledged equity interests or take any actions that would prejudice Skystar Cayman’s interest. The equity pledge agreement will expire two (2) years after Xian Tianxing obligations under the exclusive consulting services agreement have been fulfilled.

Option Agreement .    Under the option agreement between the shareholders of Xian Tianxing and Skystar Cayman, the shareholders of Xian Tianxing irrevocably granted Skystar Cayman or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Xian Tianxing for the cost of the initial contributions to the registered capital or the minimum amount of consideration permitted by applicable PRC law. Skystar Cayman or its designated person has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is ten (10) years from October 28, 2005 and may be extended prior to its expiration by written agreement of the parties.

Proxy Agreement . Pursuant to the proxy agreement among Skystar Cayman, Xian’s Majority Shareholders, and Xian Tianxing, Xian’s Majority Shareholders agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Skystar Cayman. The parties entered into a proxy agreement where Xian’s Majority Shareholders have agreed to irrevocably grant a person to be designated by Skystar Cayman with the right to exercise Xian’s Majority Shareholders’ voting rights and their other rights including the attendance at and the voting of Xian’s Majority Shareholders’ shares at the shareholder’s meetings (or by written consent in lieu of meetings) in accordance with applicable laws and its Article of Association, including but not limited to the rights to sell or transfer all or any of his equity interests of the Company, and appoint and vote for the directors and Chairman as the authorized representative of the shareholders of Company. The term of this Proxy Agreement is ten (10) years from October 28, 2005 and may be extended prior to its expiration by written agreement of the parties.

XIAN TIANXING BIO-PHARMACEUTICAL CO., LTD.

As discussed above, our operations are conducted through Xian Tianxing Bio-Pharmaceutical Co., Ltd. (hereafter “Xian Tianxing”) (formerly Xian Tianxing Science and Technology Development Co., Ltd.), a joint stock company incorporated in Xi'an, China in July 1997. After nine (9) years of development, we have become a high-tech enterprise with registered capital of RMB 42,000,000, and are engaged in research, development, production, marketing and sales of bio-pharmaceutical and veterinary products. Our business divisions include a bio-pharmaceutical products division, a veterinary drugs division, a fodder or feed additive division, and a microorganism preparation division.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

Currently, we have four product lines:

1.	Our Bio-pharmaceutical veterinary vaccine line currently includes over 10 different products;

2.	Our Veterinary Medicine line for poultry and livestock currently includes over 40 products;

3.	Our Feed Additives line currently includes over 10 products; and

4.	Our Micro-organism products line currently includes over 10 products.

Among our prominent products is DLV chicken vaccine for prevention of avian coccidiosis disease. DLV chicken vaccine has won a number of accreditation and awards from PRC national authorities. It is safe, effective and easy to administer, and has proved to save costs by 60% as compared to using chemical medicines. With ongoing research and development, management expects that we will continue to introduce new products to the market.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES AND OUR CUSTOMERS

We have a distribution network covering 16 provinces in the PRC. Currently, we have approximately two hundred and eighty (280) distribution agents throughout the PRC. We will continue to establish more representative offices and engage additional distribution agents in order to strengthen its distribution network.

We recognize the importance of branding as well as packaging. All of our products bear a uniform brand but we also brand and package our products with specialized designs to differentiate the different categories of our products.

We conduct promotional marketing activities to publicize and enhance our image as well as to reinforce the recognition of our brand name include:

1.	publishing advertisements and articles in national as well as specialized and provincial newspapers, magazines, and in other media, including the Internet;

2.	participation in national meetings, seminars, symposiums, exhibitions for bio-pharmaceutical and other related industries;

3.	organizing cooperative promotional activities with distributors; and

4.	sending direct mail to major farms.

We currently have over four hundred (400) customers in sixteen (16) provinces in the PRC.

COMPETITION

We have three major competitors in the PRC: Jielin Bio-Tech Production Co., Ltd., Qilu Animal Health Production Co., Ltd., and Zhongmu Industrial Joint Stock Co., Ltd. These companies have more assets and have a larger market share. We are able to compete with these competitors because of our location in Northwest China, our unique products and our lower prices. Other than these three competitors, most of our other competitors produce only one or two products. We produce a complete series of forage additive products and veterinary medicine products.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND THE PRINCIPAL SUPPLIERS

Shanghai Yino Technology Development Co., Ltd., Wan Shou Bei Lu Zhong Kui Cao Yao Xing , Shaanxi Jin Wei Gong Mao Co., Ltd, Hebei Wei Yun Dong Wu Yao Co., Ltd and Shaanxi Yongfeng Su Ye Ke Ji Co., Ltd. collectively supplied over fifty percent (50%) of the raw materials we used to manufacture our products. We design, create prototypes and manufacture our products at our manufacturing facilities located at Xi’an city, Shang’xi province, PRC. Our principal raw materials include Chinese herbs, such as Huoxiang, Huanglian, and Zhang Red Flowers. The prices for these raw materials are subject to market forces largely beyond our control, including energy costs, organic chemical feedstock, market demand, and freight costs. The prices for these raw materials have varied significantly in the past and may vary significantly in the future.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

We rely on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. Currently, we have one patent issued in China, valid for 10 years, and we intend to apply for more patents to protect our core technologies. We also enter into confidentiality, non-compete and invention assignment agreements with our employees and consultants and nondisclosure agreements with third parties. “Jiateng Jun” and “Star Pigeon” are our registered trademarks in the PRC.

Bio-pharmaceutical companies are at times involved in litigation based on allegations of infringement or other violations of intellectual property rights. Furthermore, the application of laws governing intellectual property rights in the PRC and abroad is uncertain and evolving and could involve substantial risks to us.

GOVERNMENT APPROVAL AND REGULATION OF OUR PRINCIPAL PRODUCTS OR SERVICES

Government approval is required for the production of bio-pharmaceutical products. The Chinese Ministry of Agriculture has granted the Company three government permits to produce the following products: Forage Additive Products, Additive and Mixed Forage Products and Veterinary Medicine Products. For the production of the veterinary medicine, there is a national standard known as the Good Manufacturing Practice (“GMP”) standard. A company must establish its facility according to GMP standards, including both the facility and the production process. After establishing such facility, the Company files an application to operate the facility with the Ministry of Agriculture of the PRC government, which then sends a team of specialists to conduct an on-site inspection of the facility. A company cannot start production at the facility until it receives approval from the Ministry of Agriculture to begin operations. The Company currently has obtained the requisite approval and licenses from the Ministry of Agriculture in order to operate our production facilities.

RESEARCH AND DEVELOPMENT

We place great emphasis on product research and development. In cooperation with Shanghai Poultry Verminosis Institution and Shanxi Microbial Institute, we have established two research and development centers. Major projects currently being undertaken at these centers focus on the following:

1.
Development of new bio-pharmaceutical products for animal immunization by employing new technologies in microorganism and bacterium . We will be placing greater resources into the research and development of toxoid, mixed vaccines of toxoid and thalli, genetic vaccines and complex titanium vaccines, which we believe will gradually replace traditional chemical drugs and which will greatly impact the animal vaccination industry.

2.
Development of protein technology and enzyme mechanism . Introducing the technology in polypeptides, we are cooperating with relevant research institutes to develop new products to cure piglet diarrhea. The products will stimulate the release of growth hormones in piglets, improve their ability to produce antibody and excrete stomach acidity, enhance the activity of albumen enzyme and adjust the activity of T.B. cells, thereby improving their all-around disease-resistance ability. We expect these new products will greatly reduce the use of traditional chemical drugs and lead to more environmentally friendly livestock raising. These products are now in the interim stage of development. We are also developing complex enzyme preparations as new feed additives and aims to use anti-inflammatory enzyme, polyase, and cellulose to form the best combination that will effectively dissolve and cause the additive to be absorbed in the feed. This will greatly improve the absorption rate of the feed, thereby reducing the ratio of usage of feed versus meat, while concurrently reducing the incidence of disease in livestock and poultry.

3.
Development of non-pathogenic micro-organisms . We are also developing non-pathogenic micro-organisms and, based upon current products of microbe preparations, lactobacillus, bacillus, bifid bacterium baceroid, and combined with the most appropriate oligosaccharide preparations to produce living bacterium which will be applied to cure gastrointestinal tract diseases resulting from the maladjustment of flora. Microorganism preparations will prove to be effective cure and prevention for livestock disease, and will greatly reduce the use of antibiotic and other drugs.

4.
Development of veterinary medicines for pets . We believe that the pet markets have been fast growing along with the growing economy in the PRC. We believe that this niche is being overlooked by local manufacturers. To take advantage of this opportunity, we have over 20 products of veterinary medicines for pets that are in the course of development.

In 2005, we spent approximately $56,000 or approximately 0.95% of our 2005 revenue on research and development of bio-pharmaceutical products. In 2006, we spent approximately $131,000 or approximately 1.34% of our 2006 revenue on research and development of products.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

In compliance with PRC environmental regulations, we spent approximately $167,000 in 2005, and Nil in 2006, mainly for the wastewater treatment in connection with our production facilities.

EMPLOYEES

In 2006, we had 180 employees, of which 175 worked as full time employees. In 2005, we had 163 employees, of which 158 are full time employees.

PRINCIPAL EXECUTIVE OFFICES

Our principal executive office located at Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xian Province, P.R. China and the telephone number is (8629) 8819-3188.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with “ Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and our predecessor’s financial statements and the related notes included elsewhere in this prospectus. We derived the financial data for the period January 1 through June 30, 2007 and as of December 31, 2005 and 2006 from the predecessor’s financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

	Three Months ended June 30		Six Months ended June 30		Year ended December 31
	2007	2006	2007	2006	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited	Audited	Audited
Net Sales	$3,374,459	$2,762,247	$4,742,269	$3,757,435	$9,796,324	$5,939,416
Cost of sales	1,411,291	1,506,295	2,108,326	2,026,734	5,420,652	3,014,430

Gross profit	1,963,168	1,255,952	2,633,943	1,730,701	4,375,672	2,924,986
Research and development cost	75,225	85,747	106,881	105,086	131,371	56,489
Selling expenses	148,139	75,574	257,567	143,482	574,504	374,473
General and administrative expenses	405,071	104,835	721,622	311,072	881,223	341,081
Amortization of deferred compensation	101,375	341,145	462,274	341,145	1,202,235	-

(Loss) income from operations	1,233,358	648,651	1,085,599	829,916	1,685,339	2,152,943

Merger transaction expenses	-	-	-	-	-	513,414
Other expense (income), net	148,385	1,014	141,226	1,230	15,246	(66,047)

(Loss) income before income taxes	381,954	647,637	77,858	828,686	1,670,093	1,705,576

Provision for income taxes	233,643	164,294	300,267	191,451	494,951	238,058

Net (loss) income	$148,311	$483,343	$(222,409)	$637,235	$1,175,142	$1,467,518

		As at December 31,
	As at June 30, 2007	2006	2005
Consolidated Balance Sheet Data:
Cash	$2,828,299	$192,016	$38,498
Working Capital Deficit
Total Assets	17,801,528	12,246,974	10,459,729
Total Liabilities	2,812,480	2,499,744	3,388,551
Total Shareholders’ Equity	14,989,048	9,747,230	7,071,178

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition for the fiscal years ended December 31, 2006 and 2005 should be read in conjunction with Selected Consolidated Financial Data and our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors”, “Cautionary Notice Regarding Forward-Looking Statements” and “Description of Business” sections and elsewhere in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

The following management’s discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto and the other financial information appearing elsewhere in this item. In addition to historical information, the following discussion contains certain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements relate to our future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as “may”, “will”, “could”, “expect”, “anticipate”, “intend”, “believe”, “estimate”, “plan”, “predict”, and similar terms or terminology, or the negative of such terms or other comparable terminology. Although we believe the expectations expressed in these forward-looking statements are based on reasonable assumptions within the bound of our knowledge of our business, our actual results could differ materially from those discussed in these statements. Factors that could contribute to such differences include, but are not limited to, those discussed in the “Risk Factors” section of this Registration Statement. We undertake no obligation to update publicly any forward-looking statements for any reason even if new information becomes available or other events occur in the future.

Our financial statements are prepared in US Dollars and in accordance with accounting principles generally accepted in the United States. See “Exchange Rates” below for information concerning the exchanges rates at which Renminbi (“RMB”) were translated into US Dollars (“USD”) at various pertinent dates and for pertinent periods.

Overview

Skystar Bio-Pharmaceutical Company (“Skystar”, the “Company”, “we”, “our”, or “us”), formerly known as The Cyber Group Network Corporation (“Cyber”), was incorporated in Nevada under the name “Hollywood Entertainment Network, Inc.” on September 24, 1998. On May 23, 2000, we changed our name to “The Cyber Group Network Corporation”. On February 15, 2006, we further changed our name to “Skystar Bio-Pharmaceutical Company” to reflect its current business operations.

On November 7, 2005, we acquired Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Ltd (“Skystar Cayman”) and, as a result, Skystar Cayman’s variable interest entity (“VIE”) Xian Tianxing Bio-Pharmaceutical Co., Limited (“Xian Tianxing”) by way of the exchange of 48,000,000 shares of our Series B preferred stock for 100% of the issued and outstanding common stock of Skystar Cayman. We accounted for this share exchange transaction as a reverse acquisition and recapitalization and, as a result, our consolidated financial statements are in substance those of Skystar Cayman, with the assets and liabilities, and revenues and expenses, of Cyber being included effective from the date of the stock exchange transaction. Please see Note 1 to our consolidated financial statements included in this report for further details of this stock exchange transaction.

Having no substantive operation of its own, Skystar Cayman, through its VIE, Xian Tianxing, engages in research, development, production, marketing and sales of bio-pharmaceutical and veterinary products in the People’s Republic of China (“China” or the “PRC”). Please see “Contractual Arrangements with Xian Tianxing and its Shareholders” above and Note 1 to our consolidated financial statements included in this report for the contractual arrangements between Skystar Cayman and Xian Tianxing and their impact on our consolidated financial statements.

Critical Accounting Policies

In preparing the consolidated financial statements in accordance with accounting principles generally accepted in the United States, we make estimates and assumptions about the effect of matters that are inherently uncertain and may change in subsequent periods. The resulting accounting estimates will, by definition, may vary from the related actual results. We consider the following to be the most critical accounting policies:

•
Revenue recognition: Revenues of the Company include sales of bio-pharmaceutical and veterinary products in China. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as product returns are insignificant based on historical experience.

(a)	Credit sales: Revenue is recognized when the products have been delivered to the customers.

(b)	Full payment before delivering: Revenue is recognized when the products have been delivered to customers.

•
Accounts receivable: We perform ongoing credit evaluations of our customers and adjust credit limits based upon payment history and the customers’ current credit worthiness, as determined by a review of their current credit information. We continuously monitor collections and payments from our customers and maintain a provision for estimated credit losses based upon historical experience and any specific customer collection issues that have been identified. While such credit losses have historically been within our expectations and the provisions established, we cannot guarantee that we will continue to experience the same credit loss rates that have been experienced in the past.

•
The Debentures and the Warrants: We have adopted APB No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, FAS 133, EITF-98-5, and EITF-00-27, for valuation and accounting treatment of the Debentures and Warrants.

•	Liquidated damages: We have adopted FAS 5 and EITF 00-19-2 in connection with the liquidated damages we are accruing pursuant to the terms of the Registration Rights Agreement.

Results of Operations - Three month period ended June 30, 2007 as compared to three month period ended June 30, 2006

REVENUES. All of our revenue is derived from the sale of bio-pharmaceutical and veterinary products in the PRC. During the three months ended June 30, 2007, we had revenues of $3,374,459 as compared to revenues of $2,762,247 during the three months ended June 30, 2006, an increase of approximately 22%. Our customers tend to use more and more products, which are used in livestock and poultry breeding for the promotion of growth and the prevention of diseases. The demand for our products for livestock and poultry feeding and immunization has soared in the recent quarter. In particular, among other products, our sales of “multi-enzyme amine”, which are used in livestock and poultry breeding for the promotion of growth and prevention of disease, increased by 400% to $302,817 for the three months ended June 30, 2007, from $60,052 for the three months ended June 30, 2006. Meanwhile, our marketing strategy is to continue to develop and launch more new products into the market. During the second quarter, more than 10 veterinary medicines were put into the market. These products account for revenue of $1,476,234 to our Company. We expect that our sales will continue to grow as we continue to strengthen our sales force and bring more new products to the market.

GROSS PROFIT. Cost of goods sold, which consist of raw materials, direct labor and manufacturing overhead, were $1,411,291 for the three months ended June 30, 2007 as compared to $1,506,295 for the three months ended June 30, 2006. Gross profit was $1,963,168 for the three months ended June 30, 2007 as compared to $1,255,952 for the three months ended June 30, 2006, representing gross profit margins of approximately 59% and 45%, respectively. The increase in our gross profit margin is attributable to; (a) the introduction of new high demand products that have higher gross profit margins, (b) the improvements of manufacturing techniques and the adoption of new technologies that promote efficient operations of our equipment and machineries. These improvements also allowed us to use raw materials more efficiently thereby reducing waste, and subsequently we experienced a significant decrease in raw material costs.

SELLING EXPENSES. Selling expenses, which consists of commissions, advertising and promotion expenses, freight charges and salaries totaled $148,139 for the three months ended June 30, 2007 as compared to $75,574 for the three months ended June 30, 2006, an increase of approximately 96%. This increase is primarily attributable to our expanding sales team and activities, which are, in turn, reflected in our increased sales. We believe that our selling expenses will continue to increase as our sales continue to grow.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses totaled $405,071 for the three months ended June 30, 2007, as compared to $104,835 for the three months ended June 30, 2006, an increase of approximately 286%. This increase is primarily attributable to the additional legal, accounting and other professional services that were necessary to stay compliant as a U.S. public company. Our subsidiary in Xi’an, China, had no significant increase in administrative expenses due to good management controls.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs, which consist of salaries, professional fees and technical support fees, totaled $75,225 for the three months ended June 30, 2007, as compared to $85,747 for the three months ended June 30, 2006, a decrease of approximately 12%. The decrease is attributable to our ability to do more self-development and research for existing and new products.

INCOME FROM OPERATIONS. We recorded an income of $1,233,358 from operations for the three months ended June 30, 2007 as compared to an income of $648,651 for the same period in 2006, representing a increase of approximately 90%. The increase is mainly due to increased sales of our products and more sales of products with higher gross profit margins.

NET INCOME. Skystar had an income of $148,311 for the three months ended June 30, 2007 as compared to net income of $483,343 for the three months ended June 30, 2006. The decrease in net income is largely attributable to: (a) the amortization of the expenses relating to the convertible debentures and warrants pursuant to the Securities Purchase Agreement on February 27, 2007 and the related interest and financing costs, and (b) additional professional services required as a U.S. public company. For the three months ended June 30, 2007, the total interest expense was $703,019. This includes $622,730 for the amortization of the financing costs. Skystar’s management believes that net income will increase as our sales increase in the coming quarters.

Results of Operations - Six month period ended June 30, 2007 as compared to six month period ended June 30, 2006

REVENUES. All of our revenue is derived from the sale of bio-pharmaceutical and veterinary products in the PRC. During the six months ended June 30, 2007, we had revenues of $4,742,269 as compared to revenues of $3,757,435 during the six months ended June 30, 2006, an increase of approximately 26%. This increase is mainly attributable to the increase in the number of promotional activities we carried out during the six months of 2007. Our customers tend to use more and more products, which are used in livestock and poultry breeding for the promotion of growth and the prevention of diseases. The demand for our products for livestock and poultry feeding and immunization has soared in the recent quarter. In particular, among other products, our sales of “multi-enzyme amine”, which are used in livestock and poultry breeding for the promotion of growth and prevention of disease, increased by 310% to $366,510 for the six months ended June 30, 2007, from $88,455 for the six months ended June 30, 2006. Meanwhile, our marketing strategy is to continue to develop and launch more new products into the market. During the second quarter, more than 10 veterinary medicines were put into the market. These products account for revenue of $1,476,234 to our company. We believe that our sales will continue to grow because we are strengthening our sales force and we will be launching more new products.

GROSS PROFIT. Cost of goods sold, which consist of raw materials, direct labor and manufacturing overhead, were $2,108,326 for the six months ended June 30, 2007 as compared to $2,026,734 for the six months ended June 30, 2006. Gross profit was $2,633,943 for the six months ended June 30, 2007 as compared to $1,730,701 for the six months ended June 30, 2006, representing gross profit margins of approximately 56% and 46%, respectively. The increase in our gross profit margin is attributable to; (a) the introduction of new high demand products that have higher gross profit margins, (b) the improvements of manufacturing techniques and the adoption of new technologies that promote efficient operations of our equipment and machineries. These improvements also allowed us to use raw materials more efficiently, thereby reducing waste, and subsequently we experienced a significant decrease in raw material costs.

SELLING EXPENSES. Selling expenses, which consist of commission, advertising and promotion expenses, freight charges and salaries totaled $257,567 for the six months ended June 30, 2007 as compared to $143,482 for the six months ended June 30, 2006, an increase of approximately 80%. This increase is primarily attributable to our expanding sales team and activities, which are, in turn, reflected in our increased sales. We believe that our selling expenses will continue to increase as our sales continue to grow.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses totaled $721,622 for the six months ended June 30, 2007, as compared to $311,072 for the six months ended June 30, 2006, an increase of approximately 132%. This increase is primarily attributable to the additional professional services occurred as a U.S. public company, Our subsidiary in Xi’an, China, had no significant increase in administrative expenses due to good management controls.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs which consist of salaries, professional and technical support fees, totaled $106,881 for the six months ended June 30, 2007, as compared to $105,086 for the six months ended June 30, 2006, a decrease of approximately 2%. The decrease is attributable to our ability to do more self-development and research for existing products and new products.

INCOME FROM OPERATIONS. We recorded an income of $1,085,600 from operations for the six months ended June 30, 2007 as compared to an income of $829,916 for the same period in 2006, representing an increase of approximately 31%. The increase is mainly due to increased sales of our products and more sales of products with higher gross profit margin.

NET INCOME. Skystar had a loss of $222,409 for the six months ended June 30, 2007 as compared to net income of $637,235 for the six months ended June 30, 2006. The decrease in net income is largely attributable to: (a) the amortization of the expenses relating to the convertible debentures and warrants pursuant to the Securities Purchase Agreement on February 27, 2007 and the related interest and financing costs, and (b) additional professional services required as a U.S. public company. For the six months ended June 30, 2007, the total interest expense was $866,515. This includes $755,524 for the amortization of the financing costs. Skystar’s management believes that net income will increase as our sales increase in the coming quarters.

Results of Operations - Year ended December 31, 2006 as compared to year ended December 31, 2005

REVENUES. All of our revenue is derived from the sale of bio-pharmaceutical and veterinary products in the PRC. During the year ended December 31, 2006, we had revenues of $9,796,324 as compared to revenues of $5,939,416 during the year ended December 31, 2005, an increase of approximately 65%. In general, this increase is attributable to our increased sales volume, partially offset by a decline in per unit selling price. The increase in sales volume is mainly attributable to the increase in number of our promotional activities. We believe that our sales will continue to grow because we are strengthening our sales force and launching new products.

GROSS PROFIT. Cost of goods sold, which consist of raw materials, direct labor and manufacturing overhead, were $5,420,652 for the year ended December 31, 2006 as compared to $3,014,430 for the year ended December 31, 2005. Gross profit was $4,375,672 for the year ended December 31, 2006 as compared to $2,924,986 for the year ended December 31, 2005, representing gross margins of approximately 45% and 49%, respectively. The decrease in our gross profit margin is attributable to the increase of the cost of raw materials and decrease in selling price. We believe that this is a short term trend as we can improve our cost control by obtaining better pricing through bulk purchase of raw materials. Additionally, we are working on improving our formulas to reduce the amount of raw materials used.

SELLING EXPENSES. Selling expenses, which consist of commission, advertising and promotion expenses, freight charges and salaries totaled $475,504 for the year ended December 31, 2006 as compared to $374,473 for the year ended December 31, 2005, an increase of approximately 27%. We believe that our selling expenses will increase as we increase our sales teams and revenues.

GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses totaled $881,223 for the year ended December 31, 2006 as compared to $341,081 for the year ended December 31, 2005, an increase of approximately 159%. This increase is primarily attributable to the expansion of our operations and the professional fees relating to compliance with our duties under the U.S. securities laws and regulations as a reporting company.

RESEARCH AND DEVELOPMENT COSTS. Research and development costs which consist of salaries, professional and technical support fees, totaled $131,371 for the year ended December 31, 2006 as compared to $56,489 for the year ended December 31, 2005, an increase of approximately 133%. The increase is attributable to our continuing efforts to introduce new products. In 2005, we had 40 products. In 2006, the number of products we offer increased to 42 products.

NET INCOME. Skystar had a net income of $1,175,142 for the year ended December 31, 2006 as compared to $1,467,518 for the year ended December 31, 2005. The decrease in net income is attributable primarily to an increase in cost relating to compliance with U.S. securities laws and regulations as a reporting company. Skystar management believes that net income will increase as Skystar introduces new products and increases sales.

Liquidity

Six Months Ended June 30, 2007:

For the six months ended June 30, 2007, cash used in operating activities was $263,586 as compared to $308,626 cash generated from operating activities for the six months ended June, 2006. The decrease is primarily attributable to bulk purchase of raw materials, which was used for the production in the second quarter. We also paid off some of the accrued expenses and income and sales tax payables during the first quarter of 2007.

We used $764,409 in investing activities for the six months ended June 30, 2007, as compared to $182,953 used for the six months ended June 30, 2006. The expenditure in investing activities for 2007 consisted of, among others, payment of $311,207 for the purchases of property, plant and equipment (net of decrease in deposits paid) as the construction of our new plant was in full swing and was completed at the end of second quarter of 2007.

On the other hand, from financing activities, we generated $3,479,314 in the six-month period ended June 30, 2007, mainly from issuance of convertible debentures and warrants on February 27, 2007, as compared to $124,620 used in financing activities for the same period in 2006.

As of June 30, 2007, the Company had cash of $2,828,299. Our total current assets were $5,226,222 and our total current liabilities were $1,287,319, which resulted in a net working capital of $3,938,903, which indicates that the Company has the ability to meet cash requirements for its operations in order to continue as a going concern. Management believes the Company’s ability to continue as a going concern is dependent upon its ability to maintain profitable operations and to obtain additional financing or refinancing as may be required. Our management believes that the Company will generate sufficient cash flow to meet its obligations on a timely basis in the foreseeable future.

Year Ended December 31, 2006:

For the year ended December 31, 2006, we generated cash from operating activities of $1,600,554, as compared to $3,292,836 for the year ended December 31, 2005. The decrease is primarily attributable to repayment of tax payables. We used $1,120,132 in investing activities for 2006 as compared to $5,163,143 for 2005. The expenditure in investing activities for 2006 consisted of, among others, payment of $2,098,659 for the purchases of property, plant and equipment and construction in progress as the construction of our new plant has been in full swing and is expected to be completed at the end of 2007. On the other hand, we used $328,302 in financing activities for 2006 (as compared to $1,805,147 generating from financing activities for 2005), which, among others, consisted of repayment of $364,906 as non-interest bearing loan from a third party to us.

As of December 31, 2006, the Company had cash of $192,016. Our total current assets were $999,174 and our total current liabilities were $1,538,244, which resulted in a net working capital deficiency of $539,070. On February 28, 2007, we entered into a Securities Purchase Agreement dated February 26, 2007 (the “Agreement”), with several institutional and accredited investors (the “Purchasers”) pursuant to which we sold to the Purchasers $4.075 million in aggregate principal amount of 8% convertible debentures due February 28, 2009 (the “Debentures”), and warrants to purchase 4,075,000 shares of the common stock of the Company (the “Warrants”), in a private placement pursuant to Regulation D under the Securities Act of 1993 (the “Transaction”). We believe that we have sufficient cash flow to meet the obligations on a timely basis in the foreseeable future.

We had capital expenditure commitments outstanding as of December 31, 2006 in the amount of $1,372,787 in relation to the construction of a new plant which will meet the Good Manufacturing Practices Standard and $259,511 in relation to the purchase of machinery. The new plant and machinery will enable us to consolidate our existing operations and to expand the production capacity for our bio-pharmaceutical business.

Capital Resources

We received proceeds pursuant to the above mentioned Securities Purchase Agreement on March 9, 2007. Of the capital raised, we estimate that $2,000,000 will be spent on the construction of the new plant, $1,000,000 will be spent on research and development of new products and any remaining balance will be used to expand company’s sales network and as a reserve for company’s working capital needs.

Plan of Operations

Over the next 12 months, we plan to continue to market and sell our products and to develop new products.

In addition, in 2003, the Company received approval from the State Council of China to expand its production facilities and construct a new Good Manufacturing Practice (“GMP”) standard plant. The entire expansion project cost approximately RMB 69,410,000 ($8,500,000). The Company’s total investment in this project includes approximately $7,000,000 for the facilities and $1,500,000 for working capital. The construction work commenced in late 2004. The new factory had been in the process of test production since the beginning of 2007 and started its full capacity operation in May 2007. The Company anticipates that the new factory can generate sufficient cash flows and therefore, management has concluded, there is no impairment loss on the construction in progress.

Product Research and Development

We believe that Xian Tianxing will be developing several products including new bio-pharmaceutical products for animal immunization, non-pathogenic micro-organisms for the cure and prevention of livestock disease, complex enzyme preparations as animal feed additives, and several new veterinary medicine products within the next 12 months.

Off-Balance Sheet Arrangements

As of the date of this registration statement, we do not have any outstanding financial guarantees or commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Exchange Rates

Xian Tianxing maintains its books and records in Renminbi (“RMB”), the lawful currency of the PRC. In general, for consolidation purposes, we translate Xian Tianxing’s assets and liabilities into US Dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income is translated at average exchange rates during the reporting period. Adjustments resulting from the translation of Xian Tianxing’s financial statements are recorded as accumulated other comprehensive income.

Until July 21, 2005, RMB had been pegged to US$ at the rate of RMB8.30: US$1.00. On July 21, 2005, the PRC government reformed the exchange rate system into a managed floating exchange rate system based on market supply and demand with reference to a basket of currencies. In addition, the exchange rate of RMB to US$ was adjusted to RMB8.11: US$1.00 as of July 21, 2005. The People’s Bank of China announces the closing price of a foreign currency such as US$ traded against RMB in the inter-bank foreign exchange market after the closing of the market on each working day, which will become the unified exchange rate for the trading against RMB on the following working day. The daily trading price of US$ against RMB in the inter-bank foreign exchange market is allowed to float within a band of ± 0.3% around the unified exchange rate published by the People’s Bank of China. This quotation of exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the Bank of China or other institutions required submitting a payment application form together with invoices, shipping documents and signed contracts.

The exchange rates used to translate amounts in RMB into US Dollars for the purposes of preparing the consolidated financial statements or otherwise stated in this MD&A were as follows:

	June 30, 2007	December 31, 2006	June 30, 2006	December 31, 2005

Assets and liabilities	USD0.1315: RMB1	USD0.12820: RMB1	USD0.1252: RMB1	USD0.124: RMB1

Statements of operations and cash flows for the period/year ended	USD0.1297: RMB1	USD 0.12557 : RMB1	USD0.1246: RMB1	USD0.122: RMB1

No representation is made that RMB amounts have been, or would be, converted into US$ at the above rates.

Inflation

We believe that inflation has not had a material effect on our operations to date.

Related Party Transactions

For a description of out related party transactions see the section of this prospectus entitled “Certain Relationships and Related Transactions.”

DESCRIPTION OF PROPERTY

The Company’s headquarters is currently located in approximately 345 square meters of office space at Rm. 10601, Jiezuo Plaza, No.4, Fenghui Road South, Gaoxin District, Xian Province, PRC. This property belongs to Mr. Weibing Lu, director and chief executive officer of the Company. This property was provided free for the use of the Company’s administrative division in 2006 and 2005.

Existing Production Facilities

Currently, the Xian Tianxing has four plants that are located at San Qiao, Xi’an city, Shanxi Province, PRC. The Company owns these 4 plants and has obtained a prepaid land use right to acquire a long-term interest to utilize the land underlying the property facility. In addition, Xian Tianxing entered into a tenancy agreement for the lease of factory premises for a period of ten years from October 1, 2004 to September 30, 2014. The annual rent for the factory premises is $10,361 and is also subject to a 10% increase every four subsequent years. The Company’s production facilities are described as follows:

1.
Bio-pharmaceutical plant . Constructed according to national Good Manufacturing Practice (“GMP”) standards, this plant occupies an of area of approximately 2,000 square meters and has an annual production capacity of vaccines for approximately 2 billion livestock and poultry.

2.
Veterinary medicine plant . Also constructed according to national GMP standards, this plant occupies an area of approximately 1,000 square meters and has a production capacity of approximately 2 billion bottles of liquid preparations and 300 tons of powder preparations.

3.
Microorganism plant . Occupying an area of approximately 380 square meters, this production plant is run in cooperation with experts from Japan Kato Microbiology Institute, Microbiology Institute of Shanxi Province and Northwest Agro-Forestry Sci-tech University.

4.	Feed additive plant . This production facility occupies an area of approximately 380 square meters.

We believe that the general physical condition of the plants and production facilities of the company can completely satisfy our current production needs of the company in terms of quantity and production quality.

Expansion of Production Facilities

In 2003, the Xian Tianxing received approval from the State Council of China to expand its production facilities and construct a new Good Manufacturing Practice (“GMP”) standard plant. The Company's total investment in this project thus far is estimated at RMB 82,000,000 (US$10,501,000). Xian Tianxing has been accredited as a high-tech enterprise, and the Company’s expansion project has gained full support of both Shanxi provincial government and Xian municipal government.

The construction work commenced in late 2004 and is expected to be completed by the end of 2007. The new plant when completed will occupy approximately 45 hectares and have a total area of approximately 14,100 sq. meters, comprising:

1.	a factory that will produce veterinary medicines and occupies an area of approximately 4,200 square meters;

2.	a microorganism factory for probiotic production will occupy an area of approximately 1,000 square meters;

3.	a building for quality control, research and development, and administration that occupies an area of approximately 3,400 square meters;

4.	a GMP standard bio-pharmaceutical factory with a total area of about 4,500 square meters and three production lines for active bacteria, inactivated vaccines, and coccidiosis vaccines; and

5.	an animal laboratory complying ABSL-2 requirements will occupy an area of approximately about 1,000 sq. meters.

Xian Tianxing’s administration building, the veterinary medicine factory, the bio-pharmaceutical factory and the first phase of the microorganism factory have already been completed. The microorganism factory and the animal laboratory are expected to be completed by the end of 2007. The veterinary medicine and the bio-pharmaceutical factories are being submitted to PRC Ministry of Agriculture’s Veterinary Drugs GMP Inspection Committee (“GMP Inspection Committee”) for inspection and approval. Upon completion, the microorganism factory will also be submitted to the GMP Inspection Committee for inspection and approval.

We believe that the current facilities occupied by us and its subsidiaries will be able to meet our operational needs for the coming three to five years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED TRANSACTIONS

(a)   Related party receivables and payables

Set forth below are the related party transactions between Xian Tianxing’s shareholders, officers and/or directors, and Xian Tianxing, with whom Skystar has contractual arrangements which give Skystar the ability to substantially influence Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

	June 30,	December 31,
	2007	2006
Amounts due from shareholders:
Ms. Aixia Wang	66	-
Mr. WeiBing Lu	49,594	-
Mr. Wei Wen	14,934
Total	$64,594	$-

Amount due to a related company:
TainXing digital-a company owned by a director	16,438	16,025
Xingji Company -a company owned by a director's wife	4,526
Total	$20,964	$16,025

DIRECTOR INDEPENDENCE

Currently, none of the directors serving on our board are “independent,” within the meaning of the applicable federal securities laws. However, we expect to be able to attract and recruit additional candidates to serve on our board as independent directors, the timing of which will depend on the availability and willingness of qualified independent director candidates to serve in such capacity. Our Board plans to appoint independent directors as part of its plans to form audit, nominating and compensation committees for the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock, par value $0.001 per share (“Common Stock”), is traded on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “SKBI”. There was no active trading market for the Common Stock before May 22, 2000. The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for our common stock as reported on the OTCBB. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Common Stock

Quarter Ended	High Bid	Low Bid

June 30, 2007	$1.69	$1.04
March 31, 2007	$1.84	$1.30

December 31, 2006	$2.60	$1.20
September 30, 2006	$2.11	$1.80
June 30, 2006	$2.70	$1.10
March 31, 2006*	$5.578	$1.60

December 31, 2005	$0.0175	$0.0060
September 30, 2005	$0.0185	$0.0023
June 30, 2005	$0.0046	$0.0015

* Increase in stock price commencing in the first quarter of our 2006 fiscal year reflect the effect of a 1-for-397 reverse stock split of our common stock that became effective on February 15, 2006.

Holders

As of September 7, 2007, there were approximately 357 stockholders of record of our common stock and there was 1 stockholder of record of our preferred stock.

Dividend Policy

While there are no restrictions that limit our ability to pay dividends, we have not paid, and do not currently intend to pay cash dividends on our common stock in the foreseeable future. Our policy is to retain all earnings, if any, to provide funds for operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officers below for the fiscal year ended December 31, 2006. The following table summarizes all compensation for fiscal year 2006 received by our Chief Executive Officer and for fiscal year 2005 by our then Chief Executive Officer and Chief Financial Officer.

Summary Compensation

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ( $)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ( $)	Total ($)
Weibing Lu,	2006	7,091	-0-	-0-	-0-	-0-	-0-	-0-	7,091
current CEO (1)	2005	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

R. Scott Cramer,	2006	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
former CEO and CFO (2)	2005	60,000	-0-	-0-	-0-	-0-	-0-	-0-	60,000

(1)
In connection with the Share Exchange Transaction (described in Description of Business above under the heading "Corporate Organization and History"), Mr. Lu became our Chief Executive Officer on November 7, 2005, but he did not receive any compensation in 2005.

(2)	In connection with the Share Exchange Transaction, Mr. Cramer resigned as our Chief Executive Officer and Chief Financial Officer on November 7, 2005 but remains as a Company director.

Outstanding Equity Awards at Fiscal Year-End

There are no unexercised options, unvested stock awards or equity incentive plan awards for any of the above-named executive officers outstanding as of December 31, 2006.

Employment Agreements, Termination of Employment and Change-in-Control Arrangements

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control.

Compensation of Directors

During the most recent fiscal year, our directors were compensated as follows:

DIRECTOR COMPENSATION TABLE
Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Weibing Lu (1)	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Erna Gao (1)	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Wei Wen (1)	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Xinya Zhang (1)	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-
R. Scott Cramer (2)	2006	-0-	126,000 (4)	-0-	-0-	-0-	-0-	126,000
Steve Lowe (2) (3)	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)
In connection with the Share Exchange Transaction (described in Description of Business above under the heading "Corporate Organization and History"), these persons became our directors on November 7, 2005. After the change in control that occurred as a result of the Share Exchange Transaction, we do not have any compensation arrangements with our directors.

(2)
Prior to the closing of the Share Exchange Transaction, we issued common stock to these persons as compensation for all accrued amounts owed to them as directors and/or officers. After the change in control that occurred as a result of the Share Exchange Transaction, we do not have any compensation arrangements with our directors.

(3)
Steve Lowe resigned from his position as our director effective at the close of business on October 6, 2006. Mr. Lowe’s resignation was not the result of any disagreement with or dispute over issues involving the management of the Company.

(4)
On November 15, 2006, we issued 70,000 shares of common stock to the Cramer Family Trust as salary to R. Scott Cramer. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of our common stock as of November 15, 2006 was $1.8 per share.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTINGAND FINANCIAL DISCLOSURES

As reported in a Form 8-K Current Report filed with the Commission on January 19, 2006 and as amended in a Form 8-K/A filed on January 27, 2006, the Company changed its independent accountants from Weinberg & Company, P.A. to GC Alliance Limited, effective January 18, 2006. Thereafter, as reported in a Form 8-K Current Report filed with the Commission on February 27, 2006 and amended in a Form 8-K/A filed on March 3, 2006, the Company then changed its independent accountants from GC Alliance Limited to Moore Stephens Wurth Frazer and Torbet LLP, effective February 21, 2006. Thereafter, as reported in a Form 8-K Current Report filed with the Commission on March 6, 2007 and amended in a Form 8-K/A filed on March 8, 2007, the Company then changed its independent accountants from Moore Stephens Wurth Frazer and Torbet LLP to Schwartz Levitsky Feldman LLP, Chartered Accountants, effective March 6, 2007.  Thereafter, as reported in a Form 8-K Current Report filed with the Commission on April 30, 2007, the Company changed its independent accountants from Schwartz Levitsky Feldman LLP, Chartered Accountants to Moore Stephens Wurth Frazer and Torbet LLP, effective April 26, 2007.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2/A under the Securities Act with respect to the common stock being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules filed as part of the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington D.C. 20549. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 450 Fifth Street, N.W., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1(800) SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

FINANCIAL STATEMENTS

The consolidated financial statements as of December 31, 2006 and 2005 and the unaudited condensed consolidated financial statements as of June 30, 2007 and for the three months ended June 30, 2007 and 2006 commence on the following page.

SKYSTAR BIO-PHARMACEUTICAL COMPANY
(Formerly known as The Cyber Group Network Corporation)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Skystar Bio-Pharmaceutical Company and Subsidiary

We have audited the accompanying consolidated balance sheets of Skystar Bio-Pharmaceutical Company and Subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income and other comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2006. These consolidated financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Skystar Bio-Pharmaceutical Company and Subsidiary as of December 31, 2006 and 2005, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
May 17, 2007

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND 2005

	2006	2005
ASSETS
CURRENT ASSETS:
Cash	$192,016	$38,498
Restricted cash	69,610	62,000
Accounts receivable, net of allowance for doubtful
accounts of $14,426 and $71,613 as of
December 31, 2006 and 2005, respectively	131,599	247,354
Inventories	528,566	175,687
Deposits and prepaid expenses	29,944	15,179
Loans receivable	8,558	261,640
Amounts due from shareholders	-	122,966
Amounts due from a related company	-	587,016
Other receivables	38,881	28,008
Total current assets	999,174	1,538,348

PLANT AND EQUIPMENT, net	10,910,948	8,564,360

OTHER ASSETS:
Prepaid land use right, net	311,212	307,421
Intangible, net	25,640	49,600
Total other assets	336,852	357,021
Total assets	$12,246,974	$10,459,729

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Interest-bearing short-term loan	$38,460	$37,200
Non-interest bearing loan from third party	62,818	421,104
Accounts payable	71,223	9,692
Accrued expenses and other	523,892	135,300
Taxes payable	218,231	1,811,405
Other payables	607,595	64,496
Amount due to related companies	16,025	24,676
Amount due to shareholders	-	78,678
Total current liabilities	1,538,244	2,582,551

Deferred government grant	961,500	806,000
Total liabilities	2,499,744	3,388,551

CONTINGENCY LIABILITIES

SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 2,000,000 series "A" shares issued and outstanding as of December 31, 2006 and 2005, respectively; Nil and 48,000,000 series "B" shares issued and outstanding as of December 31, 2006 and 2005, respectively	2,000	50,000

Common stock, $0.001 par value, 50,000,000 and 500,000,000 shares authorized as of December 31, 2006 and 2005, respectively; 12,795,549 and 1,260,651 shares issued and outstanding as of December 31, 2006 and 2005, respectively	12,795	1,261

Paid-in-capital	6,246,325	4,301,747
Deferred compensation	(705,877)	-
Statutory reserves	779,624	364,460
Retained earnings	2,952,343	2,192,365
Accumulated other comprehensive income	460,020	161,345
Total shareholders' equity	9,747,230	7,071,178
Total liabilities and shareholders' equity	$12,246,974	$10,459,729

See report of independent registered public accounting firm
The accompanying notes are an integral part of this statement.

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
REVENUE	$9,796,324	$5,939,416
COST OF SALES	5,420,652	3,014,430

GROSS PROFIT	4,375,672	2,924,986

RESEARCH AND DEVELOPMENT COST	131,371	56,489
SELLING EXPENSES	475,504	374,473
GENERAL AND ADMINISTRATIVE EXPENSES	881,223	341,081
AMORTIZATION OF DEFERRED COMPENSATION	1,202,235	-

INCOME FROM OPERATIONS	1,685,339	2,152,943

MERGER TRANSACTION EXPENSE	-	513,414
OTHER EXPENSE (INCOME), net	15,246	(66,047)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,670,093	1,705,576

PROVISION FOR INCOME TAXES	494,951	238,058

NET INCOME	1,175,142	1,467,518

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	298,675	161,345

COMPREHENSIVE INCOME	$1,473,817	$1,628,863

EARNINGS PER SHARE:
- Basic	$0.11	$1.16
- Diluted	$0.09	$0.13

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
- Basic	11,144,153	1,260,651
- Diluted	12,498,386	10,935,509

See report of independent registered public accounting firm .
The accompanying notes are an integral part of this statement.

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Preferred stock		Common stock				Retained earnings		Accumulated other
	Shares	Amount	Shares	Amount	Paid-in capital	Deferred Compensation	Statutory reserves	Unrestricted	comprehensive income	Totals
BALANCE, December 31, 2004	50,000,000	50,000	1,260,651	1,261	2,764,787	-	163,396	925,911	-	3,905,355
Capital contribution by orginal shareholders					1,536,960					1,536,960
Foreign currency translation									161,345	161,345
Net income								1,467,518	-	1,467,518
Additions to paid in capital										-
Adjustment to statutory reserve							201,064	(201,064)	-	-
BALANCE, December 31, 2005	50,000,000	$50,000	1,260,651	$1,261	$4,301,747	$-	$364,460	$2,192,365	$161,345	$7,071,178
Share conversion	(48,000,000)	(48,000)	10,745,548	10,745	37,255					-
Share issued for services			789,350	789	1,907,323	(1,908,112)				-
Amortization of deferred compensation						1,202,235				1,202,235
Foreign currency translation									298,675	298,675
Net income								1,175,142		1,175,142
Appropriation to statutory reserve							415,164	(415,164)		-
BALANCE, December 31, 2006	2,000,000	$2,000	12,795,549	$12,795	$6,246,325	$(705,877)	$779,624	$2,952,343	$460,020	$9,747,230

See report of independent registered public accounting firm
The accompanying notes are an integral part of this statement.

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,175,142	$1,467,518
Adjustments to reconcile net income to cash
provided by operating activities:
Allowance for doubtful accounts	(57,187)	-
Depreciation and amortization	119,770	118,703
Loss on disposal of fixed assets	-	4,517
Amortization of deferred compensation	1,202,235	-
Change in assets and liabilities
Accounts receivable, trade	178,774	472,190
Inventories	(339,811)	(181)
Deposits and prepaid expenses	(13,958)	142,223
Other receivables	(9,721)	294,503
Accounts payable	59,947	(1,533)
Deposits from customers	-	(13,959)
Accrued expenses and other payables	905,949	(19,652)
Taxes payables	(1,620,586)	828,507
Net cash provided by operating activities	1,600,554	3,292,836

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in restricted cash	(5,397)	183,000
Proceeds from loans receivable	264,953	950,272
Proceeds from other investments	-	244,000
Proceeds from disposal of property, plant & equipment	-	862
Cash acquired from reverse acquisition	-	250
Proceeds from shareholders	124,523	633,539
Proceeds from related company	594,448	-
Payments to related company	-	(577,548)
Purchase of property, plant and equipment	(2,098,659)	(6,597,518)
Net cash used in investing activities	(1,120,132)	(5,163,143)

CASH FLOWS FROM FINANCING ACTIVITIES
Amount due to shareholders	(79,674)	53,009
Amount due to related companies	(9,292)	13,054
Non-interest bearing loan from third party	(364,906)	421,104
Proceeds from government subsidies	125,570	62,000
Capital contribution in cash by stockholders	-	1,255,980
Net cash (used in) provided by financing activities	(328,302)	1,805,147

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,398	54,052

INCREASE (DECREASE) IN CASH	153,518	(11,108)

CASH, beginning of year	38,498	49,606
CASH, end of year	$192,016	$38,498

See report of independent registered public accounting firm
The accompanying notes are an integral part of this statement.

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Note 1-  DESCRIPTION OF BUSINESS AND ORGANIZATION

Skystar Bio-Pharmaceutical Company (“Skystar” or the “Company”), formerly known as The Cyber Group Network Corporation (“Cyber”), was incorporated in Nevada under the name “Hollywood Entertainment Network, Inc.” on September 24, 1998. On May 23, 2000, the Company changed its name to “The Cyber Group Network Corporation”. On February 15, 2006, the Company further changed its name to “Skystar Bio-Pharmaceutical Company” to reflect its current business operations.

On November 7, 2005, the Company completed a stock exchange transaction with the stockholders of Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Limited (“Skystar Cayman”), whereby 48,000,000 shares of the Company’s Series B preferred stock was issued to the stockholders of Skystar Cayman in exchange for 100% of the common stock of Skystar Cayman. The 48,000,000 shares of Series B preferred stock issued to the stockholders of Skystar Cayman shall be convertible, in aggregate, into a number of shares of the Company’s common stock that would equal 89.5% of the outstanding shares of the Company’s common stock, if the shares were to be converted on the closing date of the stock exchange transaction which was November 7, 2005. In addition, Skystar Cayman paid $120,000 to Cyber, which was used to pay liabilities of Cyber.

In connection with the stock exchange transaction, the Company appointed four new directors, Mr. Weibing Lu, Mr. Wei Wen, Mr. Xinya Zhang and Ms. Erna Gao, to the Company’s board of directors. Furthermore, concurrent with the closing of the stock exchange transaction, all of the Company’s former officers and a director, Mr. David Wassung resigned their positions and Mr. Weibing Lu was appointed the new chief executive officer, Ms. Erna Gao the new chief financial officer, and Mr. Wei Wen the new secretary.

The stock exchange transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby Skystar Cayman is deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer). The accompanying consolidated financial statements are in substance those of Skystar Cayman, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of the stock exchange transaction. The Company is deemed to be a continuation of the business of Skystar Cayman. 2,000,000 shares of the Company’s preferred stock and 500,000,000 shares of its common stock outstanding prior to the stock exchange have been accounted for at their net book value at the time of the transaction.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Skystar Cayman was incorporated under the laws of the Cayman Islands on January 24, 2005. It has not carried on any substantive operations of its own, except for the entering of certain exclusive agreements with Xian Tianxing Bio-Pharmaceutical Co., Limited (“Xian Tianxing”). Skystar Cayman through its variable interest entity (“VIE”), Xian Tianxing Bio-Pharmaceutical Co., Limited engages in research, development, production, marketing and sales of bio-pharmaceutical and veterinary products. All current operations of the Company are in the People’s Republic of China (“China” or the “PRC”).

Xian Tianxing was incorporated on July 3, 1997 in the PRC as a limited liability company without shares. On December 31, 2003, Xian Tianxing was restructured from a limited liability company without shares to a joint stock limited company. According to the PRC law, a “limited liability company” is a company whose shareholders shall assume liability towards the company to the extent of their respective capital contributions, whereas a joint stock limited company is a company having its total capital divided into equal shares and whose shareholders shall assume liability to the extent of their respective shareholdings.

The paid-in capital of Xian Tianxing was funded by the majority shareholders of Skystar Cayman. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on October 28, 2005, Skystar Cayman entered into certain exclusive agreements with Xian Tianxing and its shareholders. Xian Tianxing holds the licenses and approvals necessary to operate the bio-pharmaceutical business in China. Pursuant to these agreements, Skystar Cayman provides exclusive technology consulting and other general business operation services to Xian Tianxing in return for a consulting services fee which is equal to Xian Tianxing’s revenue. In addition, Xian Tianxing’s shareholders have pledged their equity interests in Xian Tianxing to Skystar Cayman, irrevocably granted Skystar Cayman an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Xian Tianxing and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Skystar Cayman. Through these contractual arrangements, Skystar Cayman has the ability to substantially influence Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

As a result of these contractual arrangements, which obligates Skystar Cayman to absorb a majority of the risk of loss from Xian Tianxing’s activities and enable Skystar Cayman to receive a majority of its expected residual returns, Skystar Cayman accounts for Xian Tianxing as a variable interest entity (“VIE”) under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. Accordingly, Skystar Cayman consolidates Xian Tianxing’s results, assets and liabilities.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Because Skystar and Xian Tianxing are under common control, the consolidation of Skystar Cayman and Xian Tianxing has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Skystar and Xian Tianxing had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The Company’s consolidated assets do not include any collateral for Xian Tianxing’s obligations. The creditors of Xian Tianxing do not have recourse to the general credit of the Company.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the financial statements of the Company, its subsidiary, Skystar Cayman, and its variable interest entity, Xian Tianxing. All significant inter-company transactions and balances between the Company, its subsidiary and VIE are eliminated upon consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. For example, the Company estimates its allowance for doubtful accounts and useful lives of fixed assets. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Fair values of financial instruments

The Company values its financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily consist of cash, accounts receivable, other receivables, accounts payable, accruals, other payables and short-term related party borrowings. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short term maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective year ends.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Cash

Cash includes cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less.

Restricted cash

The Company had restricted cash of $69,610 and $62,000 as of December 31, 2006 and December 31, 2005, respectively. The restricted cash was received from the PRC government subsidies and set aside for the specific usages (see Note 11). The restricted funds are kept as bank deposits. Restricted cash is classified as current assets as of December 31, 2006 and December 31, 2005, based on the expected period when the funds will be put into their specific usages.

Accounts and other receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Inventories

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include purchases and related costs incurred in bringing the products to their present location and condition.

Property, plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Estimated Useful Life
Buildings	20 years
Machinery and equipment	10 years
Computer, office equipment and furniture	5 years
Automobiles	5 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Construction in progress

Construction in progress includes direct costs of construction of a factory building. Interest incurred during the period of construction, if material, is capitalized. Construction in progress is not depreciated until such time as the assets are completed and put into service.

Land use rights

The Company has recorded as land use rights the costs paid to acquire a long-term interest to utilize the land underlying the Company’s facility. This type of arrangement is common for the use of land in the PRC. The land use rights are amortized on the straight-line method over the term of the land use rights of 50 years.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Intangibles - Technological know-how

Purchased technological know-how includes secret formulas, manufacturing processes, technical and procedural manuals and is amortized using the straight-line method over the expected useful economic life of 5 years, which reflects the period over which those formulas, manufacturing processes, technical and procedural manuals are kept secret to the Company as agreed between the Company and the selling party.

Impairment of Long-Lived Assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of December 31, 2006, there were no significant impairments of its long-lived assets.

Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Revenue recognition

Revenues of the Company include sales of bio-pharmaceutical and veterinary products in China. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as product returns are insignificant based on historical experience.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

( a)	Credit sales. Revenue is recognized when the products have been delivered to the customers

(b)	Full payment before delivering . Revenue is recognized when the products have been delivered to customers.

Research and development costs

Research and development costs are expensed to operations as incurred and include salaries, professional fees and technical support fees.

Income taxes

The Company has adopted SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. There are no deferred tax amounts at December 31, 2006 and 2005.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when related items are credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Stock based compensation

The Company has adopted Statement of Financial Accounting Standards No. 123R “Accounting for Stock-Based Compensation” (“SFAS 123”), which defines a fair-value-based method of accounting for stock based employee compensation and transactions in which an entity issues its equity instruments to acquire goods and services from non-employees. Stock compensation for stock granted to non-employees has been determined in accordance with SFAS 123R and the Emerging Issues Task Force consensus in Issue No. 96-18, "Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services" ("EITF 96-18"), as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

Earnings per share

Basic earnings per share (“EPS”) is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS includes the effect of the common share equivalents of the Company’s convertible preferred stock outstanding. The Company accounts for a stock dividend or split in accordance with SFAS No. 128, “Earnings Per Share”, which requires that a stock dividend or split be accounted for retrospectively if the stock dividend or split occurs during the period, or retroactively if the stock dividend or split occurs after the end of the period but before the release of the financial statements, by considering it outstanding for the entirety of each period presented.

Foreign currency translation

The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The Company’s subsidiary and VIE maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

In general, for consolidation purposes, the Company translates the subsidiary’s and VIE’s assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the subsidiary’s and VIE’s financial statements are recorded as accumulated other comprehensive income.

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. The rate of exchange quoted by the People’s Bank of China on December 31, 2006 was US$1.00 = RMB7.8003. The weighted average translation rate of US$1.00 = RMB7.9637 was applied to income statement accounts.

Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. A party which can significantly influence the management or operating policies of the transacting parties or if it has an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests is also a related party.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Recently issued accounting pronouncements

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments”, which amends SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. SFAS No. 155 provides guidance to simplify the accounting for certain hybrid instruments by permitting fair value remeasurement for any hybrid financial instrument that contains an embedded derivative, as well as clarifies that beneficial interests in securitized financial assets are subject to SFAS No. 133. In addition, SFAS No. 155 eliminates a restriction on the passive derivative instruments that a qualifying special-purpose entity may hold under SFAS No. 140. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a new basis occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. We do not expect the adoption of SFAS 155 to have a material impact on the consolidated financial statements.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (SAB 108). SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 establishes an approach that requires quantification of financial statement errors based on the effects of each on a company’s balance sheet and statement of operations and the related financial statement disclosures. Early application of the guidance in SAB 108 is encouraged in any report for an interim period of the first fiscal year ending after November 15, 2006. We do not expect the adoption of SAB 108 to have a material impact on our consolidated results of operations and financial condition.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. This standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 12, 2007, and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating whether the adoption of SFAS157 will have a material effect on our consolidated results of operations and financial condition.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

In February 2007, the Financial Accounting Standards Board (‘‘FASB’’) issued Statement of Financial Accounting Standards (‘‘SFAS’’) No. 159, The Fair Value Option for Financial Assets and Financials Liabilities — Including an Amendment of FASB Statement No. 115. This standard permits measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective as of the beginning of the fiscal year that begins after November 15, 2007. The Company is currently evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on the Company’s financial statements.

Note 3 -  CONCENTRATIONS AND CREDIT RISK

Financial instruments that potentially expose the Company to concentrations of credit risk consist of cash and accounts receivable and other receivables as of December 31, 2006 and December 31, 2005. The Company performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

As of December 31, 2006 and December 31, 2005, the Company’s bank deposits were all placed with banks in the PRC where there is currently no rule or regulation in place for obligatory insurance to cover bank deposits in the event of bank failure.

For the period ended December 31, 2006 and year ended December 31, 2005, all of the Company’s sales arose in the PRC. In addition, all accounts receivable as at December 31, 2006 and December 31, 2005 also arose in the PRC.

The Company’s three largest customers accounted for approximately 1.64%, of the Company’s total revenues for year ended December 31, 2006, while the Company’s three largest customers accounted for 2.2% of the Company’s total revenues for the year ended December 31, 2005.

The Company’s three largest vendors accounted for approximately 53.76% of the Company’s total purchases for the year ended December 31, 2006, while the Company’s three largest vendors accounted for 57.27% of the Company’s total purchases for the year ended December 31, 2005.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

The Company’s three major products accounted for approximately 29.5% of the Company’s total revenues for year ended December 31, 2006, while the Company’s three major products accounted for 29.6% of the Company’s total revenues for the year ended December 31, 2005.

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy.The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Note 4 - RESTRICTED CASH

Restricted cash consists of the following as of December 31:

	2006	2005

Funds received from PRC government subsidies	$69,610	$62,000
(see Note 10)

Note 5 - INVENTORIES

Inventories consist of the following at December 31, 2006 and 2005, respectively:

	2006	2005
Raw materials	$190,926	$85,563
Packing materials	97,002	42,552
Finished goods	232,242	47,172
Low value consumables	8,396	400
Total	$528,566	$175,687

Note 6 - LOANS RECEIVABLE

The loans receivable of $8,558 and $261,640 as of December 31, 2006 and December 31, 2005 respectively are unsecured, non-interest bearing and for terms less than one year. The Company has a long standing business relationship with these companies and in order to maintain these relationships, they have made these short term loans.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Note 7 - PLANT AND EQUIPMENT, NET

Plant and equipment consists of the following at December 31, 2006 and 2005:

	2006	2005
Buildings and improvements	$351,425	$323,591
Plant and machinery	270,621	221,475
Office equipment	140,591	126,540
Vehicles	128,134	110,972
Construction in progress	10,326,391	7,998,171
Total	11,217,162	8,780,749
Less: accumulated depreciation	(306,214)	(216,389)
Plant and equipment, net	$10,910,948	$8,564,360

Construction in progress included above was the construction of a production base which operations will meet the Good Manufacturing Practices Standard (“GMP Standard”). The construction work commenced in late 2004 and completed in February, 2007. The Company obtained certificate of GMP on January 8, 2007 and Manufacture permit on February 7, 2007. The new factory has been in the process of test production since the beginning of 2007. The Company anticipates that the new factory can generate sufficient cash flows and therefore management has concluded there is no impairment loss on the construction in progress.

The depreciation expense was $ 84,343 and $92,941 for the years ended December 31, 2006 and 2005, respectively.

In 2005, the Company pledged its leasehold office building at net book value of $251,308 at December 31, 2005 to an unrelated third party as the security against a non-interest bearing loan (see Note 17c). The security was released in 2006.

Note 8 - INTANGIBLES

The Company has recorded as land use rights the costs paid to acquire a long-term interest to utilize the land underlying the Company’s facilities. This type of arrangement is common for the use of land in the PRC. The land use rights are being amortized using the straight-line method over the term of the land use rights of 50 years. The total cost of the land use rights as of December 31, 2006 and December 31, 2005 amounted to $311,212 and $307,421, net of accumulated amortization of $19,865 and $12,550, respectively

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Intangibles consist of the following as of December 31:

	2006	2005
Land use rights	$331,077	$319,971
Technological know-how	128,100	123,948
Total	459,177	443,919
Less: accumulated amortization	(122,325)	(86,898)
Intangible assets, net	$336,852	$357,021

The amortization expense for intangibles was $35,427 and $26,155 for the years ended December 31, 2006 and 2005, respectively.

Note 9 - INTEREST-BEARING SHORT-TERM LOAN

The short-term loan of $38,460 and $37,200 as of December 31, 2006 and 2005, respectively, was for a term of one year from August 10, 2005 to August10, 2006, is secured by a guarantee given by a third party, and bears interest at 0.8835% per month. During the third quarter, the short term loan was renewed for a term of one year from August 10, 2006 to August10, 2007, is secured by a guarantee given by a third party and bears interest at 0.92625% per month.

Interest expense for the years ended December 31, 2006 and 2005 amounted to $4,135 and $3,982, respectively.

Note 10 - DEFERRED GOVERNMENT GRANT

The amounts represent subsidies for GMP projects granted by the PRC government. A subsidy in the amount of $641,000 was approved by the PRC government to be granted to the Company for the purpose of constructing a new factory which operations will meet the GMP Standard. In 2003, $516,500 was received by the Company and the remaining $124,500 was received in the first quarter of 2006. According to the PRC’s government regulations for these types of grants, the funds being granted may be treated as capital contributed by the company appointed by the PRC government (“contributing company”) or as a loan from such company, which the Company will be required to repay. However, no agreement has been reached with the contributing company regarding the final treatment of this subsidy.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Also in 2003, another subsidy of $256,400 was received for financing the Company’s research and development activities. In 2006, the Company applied and utilized $186,644 in paying for the construction of the new plant facility. Because the Company expects that the final arrangement with the Government may not be confirmed within the year 2006.

In 2005, another subsidy of $64,100 was received for the Company’s research and development activities. This amount was put into use during the period. Since the final treatment of these funds may not be confirmed in 2006.

Note 11 - SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Income taxes paid for the year ended December 31, 2006 and 2005 amount to $853,656 and $0 respectively.

Interest paid amount to $4,121 and $8,815 for the year ended December 31, 2006 and 2005, respectively.

Non cash financing transactions included 789,350 shares of common stock issued for future services to independent consultants , see note 14.

Additionally in 2005, a shareholder contributed leasehold improvements to $268,620. This was reported as contributed capital.

Note 12 - CAPITAL TRANSACTIONS

On November 7, 2005, the Company completed a stock exchange transaction with the stockholders of Skystar Cayman, as more fully described in Note 1.

On February 15, 2006, the Company effected a one-for-three hundred ninety seven (1:397) reverse stock split of the outstanding shares of the Company’s common stock. As a result, the total number of outstanding shares of the Company’s common stock was reduced from 500,000,000 to 1,260,651 issued and outstanding.

On February 15, 2006, the Company also affected a one for ten (1:10) reverse stock split of the Company’s authorized shares of the Company’s preferred stock. As a result, the total number of authorized shares was reduced from 500,000,000 to 50,000,000.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Per the conversion rights set forth in the certificate of designation for the series “B” convertible preferred stock, at the same time that the amendment to the Company’s articles of incorporation was filed that created sufficient authorized shares of common stock to permit full conversion of all 48,000,000 series “B” preferred shares, all of the series “B” preferred shares automatically were converted into 10,745,548 shares of common stock that equaled to 89.5% of the total issued and outstanding shares.

In March 2006, the Company issued a total of 600,000 shares of the Company’s common stock to consultants, as more fully described in Note 14.

In November 2006, the Company issued a total of 139,350 shares of the Company’s common stock to consultants and non-executive director, as more fully described in Note 14.

In November 2006, the Company issued another 50,000 shares of the Company’s common stock to a consultant whereas the shares were fully transferred in January 2007 as more fully described in Note 14.

Note 13 - STATUTORY RESERVES

Statutory reserves represent restricted retained earnings

Based on the legal formation of the entities, Tianxing is required to set aside 10% of its net income as reported in its statutory accounts on an annual basis to the Statutory Surplus Reserve Fund. Once the total Statutory Surplus Reserve reaches 50% of the registered capital of the respective subsidiaries, further appropriations are discretionary. The Statutory Surplus Reserve can be used to increase the registered capital and eliminate future losses of the respective companies under PRC GAAP. The Company’s Statutory Surplus Reserve is not distributable to shareholders except in the event of liquidation.

Before January 1, 2006, Tianxing is also required on an annual basis to set aside at least 5% of after-tax profit, calculated in accordance with PRC accounting standards and regulations, to the Statutory Surplus Welfare Fund, which can be used for staff welfare of the Company. Effective from January 1, 2006, the appropriation to the Statutory Surplus Welfare Fund is no longer required. If the PRC subsidiaries provided the Statutory Surplus Welfare Fund, such amount shall be determined at the discretion of its board of directors.

The Reserve Fund can be used to increase the registered capital upon approval by relevant government authorities and eliminate future losses of the respective companies upon a resolution by the board of directors.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Appropriations to the above statutory reserves are accounted for as a transfer from retained earnings to statutory reserves. During the years ended December 31, 2006 and 2005, the Company made total appropriations to these statutory reserves of $415,164, and $201,064, respectively.

There are no legal requirements in the PRC to fund these statutory reserves by transfer of cash to any restricted accounts, and the Company does not do so. These reserves are not distributable as cash dividends.

Note 14 - 2006 CONSULTANT STOCK PLAN

On February 22, 2006, the Company adopted the 2006 Consultant Stock Plan (the "Plan") under which 1,199,648 shares of common stock are available for issuance with respect to awards granted to independent consultants who are crucial to the future growth and success of the Company and its subsidiaries and affiliates. For the year ended December 31, 2006, a total of 789,350 shares were issued pursuant to the Plan.

On March 14, 2006, the Company entered into two-year consulting agreement with an independent consultant. The services to be rendered include consultation and advisory services relating to marketing of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 240,000 shares of common stock to the consultant on March 31, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of March 14, 2006 was $2.65 per share.

On March 27, 2006, the Company entered into a one-year consulting agreement with another independent consultant. The services to be rendered include consultation and advisory services relating to financing and restructuring of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 360,000 shares of common stock to the consultant on March 31, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of March 27, 2006 was $2.60 per share.

On October 24, 2006, the Company entered into three-month consulting agreement with another independent consultant. The services to be rendered include consultation and advisory services relating to investor relationship of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 28,750 shares of common stock to the consultant on October 24, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of October 24, 2006 was $1.75 per share.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

On October 27, 2006, the Company entered into three-month consulting agreement with another independent consultant. The services to be rendered include financial and business consultation of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 15,600 shares of common stock to the consultant on October 27, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of October 27, 2006 was $1.75 per share.

On November 15, 2006, the Company entered into three-month consulting agreement with another independent consultant. The services to be rendered include marketing of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 25,000 shares of common stock to the consultant on November 15, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of November 15, 2006 was $1.8 per share.

On November 15, 2006, the Company passed a resolution to issue 70,000 shares of common stock as salary to a non-executive director. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of November 15, 2006 was $1.8 per share.

On December 11, 2006, the Company entered into one-year consulting agreement with another independent consultant. The service to be rendered includes equity research of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 50,000 shares of common stock to the consultant on December 11, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of December 11, 2006 was $1.75 per share.

In accordance with SFAS 123R and EITF 96-18, the Company has accounted for the consulting agreements based on the fair market value of the Company's common stock at the commencement date of the individual consulting agreements. For the year ended December 31, 2006, the Company charged $ 1,202,235 to expense associated with consulting agreements and recorded deferred consulting fees of $ 705,877 at December 31, 2006 .

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

The deferred consulting fees will be charged to expenses as follows:

Year ending December 31

Amount
2007	$643,148
2008	62,729
Total	$705,877

Note 15 - TAXES

Income taxes

The Company is registered in the State of Nevada whereas its subsidiary, Skystar is a tax exempted company incorporated in the Cayman Islands and conducts all of its business through its PRC VIE, Xian Tianxing.

Xian Tianxing is subject to PRC’s Enterprise Income Tax. Pursuant to the PRC Income Tax Laws, Enterprise Income Taxes is generally imposed at a statutory rate of 33%, which comprises 30% national income tax and 3% local income tax. However, the Company has been approved as a new technology enterprise and under PRC Income Tax Laws, it is entitled to a preferential tax rate of 15%.

The provision for taxes on earnings consisted of:
	2006	2005
Current PRC income tax expense enterprise income tax	$494,951	$238,058

The following table reconciles the U.S. statutory rates to the Company's effective tax rate as of December 31:

	2006	2005
U.S. Statutory rate	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes	15.0	15.0
Total provision for income taxes	15.0%	15.0%

The estimated tax savings due to the reduced tax rate for the years ending December 31, 2006 and, 2005 amounted to $593,941and $285,669, respectively. The net effect on earnings per share if the income tax had been applied would decrease earnings per share for December 31, 2006 and 2005 to $0.05 and $0.23, respectively

Taxes payable

Taxes payable at December 31 consisted of the following:

	2006	2005
VAT tax payable	$103,489	$1,224,455
Income tax payable	103,290	454,126
Others	11,452	132,824
Total taxes payable	$218,231	$1,811,405

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Skystar Bio-Pharmaceutical Company was incorporated in the United States and has incurred net operating loss for income tax purpose for 2006. The net operating loss carry forwards for United States income tax purposes amounted to $1,635,532 which any be available to reduce future years’ taxable income. These carry forwards will expire, if not utilized, through 2026. Management believes that the realization of the benefits arising from this loss appears to be uncertain due to Company’s limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance at December 31, 2006. The valuation allowance at December 31, 2006 was $556,081. Management will review this valuation allowance periodically and make adjustment as warranted.

Beginning January 1, 2008, the new Chinese Enterprise Income Tax (“EIT”) law will replace the existing laws for Domestic Enterprises (“DES”) and Foreign Invested Enterprises (“FIEs”). The new standard EIT rate of 25% will replace the 33% rate currently applicable to both DES and FIEs. The Company is currently evaluating the effect of the new EIT law will have on its financial position.

Note 16 - EARNINGS PER SHARE

Basic earnings per share (EPS) for the years ended December 31, 2006 and 2005 were determined by dividing net income for the years by the weighted average number of common shares outstanding. Diluted earnings per share for the years ended December 31, 2006 and 2005 included the effect of 48,000,000 shares of the Company’s series “B” convertible preferred stock, which were issued pursuant to the stock exchange transaction on November 7, 2005, as fully described in Note 1, and conferred with the right of conversion into common shares that equal 89.5% of the total issued and outstanding common stock, as more fully described in Note 12. The weighted average number of common shares outstanding was adjusted to account for the effects of the share exchange transaction as a reverse acquisition as fully described in Note 1.

The Company has retroactively adjusted the weighted average number of common shares outstanding by deeming that the one-for-three hundred ninety seven (1:397) reverse stock split effective on February 15, 2006 had occurred as of the beginning of the earliest period presented.

The Company has retroactively adjusted the weighted average number of preferred shares outstanding by deeming that the one-for-ten (1:10) reverse stock split effective on Februray 15, 2006 had occurred as of the beginning of the earliest period presented.

The reconciliations of the denominators of the basic and diluted EPS computations are as follows:

	2006	2005
Net income for basic and diluted earnings per share	$1,175,142	$1,467,518

Weighted average shares used in basic computation	11,144,153	1,260,651
Diluted effect of warrants and convertible note	1,354,233	9,674,858
Weighted average shares used in diluted computation	12,498,386	10,935,509

Earnings per share
Basic	$0.11	$1.16
Diluted	$0.09	$0.13

Note 17 - RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

(a)   Related party receivables and payables
Amounts receivable from and payable to related parties are summarized as follows:

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

	2006	2005
Amounts due from shareholders:
Mr. Wei Wen, also a director of the Company	-	21,503
Mr. Weibing Lu, also a director of the Company	-	101,463
Total	$-	$122,966

Amount due to shareholders:
Ms. Aixia Wang	-	8,618
Mr. Wucai Ji	-	63,860
Mr. Yuantai Wang	-	6,200
Total	$-	$78,678

Amount due from a related company
Shaanxi Xingji Electronic Sci-Tech Company Limited ("Shaanxi Xingji") (see (b) (i) (ii))	$-	$587,016

Amount due to a related company:
TainXing digital-a company owned by a director	$16,025	$24,676

(b)   Amount due from Shaanxi Xingji

(i)   The wife of a shareholder and director, Mr. Weibing Lu, is the shareholder of Shaanxi Xingji.

(ii)   The amount of $587,016 as of December 31, 2005 due from Shaanxi Xingji was non-interest bearing, unsecured and has no fixed repayment date. In 2006, Shaanxi Xingji repaid the amount in full in 2006.

(c)   Security against bank borrowings of a related company

The Company has pledged a leasehold improvement office building with net book value of $251,308 at December 31, 2005 to a bank as the security against the bank borrowings of a related party. The security was released in 2006.

(d)   Issuance common stock to a non-executive director

The Company issued 70,000 shares of common stock as salary to a non-executive director on November 15, 2006.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

Note 18 - COMMITMENTS AND CONTINGENCIES

(a)   Lease commitments

The Company recognizes lease expense on a straight line basis over the term of the lease in accordance to SFAS. 13 “Accounting for leases.” The Company has entered into a tenancy agreement for the lease of factory premises for a period of ten years from October 1, 2004 to September 30, 2014 with an annual rent of $10,767, which is subject to a 10% increase every four subsequent years. The Company’s commitments for minimum rental payments under this lease for the next five years and thereafter are as follows:

Year ending December 31:	2006	2005
2007	$10,836	$10,493
2008	11,107	10,493
2009	11,920	11,541
2010	11,920	11,723
2011	11,920	11,723
Thereafter	35,163	42,383
	92,866	98,356

Rent expense for the year ended December 31, 2006 and 2005 amounted to $11,545 and $10,411, respectively.

(b)   Legal proceedings

The Company has learned that Gregory Evans (“Plaintiff”) filed suit against the Company, R. Scott Cramer, Steve Lowe and David Wassung (“Defendants”) in State of Nevada District Court in Clark Country, Nevada, alleging causes of action for “Refusing to Call Vote of Shareholders” and “Conversion” on or about November 18, 2005. The Company has not been served with a summons or complaint in the matter. The Company denies the Plaintiff’s claims and intends to vigorously defend against them if such complaint is properly served on the Company.

Other than the above described legal proceeding, the Company is not aware of any legal proceedings in which purchasers, any director, officer, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any affiliate of purchaser, or of any such director, officer, affiliate of the Company, or security holder, is a party adverse to Company or has a material interest adverse to the Company. No provision has been made in the consolidated financial statements for the above contingencies.

(c ) Capital commitments

We had capital expenditure commitments outstanding as of December 31, 2006 in the amount of $1,372,787 in relation to the construction of a new plant which will meet the Good Manufacturing Standard and $259,511 in relation to the purchase of machinery.

( d) Bank guarantee

The Company has given a guarantee for the bank borrowing of a third party to the extent of $32,025 as of December 31, 2006.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

(e) Ownership of leasehold property

In 2005, one of the shareholders contributed a leasehold office building as additional capital of Xian Tianxing. However, the title of the leasehold property had not passed to the Company. Management believes, there should be no legal barriers for the shareholder to transfer the ownership to the Company.  However, in the event that the Company fails to obtain the ownership certificate for the leasehold building, there is the risk that the buildings need to be vacated as illegitimate ownership. Management believes that this possibility while present is very remote. As a result, no provision has been made in the financial statements for this potential occurrence.

Note 19 - SUBSEQUENT EVENT

On February 28, 2007, the Company entered into a Securities Purchase Agreement dated February 26, 2007 (the “Agreement”), with several institutional and accredited investors (the “Purchasers”) pursuant to which the Company sold to the Purchasers $4.075 million in aggregate principal amount of 8% convertible debentures due February 28, 2009 (the “Convertible Debentures”), and warrants to purchase 4,075,000 shares of our common stock (the “Warrants”), in a private placement pursuant to Regulation D under the Securities Act of 1933 (the “Transaction”). Pursuant to a Registration Rights Agreement we executed with the Purchasers on February 28, 2007, the Company agreed to register all shares of common stock underlying the conversion of the Convertible Debentures in a resale registration statement (the “Registration Statement”). The Transaction closed on February 28, 2007. Gross proceeds from the sale to us were $4.075 million, of which $285,250 was paid to Pacific Ridge Capital who served as placement agent (the “Placement Agent”) for the Transaction and $52,500 were paid to various counsel for the Purchasers in connection with the transaction. The Company also issued to the Placement Agent and its designees warrants to purchase an aggregate of 570,500 shares with an exercise price of $1.00 per share and will have an expiration date of February 28, 2012.

See report of independent registered public accounting firm

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2007 AND DECEMBER 31, 2006

	June 30,	December 31,
	2007	2006
	Unaudited
ASSETS
CURRENT ASSETS:
Cash	$2,828,299	$192,016
Restricted cash	71,764	69,610
Accounts receivable, trade, net of allowance for doubtful accounts of
$11,870 and $14,426 as of June 30, 2007 and December 31, 2006, respectively	312,380	131,599
Inventories	974,404	528,566
Deposits and prepaid expenses	549,544	29,944
Loans receivable	403,278	8,558
Other receivables	21,959	38,881
Other receivables- related party	64,594	-
Total current assets	5,226,222	999,174

PLANT AND EQUIPMENT, net	11,426,613	10,910,948

OTHER ASSETS:
Deferred debenture expense	817,524	-
Prepaid land use right, net	315,827	311,212
Intangible, net	15,342	25,640
Total other assets	1,148,693	336,852
Total assets	$17,801,528	$12,246,974

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Interest-bearing short-term loan	$39,453	$38,460
Non-interest bearing loan from third party	-	62,818
Accounts payable	292,504	71,223
Accrued expenses	308,396	523,892
Taxes payable	614,972	218,231
Other payables	11,033	607,595
Other payables - related parties	20,963	16,025
Total current liabilities	1,287,321	1,538,244

OTHER LIABILITIES:
Deferred government grant	986,250	961,500
Liquidated damages	141,267	-
Convertible debenture, net of $3,482,980 discount	397,642	-
Total other liabilities	1,525,159	961,500

Total liabilities	2,812,480	2,499,744

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 2,000,000 series" A" shares issued and outstanding as of June30, 2007 and
December 31, 2006, respectively; Nil series"B" shares issued
and outstanding as of June 30, 2007 and December 31, 2006, respectively.	2,000	2,000
Common stock, $0.001 par value, 50,000,000 shares authorized;
12,795,549 and 12,795,549 shares issued and outstanding as of
June 30, 2007 and December 31, 2006, respectively	12,795	12,795
Paid-in-capital	10,964,602	6,246,325
Deferred compensation	(243,603)	(705,877)
Statutory reserves	955,555	779,624
Retained earnings	2,554,003	2,952,343
Accumulated other comprehensive income	743,696	460,020
Total shareholders' equity	14,989,048	9,747,230
Total liabilities and shareholders' equity	$17,801,528	$12,246,974

The accompanying notes are an integral part of this statement.

F-1

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND OTHER COMPREHENSIVE INCOME
FOR THE SIX MONTHS AND THREE MONTHS ENDED JUNE 30, 2007 AND 2006

	Three months ended		Six months ended
	June 30		June 30
	2007	2006	2007	2006
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUE	$3,374,459	$2,762,247	$4,742,269	$3,757,435
COST OF SALES	1,411,291	1,506,295	2,108,326	2,026,734

GROSS PROFIT	1,963,168	1,255,952	2,633,943	1,730,701

RESEARCH AND DEVELOPMENT COSTS	75,225	85,747	106,881	105,086
AMORTIZATION OF DEFERRED COMPENSATION	101,375	341,145	462,274	341,145
SELLING EXPENSES	148,139	75,574	257,567	143,482
GENERAL AND ADMINISTRATIVE EXPENSES	405,071	104,835	721,622	311,072

INCOME FROM OPERATIONS	1,233,358	648,651	1,085,599	829,916

OTHER INCOME (EXPENSES)
Other income(expense)	(148,385)	(1,014)	(141,226)	(1,230)
Interest expense	(703,019)	-	(866,515)	-

INCOME BEFORE PROVISION FOR INCOME TAXES	381,954	647,637	77,858	828,686

PROVISION FOR INCOME TAXES	233,643	164,294	300,267	191,451

NET INCOME (LOSS)	148,311	483,343	(222,409)	637,235

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	180,517	26,719	283,676	72,980

COMPREHENSIVE INCOME	$328,828	$510,062	$61,267	$710,215

(LOSS) EARNINGS PER SHARE (EPS)
- Basic	$0.01	$0.05	$(0.02)	$0.07
- Diluted	$(0.22)	$0.05	$(0.26)	$0.07

Weighted average number of common shares used to compute EPS
- Basic	12,795,549	9,606,115	12,795,549	9,606,115
- Diluted	17,471,234	9,606,115	16,132,513	9,606,115

The accompanying notes are an integral part of this statement.

F-2

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

	Preferred stock		Common stock		Paid-in	Statutory	Retained	Deferred	Accumulated other comprehensive
	Shares	Amount	Shares	Amount	capital	reserves	earnings	Compensation	income (loss)	Total
BALANCE, January 1, 2006	50,000,000	$50,000	1,260,651	$1,261	$4,301,747	$364,460	$2,192,365	$-	$161,345	$7,071,178

Share conversion	(48,000,000)	(48,000)	10,745,548	10,745	37,255					-
Share issued for services			600,000	600	1,571,400			(1,572,000)		-
$11,870 and $14,426 as of June 30, 2007 and December 31, 2006, respectively								341,145		341,145
Foreign currency translation									72,980	72,980
Net income							637,235			637,235
BALANCE, June 30, 2006 (unaudited)	2,000,000	2,000	12,606,199	12,606	5,910,402	364,460	2,829,600	(1,230,855)	234,325	8,122,538

Shares issued for services			189,350	189	335,923			(336,112)		-
Amortization of deferred compensation								861,090		861,090
Net income							537,907			537,907
Foreign currency translation									225,695	225,695
Adjustment to statutory reserve						415,164	(415,164)			-
BALANCE, December 31, 2006	2,000,000	2,000	12,795,549	12,795	6,246,325	779,624	2,952,343	(705,877)	460,020	9,747,230

Beneficial conversion feature of debentures					2,130,575					2,130,575
Warrants issued to debenture holders					1,944,425					1,944,425
Warrants issued to placement agent					643,277					643,277
Amortization of deferred compensation								462,274		462,274
Foreign currency translation									283,676	283,676
Net loss							(222,409)			(222,409)
Adjustment to statutory reserve						175,931	(175,931)			-
BALANCE, June 30, 2007 (unaudited)	2,000,000	$2,000	12,795,549	$12,795	$10,964,602	$955,555	$2,554,003	$(243,603)	$743,696	$14,989,048

The accompanying notes are an integral part of this statement.

F-3

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006

2007	2006
Unaudited	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(222,409)	$637,235
Adjustments to reconcile net (loss) income to cash
provided by (used in) operating activities:
Depreciation and amortization	90,407	53,541
Amortization of deferred debenture expenses	163,504	-
Amortization of discount on debentures	592,020	-
Amortization of deferred compensation	462,274	341,145
(Increase) decrease in assets:
Accounts receivable, trade	(174,979)	(256,661)
Inventories	(426,349)	(1,066,392)
Deposits and prepaid expenses	(511,768)	(2,868)
Other receivables	26,339	(6,686)
Increase (decrease) in liabilities:
Accounts payable	(216,460)	4,750
Accrued expenses and other payables	198,368	37,146
Taxes payables	(385,801)	567,416
Liquidated damage payable	141,267	-
Net cash (used in) provided by operating activities	(263,586)	308,626

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in amount of interest - bearing loans to third parties	(389,130)	-
Payment of interest bearing loans received from third parties	-	259,210
Increase in restricted cash	(357)	-
Purchase of property, plant and equipment	(311,207)	(980,603)
Increase in amount due from shareholders	(63,715)	-
Payment received from shareholders	-	92,251
Decrease in amounts due from a related company	-	446,189
Net cash used in investing activities	(764,409)	(182,953)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from government subsidies	-	124,620
Proceeds from convertible debentures, net of debenture expenses	3,737,250	-
Principle payment on convertible debenture	(194,378)	-
Repayments of non-interest bearing loan from third parties	(63,558)	(249,240)
Net cash provided by financing activities	3,479,314	0	(124,620)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	184,964	374

INCREASE IN CASH	2,636,283	1,427

CASH, beginning of period	192,016	38,498

CASH, end of period	$2,828,299	$39,925

SUPPLEMENTAL DISCLOSURE INFORMATION
Interest expense paid	$83,027	$1,608
Income taxes paid	$210,628	$-
Non-cash transactions
Warrants issued for services	$643,277	$-
Stock issued for services	-	1,572,000
Completed constrction in progress	5,857,290
$6,500,567	$1,572,000

 The accompanying notes are an integral part of this statement.

F-4

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Note 1- DESCRIPTION OF BUSINESS AND ORGANIZATION

Skystar Bio-Pharmaceutical Company (“Skystar” or the “Company”), formerly known as The Cyber Group Network Corporation (“Cyber”), was incorporated in Nevada under the name “Hollywood Entertainment Network, Inc.” on September 24, 1998. On May 23, 2000, the Company changed its name to “The Cyber Group Network Corporation”. On February 15, 2006, the Company further changed its name to “Skystar Bio-Pharmaceutical Company” to reflect its current business operations.

On November 7, 2005, the Company completed a stock exchange transaction with the stockholders of Skystar Bio-Pharmaceutical (Cayman) Holdings Co., Limited (“Skystar Cayman”), whereby 48,000,000 shares of the Company’s Series B preferred stock was issued to the stockholders of Skystar Cayman in exchange for 100% of the common stock of Skystar Cayman. The 48,000,000 shares of Series B preferred stock issued to the stockholders of Skystar Cayman shall be convertible, in aggregate, into a number of shares of the Company’s common stock that would equal 89.5% of the outstanding shares of the Company’s common stock, if the shares were to be converted on the closing date of the stock exchange transaction which was November 7, 2005. In addition, Skystar Cayman paid $120,000 to Cyber, which was used to pay liabilities of Cyber.

In connection with the stock exchange transaction, the Company appointed four new directors, Mr. Weibing Lu, Mr. Wei Wen, Mr. Xinya Zhang and Ms. Erna Gao, to the Company’s board of directors. Furthermore, concurrent with the closing of the stock exchange transaction, all of the Company’s former officers and a director, Mr. David Wassung resigned their positions and Mr. Weibing Lu was appointed the new chief executive officer, Ms. Erna Gao the new chief financial officer, and Mr. Wei Wen the new secretary.

The stock exchange transaction has been accounted for as a reverse acquisition and recapitalization of the Company whereby Skystar Cayman is deemed to be the accounting acquirer (legal acquiree) and the Company to be the accounting acquiree (legal acquirer). The accompanying consolidated financial statements are in substance those of Skystar Cayman, with the assets and liabilities, and revenues and expenses, of the Company being included effective from the date of the stock exchange transaction. The Company is deemed to be a continuation of the business of Skystar Cayman. 2,000,000 shares of the Company’s preferred stock and 500,000,000 shares of its common stock outstanding prior to the stock exchange have been accounted for at their net book value at the time of the transaction.

Skystar Cayman was incorporated under the laws of the Cayman Islands on January 24, 2005. It has not carried on any substantive operations of its own, except for the entering of certain exclusive agreements with Xian Tianxing Bio-Pharmaceutical Co., Limited (“Xian Tianxing”). Skystar Cayman through its variable interest entity (“VIE”), Xian Tianxing Bio-Pharmaceutical Co., Limited engages in research, development, production, marketing and sales of bio-pharmaceutical and veterinary products. All current operations of the Company are in the People’s Republic of China (“China” or the “PRC”).

F-5

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Xian Tianxing was incorporated on July 3, 1997 in the PRC as a limited liability company without shares. On December 31, 2003, Xian Tianxing was restructured from a limited liability company without shares to a joint stock limited company. According to the PRC law, a “limited liability company” is a company whose shareholders shall assume liability towards the company to the extent of their respective capital contributions, whereas a joint stock limited company is a company having its total capital divided into equal shares and whose shareholders shall assume liability to the extent of their respective shareholdings.

The paid-in capital of Xian Tianxing was funded by the majority shareholders of Skystar Cayman. PRC law currently has limits on foreign ownership of companies. To comply with these foreign ownership restrictions, on October 28, 2005, Skystar Cayman entered into certain exclusive agreements with Xian Tianxing and its shareholders. Xian Tianxing holds the licenses and approvals necessary to operate the bio-pharmaceutical business in China. Pursuant to these agreements, Skystar Cayman provides exclusive technology consulting and other general business operation services to Xian Tianxing in return for a consulting services fee which is equal to Xian Tianxing’s revenue. In addition, Xian Tianxing’s shareholders have pledged their equity interests in Xian Tianxing to Skystar Cayman, irrevocably granted Skystar Cayman an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in Xian Tianxing and agreed to entrust all the rights to exercise their voting power to the person(s) appointed by Skystar Cayman. Through these contractual arrangements, Skystar Cayman has the ability to substantially influence Xian Tianxing’s daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

As a result of these contractual arrangements, which obligates Skystar Cayman to absorb a majority of the risk of loss from Xian Tianxing’s activities and enable Skystar Cayman to receive a majority of its expected residual returns, Skystar Cayman accounts for Xian Tianxing as a variable interest entity (“VIE”) under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. Accordingly, Skystar Cayman consolidates Xian Tianxing’s results, assets and liabilities.

Because Skystar and Xian Tianxing are under common control, the consolidation of Skystar Cayman and Xian Tianxing has been accounted for at historical cost and prepared on the basis as if the aforementioned exclusive agreements between Skystar and Xian Tianxing had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

F-6

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

The Company’s consolidated assets do not include any collateral for Xian Tianxing’s obligations. The creditors of Xian Tianxing do not have recourse to the general credit of the Company.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and consolidation

The unaudited consolidated financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. These consolidated financial statements should be read in conjunction with the audited financial statements and footnotes for the period ended December 31, 2006 included in the Company's Current Report on 10KSB filed with the Securities and Exchange Commission on May 18, 2007. The results for the six months ended June 30, 2007 are not necessarily indicative of the results to be expected for the full year ending December 31, 2007.

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

The consolidated financial statements include the financial statements of the Company, its subsidiary, Skystar Cayman, and its variable interest entity, Xian Tianxing. All significant inter-company transactions and balances between the Company, its subsidiary and VIE are eliminated upon consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. For example, the Company estimates its allowance for doubtful accounts and useful lives of fixed assets. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

Fair values of financial instruments

The Company values its financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

F-7

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

The Company’s financial instruments primarily consist of cash, accounts receivable, other receivables, accounts payable, accruals, other payables and short-term related party borrowings. As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short term maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective period ends.

Cash

Cash includes cash on hand, demand deposits with banks and liquid investments with an original maturity of three months or less.

Restricted cash

The Company had restricted cash of $71,764 and $69,610 as of June 30, 2007 and December 31, 2006, respectively. The restricted cash was received from the PRC government subsidies and set aside for the specific usages (see Note 10). The restricted funds are kept as bank deposits. Restricted cash is classified as current assets as of June 30, 2007 and December 31, 2006, based on the expected period when the funds will be put into their specific usages.

Accounts and other receivables

Accounts and other receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company uses the aging method to estimate the valuation allowance for anticipated uncollectible receivable balances. Under the aging method, bad debt percentages determined by management based on historical experience as well as current economic climate are applied to customers’ balances categorized by the number of months the underlying invoices have remained outstanding. The valuation allowance balance is adjusted to the amount computed as a result of the aging method. When facts subsequently become available to indicate that the allowance provided requires an adjustment, then the adjustment will be classified as a change in estimate.

F-8

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Inventories

Inventories are stated at the lower of cost, as determined on a first-in, first-out basis, or market. Costs of inventories include purchases and related costs incurred in bringing the products to their present location and condition.

Property, plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of the assets are as follows:

Estimated Useful Life
Buildings	20 - 40 years
Machinery and equipment	10 years
Computer, office equipment and furniture	5 years
Automobiles	5 - 10 years

The carrying value of property, plant and equipment is assessed annually and when factors indicating impairment is present, the carrying value of the fixed assets is reduced by the amount of the impairment. The Company determines the existence of such impairment by measuring the expected future cash flows (undiscounted and without interest charges) and comparing such amount to the net asset carrying value. An impairment loss, if exists, is measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Construction in progress

Construction in progress includes direct costs of construction of a factory building. Interest incurred during the period of construction, if material, is capitalized. Construction in progress is not depreciated until such time as the assets are completed and put into service.

Land use rights

The Company has recorded as land use rights the costs paid to acquire a long-term interest to utilize the land underlying the Company’s facility. This type of arrangement is common for the use of land in the PRC. The land use rights are amortized on the straight-line method over the term of the land use rights of 50 years.

F-9

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Intangibles - Technological Know-how

Purchased technological know-how includes secret formulas, manufacturing processes, technical and procedural manuals and is amortized using the straight-line method over the expected useful economic life of 5 years, which reflects the period over which those formulas, manufacturing processes, technical and procedural manuals are kept secret to the Company as agreed between the Company and the selling party.

Impairment of Long-Lived Assets

The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of June 30, 2007 and December 31, 2006, there were no significant impairments of its long-lived assets.

Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Accumulated other comprehensive income arose from the changes in foreign currency exchange rates.

Revenue recognition

Revenues of the Company include sales of bio-pharmaceutical and veterinary products in China. Sales are recognized when the following four revenue criteria are met: persuasive evidence of an arrangement exists, delivery has occurred, the selling price is fixed or determinable, and collectibility is reasonably assured. Sales are presented net of value added tax (VAT). No return allowance is made as product returns are insignificant based on historical experience.

(a)	Credit sales: Revenue is recognized when the products have been delivered to the customers.

F-10

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

(b)	Full payment before delivering : Revenue is recognized when the products have been delivered to customers.

Shipping and handling costs related to costs of goods sold are included in selling, general and administrative costs which totaled $75,341and $22,229 for the six months ended June 30, 2007 and 2006, and $51,370 and $13,120 for the three months ended June 30, 2007 and 2006, respectively.

Research and development costs

Research and development costs are expensed to operations as incurred and include salaries, professional fees and technical support fees.

Income taxes

The Company has adopted SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes. There are no deferred tax amounts at June 30, 2007 and December 31, 2006.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when related items are credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

F-11

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

Stock based compensation

The Company has adopted Statement of Financial Accounting Standards No. 123R “Accounting for Stock-Based Compensation” (“SFAS 123”), which defines a fair-value-based method of accounting for stock based employee compensation and transactions in which an entity issues its equity instruments to acquire goods and services from non-employees. Stock compensation for stock granted to non-employees has been determined in accordance with SFAS 123R and the Emerging Issues Task Force consensus in Issue No. 96-18, "Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services" ("EITF 96-18"), as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.

Earnings per share

Basic earnings per share (“EPS”) is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS includes the effect of the common share equivalents of the Company’s convertible preferred stock outstanding. The Company accounts for a stock dividend or split in accordance with SFAS No. 128, “Earnings Per Share”, which requires that a stock dividend or split be accounted for retrospectively if the stock dividend or split occurs during the period, or retroactively if the stock dividend or split occurs after the end of the period but before the release of the financial statements, by considering it outstanding for the entirety of each period presented.

Foreign currency translation

The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The Company’s subsidiary and VIE maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, the Company translates the subsidiary’s and VIE’s assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the subsidiary’s and VIE’s financial statements are recorded as accumulated other comprehensive income.

F-12

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

This quotation of the exchange rates does not imply free convertibility of RMB to other foreign currencies. All foreign exchange transactions continue to take place either through the People's Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rate quoted by the People's Bank of China. The rate of exchange quoted by the People’s Bank of China on June 30, 2007 was US$1.00 = RMB7.61. The weighted average translation rate of US$1.00 = RMB7.71 was applied to income statement accounts.

Approval of foreign currency payments by the Bank of China or other institutions requires submitting a payment application form together with invoices, shipping documents and signed contracts. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Recently issued accounting pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. This standard also responds to investors’ requests for expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 12, 2007, and interim periods within those fiscal years. Early adoption is permitted. We are currently evaluating whether the adoption of SFAS157 will have a material effect on our consolidated results of operations and financial condition.

In February 2007, the Financial Accounting Standards Board (‘‘FASB’’) issued Statement of Financial Accounting Standards (‘‘SFAS’’) No. 159, The Fair Value Option for Financial Assets and Financials Liabilities — Including an Amendment of FASB Statement No. 115. This standard permits measurement of certain financial assets and financial liabilities at fair value. If the fair value option is elected, the unrealized gains and losses are reported in earnings at each reporting date. Generally, the fair value option may be elected on an instrument-by-instrument basis, as long as it is applied to the instrument in its entirety. The fair value option election is irrevocable, unless a new election date occurs. SFAS No. 159 requires prospective application and also establishes certain additional presentation and disclosure requirements. The standard is effective as of the beginning of the fiscal year that begins after November 15, 2007. The Company is currently evaluating the provisions of SFAS No. 159 to determine the potential impact, if any, the adoption will have on the Company’s financial statements.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. Management is currently evaluating the effect of this pronouncement on financial statements.

F-13

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Note 3 -  CONCENTRATIONS AND CREDIT RISK

Financial instruments that potentially expose the Company to concentrations of credit risk consist of cash and accounts receivable and other receivables as of June 30, 2007 and December 31, 2006. The Company performs ongoing evaluations of its cash position and credit evaluations to ensure collections and minimize losses.

Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions which, from time to time, may exceed Federal Deposit Insurance Corporation insured limits for the banks located in the Unites States. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. As of June 30, 2007 and December 31, 2006, the Company had deposits in excess of federally insured limits total of $2,800,063 and $261,626, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

For the period ended June 30, 2007 and year ended December 31, 2006, all of the Company’s sales arose in the PRC. In addition, all accounts receivable as at June 30, 2007 and December 31, 2006 also arose in the PRC.

The Company’s five largest customers accounted for approximately 2.96%, of the Company’s total revenues for the six months ended June 30, 2007, while the Company’s three largest customers accounted for 3.28% of the Company’s total revenues for the six months ended June 30, 2006.

The Company’s five largest vendors accounted for approximately 54.96% of the Company’s total purchases for the six months ended June 30, 2007, while the Company’s three largest vendors accounted for 57.59% of the Company’s total purchases for the six months ended June 30, 2006.

The Company’s six major products accounted for approximately 40.19% of the Company’s total revenues for the six months ended June 30, 2007, while the Company’s six major products accounted for 51.7% of the Company’s total revenues for the six months ended June 30, 2006.

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

F-14

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Note 4 - RESTRICTED CASH

Restricted cash consists of the following:

	June 30, 2007	December 31, 2006

Funds received from PRC government subsidies	$71,764	$69,610

(See Note 10)

Note 5 - INVENTORIES

Inventories consist of the following:

	June 30, 2007	December 31, 2006

Raw material	$543,262	$190,926
Packing materials	141,576	97,002
Finished goods	272,714	232,242
Low value consumables	16,852	8,396
Total	$974,404	$528,566

Note 6 - LOANS RECEIVABLE

The loans receivable was $403,278 and $8,558 as of June 30, 2007 and December 31, 2006, respectively. The Company loaned $394,500 to a third party company for business convenience. This loan was for three-months, unsecured, bearing monthly interest at 1% and will be paid off in August 2007. The rest of the loans receivable are unsecured, non-interest bearing and for terms less than one year. The Company has a long standing business relationship with these companies and in order to maintain these relationships, they have made these short term loans.

Note 7 - PROPERTY, PLANT AND EQUIPMENT

Plant and equipment consists of the following:

	June 30,	December 31,
	2007	2006

Building and improvements	$3,426,151	$351,425
Plant and machinery	2,707,267	270,621
Office equipment	149,634	140,591
Vehicles	284,667	128,134
Construction in progress	5,253,686	10,326,391
Total	11,821,405	11,217,162
Less: accumulated depreciation	(394,792)	(306,214)
Plant and equipment , net	$11,426,613	$10,910,948

F-15

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Construction in progress included above was the construction of a production base which operations will meet the Good Manufacturing Practices Standard (“GMP Standard”). The construction work commenced in late 2004 and the major operation facility was completed in February, 2007. The Company obtained its certificate of GMP on January 8, 2007 and its Manufacture permit on February 7, 2007. The new factory had been in the process of test production since the beginning of 2007 and started its full capacity operation in May 2007. The Company anticipates that the new factory can generate sufficient cash flows and therefore management has concluded there is no impairment loss on the construction in progress.

Depreciation expense for the six months ended June 30, 2007 and 2006 amounted to $79,597 and $43,364, and for the three months ended June 30, 2007 and 2006 amounted to $52,529 and $22,039.

Note 8 - INTANGIBLES

The Company has recorded as land use rights the costs paid to acquire a long-term interest to utilize the land underlying the Company’s facilities. This type of arrangement is common for the use of land in the PRC. The land use rights are being amortized using the straight-line method over the term of the land use rights of 50 years. The total costs of the land use rights as of June 30, 2007 and December 31, 2006 amounted to $315,827 and $311,212, net of accumulated amortization of $23,772 and $19,865, respectively.

Intangibles consist of the following:

	June 30,	December 31,
	2007	2006

Land use rights	$339,599	$331,077
Technological know-how	131,974	128,100
Total	471,573	459,177
Less: accumulated amortization	(140,404)	(122,325)
Intangible assets, net	$331,169	$336,852

F-16

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Amortization expense for intangibles was $14,727 and $13,292 for the six months ended June 30, 2007 and 2006, respectively. For the three months ended June 30, 2007 and 2006, amortization expense amounted to $8,276 and $8,557, respectively.

Note 9 - INTEREST-BEARING SHORT-TERM LOAN

The short-term loan of $39,451 and $38,460 as of June 30, 2007 and December 31, 2006, respectively, was for a term of one year from August 10, 2005 to August 10, 2006, is secured by a guarantee given by a third party, and bears interest at 0.8835% per month. During the third quarter of 2006, the short term loan was renewed for a term of one year from August 10, 2006 to August 10, 2007, is secured by a guarantee given by a third party and bears interest at 0.92625% per month.

Interest expense for the six months ended June 30, 2007 and 2006 amounted to $2,192 and $2,038, and for the three months ended June 30, 2007 and 2006 amounted to $1,096 and $1,019, respectively.

Note 10 - DEFERRED GOVERNMENT GRANT

The amounts represent subsidies for GMP projects granted by the PRC government. A subsidy in the amount of $641,000 was approved by the PRC government to be granted to the Company for the purpose of constructing a new factory which operations will meet the GMP Standard. In 2003, $516,500 was received by the Company and the remaining $124,500 was received in the first quarter of 2006. According to PRC government regulations for these types of grants, the funds being granted may be treated as capital contributed by the company appointed by the PRC government (“contributing company”) or as a loan from such company, which the Company will be required to repay. However, no agreement has been reached with the contributing company regarding the final treatment of this subsidy.

Also in 2003, another subsidy of $256,400 was received for financing the Company’s research and development activities. In 2006, the Company applied and utilized $186,644 in paying for the construction of the new plant facility. The Company expects that the final arrangement with the Government may not be confirmed within the year 2007.

F-17

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

In 2005, another subsidy of $64,100 was received for the Company’s research and development activities. This amount was put into use during the period. The final treatment of these funds may not be confirmed in 2007.

Note 11 - CAPITAL TRANSACTIONS

On February 15, 2006, the Company effected a one-for-three hundred ninety seven (1:397) reverse stock split of the outstanding shares of the Company’s common stock. As a result, the total number of outstanding shares of the Company’s common stock was reduced from 500,000,000 to 1,260,651 issued and outstanding.

On February 15, 2006, the Company also affected a one-for-ten (1:10) reverse stock split of the Company’s authorized shares of the Company’s preferred stock. As a result, the total number of authorized shares was reduced from 500,000,000 to 50,000,000.

Per the conversion rights set forth in the certificate of designation for the series “B” convertible preferred stock, at the same time that the amendment to the Company’s articles of incorporation was filed that created sufficient authorized shares of common stock to permit full conversion of all 48,000,000 series “B” preferred shares, all of the series “B” preferred shares automatically were converted into 10,745,548 shares of common stock that equaled to 89.5% of the total issued and outstanding shares.

In March 2006, the Company issued a total of 600,000 shares of the Company’s common stock to consultants, as more fully described in Note 15.

In November 2006, the Company issued a total of 139,350 shares of the Company’s common stock to consultants and non-executive director, as more fully described in Note 15.

In November 2006, the Company issued another 50,000 shares of the Company’s common stock to a consultant whereas the shares were fully transferred in January 2007 as more fully described in Note 15.

Note 12 - CONVERTIBLE DEBENTURES

On February 27, 2007, the Company entered into a Securities Purchase Agreement (the “Agreement”), with several institutional and accredited investors (the “Purchasers”) pursuant to which the Company sold to the Purchasers $4.075 million 8% convertible debentures due February 28, 2009 (the “Debentures”), and warrants to purchase 4,075,000 shares of the common stock of the Company (the “Warrants”), (collectively referred to as the “Transaction”). The initial conversion price of the debentures is $1.00 per share. The initial exercise price of the warrants is $1.20 per share with a life of three years. The conversion price and warrant exercise price are subject to downward adjustments should the Company issue more shares of common stock or securities convertible into common stock for capital raising activities for less than the conversion price or exercise price. Additional interest of 15% begins in June 2007 and continues through February 2008 after which the additional interest increases to 25% through the maturity date of the note.

F-18

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

The transaction closed on February 27, 2007. Gross proceeds from the sale to the Company were $4.075 million, of which $285,250 was paid to Pacific Ridge Capital who served as placement agent for the transaction and $52,500 was paid to consultants for the Purchaser in connection with the transaction. The Company also issued to the Placement Agent a warrant to purchase an aggregate of 570,500 shares with an exercise price of $1.00 per share with a life of five years. The value of the warrants issued to the placement agent was calculated as $643,277 using the Binomial Model. The total amount of the cash payments and the fair value of the warrants amounted to $981,027, which was recorded as deferred debenture expenses. These costs will be amortized to interest expense over the two year life of the convertibles debentures. For the six months and three months ended June 30, 2007, $163,504 and $122,628 were amortized to interest expense.

The Company determined the value of the Warrants using a binomial Model with a volatility of approximately 75%, which is calculated by using the historical closing prices of the Company’s common stock. According to APB No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, EITF-98-5, and EITF-00-27, the Company allocated the proceeds using relative fair value method and determined that the convertible debentures were issued with a beneficial conversion feature. As a result, on February 27, the allocated value of the warrants amounted to $1,944,425 and the beneficial conversion feature amounted to $2,130,575. The allocated value of the warrants and beneficial conversion feature totaling $4,075,000, was recorded as discount (or reduction in the carrying amount) of convertible debentures and additional paid-in capital and will be amortized over the two year life of the convertible debentures using the effective interest method. For the six and three months ended June 30, 2007, $592,020 and $500,102 were amortized as interest expenses. As of June 30, 2007, the carrying value of the convertible debentures was $397,642 accordingly.

Pursuant to the Agreement, starting in June 2007, The Company shall pay on a monthly basis, 4.77% of the principal of the Debenture (“Principal Repayment Amount”), and all accrued interest. At the Company's option, payment shall be in cash or shares of common stock with certain equity conditions are met, which include, among other things, the effectiveness of the Registration Statement. The following is the repayment schedule of the principal of the debt:

Amount
2007	$1,360,646
2008	2,332,536
2009	381,818
Thereafter	-
$4,075,000

In connection to the issuance of the debentures, the Company entered into a Registration Rights Agreement, in which a registration statement registering the resale of the common stock into which the Debentures are convertible and for which the Warrants are exercisable, as well as certain other shares of the Company's common stock is required to be filed with the Securities and Exchange Commission not later than April 13, 2007 and be declared effective by the SEC not later than May 28, 2007 if there is no SEC review of the Registration Statement, and June 27, 2007 if there is an SEC review. Failure to meet these deadlines will result in liquidated damages of 2% of the aggregate purchase price of the Debentures and Warrants per month, pro rated for partial periods. The Company filed the registration statement on June 1, 2007, however the Registration Statement has not become effective as June 30, 2007. The Company accrued liquidated damages totaling $141,267 at June 30, 2007.

F-19

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Following is a summary of the status of warrants outstanding at June 30, 2007:

Outstanding Warrants			Exercisable Warrants
Exercise Price	Number	Average Remaining Contractual Life	Average Exercise Price	Number
$ 1.20	4,075,000	4.67	$1.20	4,075,000
$ 1.00	570,500	4.67	$1.00	575,000

Following is a summary of the warrant activity:

Outstanding as of December 31, 2006	-
Granted	4,645,500
Forfeited	-
Exercised
Outstanding as of June 30, 2007	4,645,500

Note 13 - STATUTORY RESERVES

Statutory reserves represent restricted retained earnings. Based on the legal formation of the entities, Tianxing is required to set aside 10% of its net income as reported in its statutory accounts on an annual basis to the Statutory Surplus Reserve Fund. Once the total Statutory Surplus Reserve reaches 50% of the registered capital of the respective subsidiaries, further appropriations are discretionary. The Statutory Surplus Reserve can be used to increase the registered capital and eliminate future losses of the respective companies under PRC GAAP. The Company’s Statutory Surplus Reserve is not distributable to shareholders except in the event of liquidation.

Before January 1, 2006, Tianxing is also required on an annual basis to set aside at least 5% of after-tax profit, calculated in accordance with PRC accounting standards and regulations, to the Statutory Surplus Welfare Fund, which can be used for staff welfare of the Company. Effective from January 1, 2006, the appropriation to the Statutory Surplus Welfare Fund is no longer required. If the PRC subsidiaries provided the Statutory Surplus Welfare Fund, such amount shall be determined at the discretion of its board of directors.

The Reserve Fund can be used to increase the registered capital upon approval by relevant government authorities and eliminate future losses of the respective companies upon a resolution by the board of directors.

Appropriations to the above statutory reserves are accounted for as a transfer from retained earnings to statutory reserves. During the six months ended June 30, 2007, and 2006, the Company made total appropriations to these statutory reserves of $175,931, and $0, respectively.

There are no legal requirements in the PRC to fund these statutory reserves by transfer of cash to any restricted accounts, and the Company does not do so. These reserves are not distributable as cash dividends.

Note 14 - 2006 CONSULTANT STOCK PLAN

On February 22, 2006, the Company adopted the 2006 Consultant Stock Plan (the "Plan") under which 1,199,648 shares of common stock are available for issuance with respect to awards granted to independent consultants who are crucial to the future growth and success of the Company and its subsidiaries and affiliates. For the year ended December 31, 2006, a total of 789,350 shares were issued pursuant to the Plan.

F-20

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

On March 14, 2006, the Company entered into two-year consulting agreement with an independent consultant. The services to be rendered include consultation and advisory services relating to marketing of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 240,000 shares of common stock to the consultant on March 31, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of March 14, 2006 was $2.65 per share.

On March 27, 2006, the Company entered into a one-year consulting agreement with another independent consultant. The services to be rendered include consultation and advisory services relating to financing and restructuring of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 360,000 shares of common stock to the consultant on March 31, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of March 27, 2006 was $2.60 per share.

On October 24, 2006, the Company entered into three-month consulting agreement with another independent consultant. The services to be rendered include consultation and advisory services relating to investor relationship of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 28,750 shares of common stock to the consultant on October 24, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of October 24, 2006 was $1.75 per share.

On October 27, 2006, the Company entered into three-month consulting agreement with another independent consultant. The services to be rendered include financial and business consultation of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 15,600 shares of common stock to the consultant on October 27, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of October 27, 2006 was $1.75 per share.

On November 15, 2006, the Company entered into three-month consulting agreement with another independent consultant. The services to be rendered include marketing of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 25,000 shares of common stock to the consultant on November 15, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of November 15, 2006 was $1.8 per share.

F-21

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

On November 15, 2006, the Company passed a resolution to issue 70,000 shares of common stock as salary to a non-executive director. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of November 15, 2006 was $1.8 per share.

On December 11, 2006, the Company entered into one-year consulting agreement with another independent consultant. The service to be rendered includes equity research of the Company as mutually agreed upon between the parties. As consideration for the services to be rendered, the Company issued 50,000 shares of common stock to the consultant on December 11, 2006. These shares were issued pursuant to the 2006 consultant stock plan. The fair market value of the Company's common stock as of December 11, 2006 was $1.75 per share.

In accordance with SFAS 123R and EITF 96-18, the Company has accounted for the consulting agreements based on the fair market value of the Company's common stock at the commencement date of the individual consulting agreements. For the six months ended June 30, 2007, the Company charged $462,274 to expense associated with consulting agreements and recorded deferred consulting fees of $243,603 at June 30, 2007.

The deferred consulting fees will be charged to expenses as follows:

Years ending December 31

Amount
2007	$180,874
2008	62,729
Total	$243,603

Note 15 - TAXES

The Company is registered in the State of Nevada whereas its subsidiary, Skystar is a tax exempted company incorporated in the Cayman Islands and conducts all of its business through its PRC VIE, Xian Tianxing.

Xian Tianxing is subject to PRC’s Enterprise Income Tax. Pursuant to the PRC Income Tax Laws, Enterprise Income Taxes is generally imposed at a statutory rate of 33%, which comprises 30% national income tax and 3% local income tax. However, the Company has been approved as a new technology enterprise and under PRC Income Tax Laws, it is entitled to a preferential tax rate of 15%.

F-22

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

For the six months ended June 30, 2007 and 2006, the provision for taxes on earnings consisted of:

	2007	2006
Current PRC income tax expense
Enterprise income tax	$300,676	$78,980

The following table reconciles the U.S. statutory rates to the Company's effective tax rate as of June 30, 2007:

	2007	2006
U.S. Statutory rate	34.0%	34.0%
Foreign income not recognized in USA	(34.0)	(34.0)
China income taxes	15.0	15.0
Total provision for income taxes	15.0%	15.0%

The estimated tax savings due to the reduced tax rate for the six months ended June 30, 2007 and 2006 amounted to $398,682 and $206,291, respectively. The net effect on earnings per share if the income tax had been applied would decrease earnings per share for six months ended June 30, 2007 and 2006 to ($0.048) and $0.045, respectively.

The estimated tax savings due to the reduced tax rate for the three months ended June 30, 2007 and 2006 amounted to $321,120 and $173,702, respectively. The net effect on earnings per share if the income tax had been applied would decrease earnings per share for three months ended June 30, 2007 and 2006 to ($0.013) and $0.032, respectively.

Skystar Bio-Pharmaceutical Company was incorporated in the United States and has incurred net operating loss for income tax purpose for 2007. The net operating loss carry forwards for United States income tax purposes amounted to $3,608,516 which may be available to reduce future years’ taxable income. These carry forwards will expire, if not utilized, through 2026. Management believes that the realization of the benefits arising from this loss appears to be uncertain due to Company’s limited operating history and continuing losses for United States income tax purposes. Accordingly, the Company has provided a 100% valuation allowance at June 30, 2007. The valuation allowance at June 30, 2007 was $1,226,895 Management will review this valuation allowance periodically and make adjustment as warranted.

Note 16 - EARNINGS PER SHARE

Basic earnings per share (EPS) for the periods ended June 30, 2007 and 2006 were determined by dividing net income for the years by the weighted average number of common shares outstanding. Diluted earnings per share for the period ended June 30, 2006 included the effect of 48,000,000 shares of the Company’s series “B” convertible preferred stock, which were issued pursuant to the stock exchange transaction on November 7, 2005, as fully described in Note 1, and conferred with the right of conversion into common shares that equal 89.5% of the total issued and outstanding common stock, as more fully described in Note 12. The weighted average number of common shares outstanding was adjusted to account for the effects of the share exchange transaction as a reverse acquisition as fully described in Note 1.

F-23

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

The Company has retroactively adjusted the weighted average number of common shares outstanding by deeming that the one-for-three hundred ninety seven (1:397) and the one for ten (1:10) reverse stock split effective on February 15, 2006 had occurred as of the beginning of the earliest period presented.

 The following demonstrates the calculation for earnings per share:

	Three Months ended June 30,		Six Months ended June 30,
	2007	2006	2007	2006
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income for basic earnings per share	$148,311	$483,343	$(222,409)	637,235
Add: Interest expense for convertible note	81,108	-	110,991	-
Less: Discount on convertible debenture	(4,075,000)	-	(4,075,000)	-
Net income for diluted earnings per share	(3,845,581)	483,343	(4,186,418)	637,235

Weighted average shares used in basic computation	12,795,549	9,606,115	12,795,549	9,606,115
Diluted effect of convertible note	4,075,000	-	2,769,199	-
Diluted effect of warrants attached to convertible note	452,778	-	447,448	-
Diluted effect of warrants issued to placement agent	147,907	-	120,317	-
Weighted average shares used in diluted computation	17,471,234	9,606,115	16,132,513	9,606,115

Earnings per share
Basic	$0.01	$0.05	$(0.02)	$0.07
Diluted	$(0.22)	$0.05	$(0.26)	$0.07

Note 17 - RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

Related party receivables and payables
 Amounts receivable from and payable to related parties are summarized as follows:

	June 30,	December 31,
	2007	2006
Amounts due from shareholders:
Ms. Aixia Wang	66	-
Mr. WeiBing Lu	49,594	-
Mr. Wei Wen	14,934
Total	$64,594	$-

Amount due to a related company:
TainXing digital-a company owned by a director	16,438	16,025
Xingji Company -a company owned by a director's wife	4,526
Total	$20,964	$16,025

F-24

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

Note 18 - COMMITMENTS AND CONTINGENCIES

(a)   Lease commitments

The Company recognizes lease expense on a straight line basis over the term of the lease in accordance to SFAS. 13, “Accounting for leases”. The Company has entered into a tenancy agreement for the lease of factory premises for a period of ten years from October 1, 2004 to September 30, 2014 with an annual rent of $11,062, which is subject to a 10% increase every four subsequent years. The Company’s commitments for minimum rental payments under this lease for the next five years and thereafter are as follows:

Years ending December 31:
2007	$5,530
2008	11,216
2009	12,247
2010	12,247
2011	12,247
Thereafter	36,126
$89,613

Rental expense for the six months ended June 30, 2007 and 2006 amounted to $5,530 and $5,489, and for the three months ended June 30, 2007 and 2006 amounted to $3,050 and $2,603, respectively.

(b)   Legal proceedings

The Company has learned that Gregory Evans (“Plaintiff”) filed suit against the Company, R. Scott Cramer, Steve Lowe and David Wassung (“Defendants”) in State of Nevada District Court in Clark Country, Nevada, alleging causes of action for “Refusing to Call Vote of Shareholders” and “Conversion” on or about November 18, 2005. The Company has not been served with a summons or complaint in the matter. The Company denies the Plaintiff’s claims and intends to vigorously defend against them if such complaint is properly served on the Company.

F-25

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2007
(UNAUDITED)

The Company has learned that Andrew Chien (“Plaintiff”) filed suit against the Company, R. Scott Cramer, Steve Lowe, David Wassung and Weibing Lu (“Defendants”) in United States District Court for the District of Connecticut, alleging causes of action for violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. The Company has not been properly served with a summons or complaint in the matter. The Company denies the Plaintiff’s claims and intends to vigorously defend against them if such complaint is properly served on the Company.

Other than the above described legal proceeding, the Company is not aware of any legal proceedings in which purchasers, any director, officer, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any affiliate of purchaser, or of any such director, officer, affiliate of the Company, or security holder, is a party adverse to Company or has a material interest adverse to the Company. No provision has been made in the consolidated financial statements for the above contingencies.

(c)    Ownership of leasehold property

In 2005, one of the shareholders contributed a leasehold office building as additional capital of Xian Tianxing. However, the title of the leasehold property had not passed to the Company. Management believes, there should be no legal barriers for the shareholder to transfer the ownership to the Company.

However, in the event that the Company fails to obtain the ownership certificate for the leasehold building, there is the risk that the buildings need to be vacated as illegitimate ownership. Management believes that this possibility while present is very remote. As a result, no provision has been made in the financial statements for this potential occurrence.

F-26

SKYSTAR BIO-PHARMACEUTICAL COMPANY

SHARES

COMMON STOCK

PROSPECTUS

__________, 2007

You should rely only on the information contained in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. This prospectus may be used only where it is legal to sell these securities. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

F-27

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Article 7 of our Articles of Incorporation and Nevada’s Revised Business Statutes, the Company adopted Bylaws with the following indemnification provisions for our directors and officers:

“Section 8.1. Indemnification. No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim of liability; including power to defend such person from all suits as provided for under the provisions of the Nevada Corporation Laws; provided, however that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own gross negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

            Section 8.2. Other Indemnification. The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

            Section 8.3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against liability under the provisions of this Article VIII or the laws of the State of Nevada.

            Section 8.4. Settlement by Corporation. The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.”

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

ITEM 25.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an estimate of the costs and expenses payable by Skystar in connection with the offering described in this registration statement. All of the amounts shown are estimates except the Securities and Exchange Commission Registration Fee:

Securities and Exchange Commission Registration Fee	$152.37
Printing Fees	$10,000
Accounting Fees and Expenses	$50,000
Legal Fees and Expenses	$50,000
Miscellaneous	$10,000
Total	$120,152.37

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

As described in the Prospectus Summary above, under the heading “Recent Financing”, on February 28, 2007, we entered into a Securities Purchase Agreement dated February 26, 2007 (the “Agreement”) with several institutional and accredited investors (the “Purchasers”) pursuant to which the Company sold to the Purchasers $4.075 million in aggregate principal amount of 8% convertible debentures due February 28, 2009 (the “Convertible Debentures”), and warrants to purchase 4,075,000 shares of the common stock of the Company (the “Warrants”), in a private placement pursuant to Regulation D under the Securities Act of 1933. Gross proceeds from the sale to the Company were $4.075 million, of which $285,250 was paid to Pacific Ridge Capital who served as placement agent (the “Placement Agent”) for the transaction and $52,500 were paid to counsel for the Purchasers in connection with the transaction. The Company also issued to the Placement Agent and its designees a warrant to purchase an aggregate of 570,500 shares with an exercise price of $1.00 per share and will have an expiration date of February 28, 2012.

On February 15, 2006, the Company effected a one-for-three hundred ninety seven (1:397) reverse stock split of the outstanding shares of the Company’s common stock. As a result, the total number of outstanding shares of the Company’s common stock was reduced from 500,000,000 to 1,260,651 issued and outstanding.

On February 15, 2006, the Company also affected a one for ten (1:10) reverse stock split of the Company’s authorized shares of the Company’s preferred stock. As a result, the total number of authorized shares was reduced from 500,000,000 to 50,000,000. Per the conversion rights set forth in the certificate of designation for the series “B” convertible preferred stock, at the same time that the amendment to the Company’s articles of incorporation was filed that created sufficient authorized shares of common stock to permit full conversion of all 48,000,000 series “B” preferred shares, all of the series “B” preferred shares automatically were converted into 10,745,548 shares of common stock that equaled to 89.5% of the total issued and outstanding shares.

In March 2006, the Company issued a total of 600,000 shares of the Company’s common stock to consultants. This transaction was made in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The shares were issued to an entity qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

In October 2006, the Company issued a total of 44,350 shares of the Company's common stock to consultants. This transaction was made in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The shares were issued to an entity qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

In November 2006, the Company issued a total of 95,000 shares of the Company’s common stock to a consultant and a non-executive director. These transactions were made in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The shares were issued to an entity qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

In December 2006, the Company issued another 50,000 shares of the Company’s common stock to a consultant. This transaction was made in reliance upon the exemption from registration set forth in Section 4(2) of the Act. The shares were issued to an entity qualified as an "accredited investor," as that term is defined in the Act. The following conditions were all met with respect to this transaction: (1) the Company did not advertise this issuance in any public medium or forum, (2) the Company did not solicit any investors with respect to this issuance, (3) the Company did not publicize any portion of the purchase or sale of the shares issued, (4) none of the shares issued were offered in conjunction with any public offering, and (5) neither the Company nor the investor paid any fees to any finder or broker-dealer in conjunction with this issuance.

Pursuant to the Share Exchange Agreement described under the section above titled “Description of Business”, the Company issued shares of the Company’s Series B Preferred Stock (the “CGPN Shares”) to the Skystar Shareholders in exchange for 100% of the common stock of Skystar. The CGPN Shares issued are convertible, in the aggregate, into a number of shares of the Registrant’s common stock that would equal 89.5% of the outstanding shares of the Registrant’s common stock, if the shares were to be converted on the Closing Date. The issuance of the CGPN Shares to the Skystar Shareholders pursuant to the Exchange Agreement was exempt from registration under the Securities Act pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations of the Skystar Shareholders which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On November 7, 2005, the Company issued 201,849,516 (pre 1-for-397 Reverse Split) shares of common stock valued at approximately $0.0025 per share (the average price over the last 90 trading days prior to September 1, 2005, the date on which the Board authorized the issuances for amounts owed to Mr. Cramer, Mr. Lowe and Mr. Wassung) to its former Chief Executive Officer and current Director, R. Scott Cramer, as payment for accrued salary and expenses owed to him in the amount of $573,270. On November 30, 2005, the Company also issued 68,100,454 (pre 1-for-397 Reverse Split) shares of common stock valued at approximately $0.0025 per share to its former officer and Director, Steve Lowe, as payment for accrued salary and expenses owed to him in the amount of $195,954. On November 7, 2005, the Company also issued 46,511,365 (pre 1-for-397 Reverse Split) shares of common stock valued at approximately $0.0025 per share to its former Director, David Wassung, as payment for accrued salary and expenses in the amount of $133,833. These transactions were exempt from registration requirements in reliance on Section 4(2) of the Securities Act of 1933 and pursuant to Regulation D promulgated thereunder. The Registrant did not engage in general solicitation or advertising in making this offering and each acquirer occupied an insider status relative to the Company that afforded to him effective access to the information registration would otherwise provide.

ITEM 27.  EXHIBITS.

Exhibit Number	Description

2.1	Share Purchase Agreement by and between The Cyber Group Network, Inc. and Howard L. Allen and Donald G. Jackson (shareholders of Hollywood Entertainment Network, Inc.) dated May 12, 2000 (1)

2.2	Plan of Merger Agreement between The Cyber Group Network Corp. and CGN Acquisitions Corporation dated December 7, 2000 (2)

2.3
Share Exchange Agreement between The Cyber Group Network Corporation, R. Scott Cramer, Steve Lowe, David Wassung and Skystar Bio-Pharmaceutical, and the Skystar Shareholders dated September 20, 2005 (3)

3.1	Charter of The Cyber Group Network Corporation as filed with the State of Nevada (4)

3.2	Certificate of Amendment and Certificate of Change (6)

3.3	Company Bylaws (5)

5.1	Opinion of Richardson & Patel LLP (12)

10.1	Form of Securities Purchase Agreement, dated as of February 26, 2007 by and among the Company and the Purchasers (8)

10.2	Form of Class A Convertible Debenture (8)

10.3	Form of Class B Convertible Debenture (8)

10.4	Form of Class A Warrant (8)

10.5	Form of Class B Warrant (8)

10.6	Form of Registration Rights Agreement, dated as of February 26, 2007 by and among the Company and the Purchasers (8)

10.7	Form of Company Principal Lockup Agreement (8)

10.8	Consulting Services Agreement between Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd., Xian Tianxing Bio-Pharmaceutical Co., Ltd. dated October 28, 2005 (4)

10.9
Equity Pledge Agreement between Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd. and Xian Tianxing Bio-Pharmaceutical Co., Ltd. (“Xian Tianxing”) and Xian Tianxing’s Majority Shareholders dated October 28, 2005 (4)

10.10
Operating Agreement between Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd., and Xian Tianxing Bio-Pharmaceutical Co. (“Xian Tianxing”), Xian Tianxing’s Majority Shareholders, Ltd. and Weibing Lu dated October 28, 2005 (4)

10.11
Proxy Agreement between Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd. and Xian Tianxing Bio-Pharmaceutical Co. (“Xian Tianxing”), Xian Tianxing’s Majority Shareholders and Weibing Lu dated October 28, 2005 (4)

10.12
Option Agreement between Skystar Bio-Pharmaceutical (Cayman) Holdings, Co., Ltd. and Xian Tianxing Bio-Pharmaceutical Co., Ltd. (“Xian Tianxing”), Xian Tianxing Majority Shareholders and Weibing Lu dated October 28, 2005 (4)

16.1	Letter from Weinberg & Company, P.A. (7)

16.2	Letter from GC Alliance Limited (9)

16.3	Letter from Moore Stephens Wurth Frazer & Torbet LLP (10)

16.4	Letter from Schwartz Levitsky Feldman LLP (11)

23.1	Consent of Moore Stephens Worth Frazer and Torbet LLP (12)

24.1	Power of Attorney (included at page II-8 )

(1)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on June 1, 2000.

(2)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on January 12, 2001.

(3)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on September 26, 2005.

(4)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on November 14, 2005.

(5)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on December 21, 2005.

(6)	Incorporated by reference from the Registrant’s Annual Report on Form 10-KSB filed on April 17, 2006.

(7)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on January 27, 2006.

(8)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on March 5, 2007.

(9)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on March 3, 2006.

(10)	Incorporated by reference from the Registrant’s Current Report on Form 8-K/A filed on March 8, 2007.

(11)	Incorporated by reference from the Registrant’s Current Report on Form 8-K filed on April 30, 2007.

(12)	Filed herewith.

ITEM 28.  UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Securities and Exchange Commission ("SEC") pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

(2)
For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5)
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the SEC declared it effective.

(6)
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 to be signed on its behalf by the undersigned, in the City of Xian, Shaanxi Province, P.R. China on September 13, 2007.

SKYSTAR BIO-PHARMACEUTICAL COMPANY (Registrant)

Date: September 13, 2007	By:	/s/ Weibing Lu
Weibing Lu Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Weibing Lu and Ms. Erna Gao as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN ACCORDANCE THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Title	Date

/s/ Weibing Lu	Chief Executive Officer and Director	September 13, 2007
Weibing Lu	(Principal Executive Officer)

/s/ Erna Gao	Chief Financial Officer and Director	September 13, 2007
Erna Gao	(Principal Financial and Accounting Officer)

/s/ Wei Wen	Secretary and Director	September 13, 2007
Wei Wen

/s/ Xinya Zhang	Director	September 13, 2007
Xinya Zhang

/s/ R. Scott Cramer	Director	September 13, 2007
R. Scott Cramer